Filed by Coastline Corporate Services, Inc. – 727-596-6095

As filed with the Securities and Exchange Commission November 13, 2007	REGISTRATION NO. 333-137710

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

IDENTICA HOLDINGS CORPORATION

(Name of Small Business Issuer in its Charter)

Nevada	5072	56-2548271
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

Identica Holdings Corporation

6807 S. MacDill Avenue

Tampa, FL 33611

(813) 642-3479

  (Address and telephone number of

principal executive offices and principal

place of business)

Edward A. Foster

Chief Executive Officer

Identica Holdings Corporation

6807 S. MacDill Avenue

Tampa, FL 33611

(813) 642-3479

(Name, address and telephone

number of agent for service)

Copies of all Communications to:

David Lubin & Associates, PLLC

David Lubin, Esq.

26 E. Hawthorne Avenue

Valley Stream, NY 11580

Telephone No.: (516) 887-8200

Facsimile: (516) 887-8250

Approximate date of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.□

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. □

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $.001	11,932,489		$1.00(2)	$11,932,489	$366.63
Common Stock, par value $.001	16,274,572		$0.37(3)	$6,021,592	$184.86
Common Stock, par value $.001	2,308,000		$0.25(4)	$577.00	$17.71
Common Stock, par value $.001	20,000,000		$0.25(5)	$5,000,000	153.50
Common Stock, par value $.001
Total	50,515,061				$722.70	(6)

In the event of a stock split, stock dividend or similar transaction involving our shares of common stock, the number of shares registered shall automatically be increased to cover the additional shares of shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown. Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $1.00 per share.

Represents the number of shares of common stock that may be sold by the selling security holders following the exercise of an aggregate of 16,274,572 warrants. Pursuant to Rule 457(g), calculated based upon the weighted-average exercise price of various warrants held by the selling security holders with exercise prices ranging from $0.15 per share to $ 0.70 per share.

Represents the number of shares of common stock that may be sold by the selling security holders following the conversion of convertible notes. Pursuant to Rule 457(g), calculated based upon the conversion price of convertible notes held by the selling security holders.

1)

Represents shares of common stock issuable by the Registrant upon the conversion of the Series “A” preferred shares at a conversion price of $0.25 per share.

2)

 Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE

i

IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______, 2007

IDENTICA HOLDINGS CORPORATION

 50,515,061 shares of common stock

The prospectus relates to the resale by certain selling security holders of Identica Holdings Corporation, of up to 50,515,061 shares of common stock in connection with the resale of:

•

20,000,000 shares of common stock issuable upon the conversion of Series “A” preferred shares held by selling security holders;

•

 16,274,572 shares of common stock issuable upon the exercise of warrants held by selling security holders;

•

11,932,489 shares of common stock held by selling security holders; and

•

2,308,000 shares of common stock issuable upon the conversion of convertible notes held by selling security holders.

Upon the effectiveness of this prospectus, the selling security holders will sell at a price per share of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Each of the selling stockholders may be deemed to be an "underwriter", as such term is defined in the Securities Act of 1933. The selling stockholders may sell the shares from time to time at the prevailing market price or in negotiated transactions.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of October 31, 2007, we had 11,932,489 shares of common stock issued and outstanding.  Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $1.00 per common share.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE  6 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2007

Part I

OPERATIONS	43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	52
EXECUTIVE COMPENSATION	53
WHERE YOU CAN FIND MORE INFORMATION	54
FINANCIAL STATEMENTS	F-1

Until ______ , 2008 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

Identica Holdings Corporation

We are a US-based, international manufacturer and distributor of cost-effective, next-generation biometric identification solutions for identifying individuals. Biometric identification is the ability to recognize an individual using a measurable, physical characteristic or personal behavioral trait to undeniably recognize that identity.

The December 31, 2006 audit report accompanying our audited, consolidated financial statements contains an explanatory paragraph from our auditors which expresses substantial doubt about our ability to continue as a going concern. For the years ended December 31, 2006 and 2005, we experienced net losses of $2,085,601 and $778,379, respectively.  As of June 30, 2007 and December 31, 2006, we had an accumulated deficit of $4,008,177 and $2,986,789, respectively.

We have an exclusive, perpetual distribution agreement with TechSphere Co., Ltd. of South Korea to supply the Vascular Pattern Recognition Scanner and customization and development services in the territories of Canada, the United States, Mexico and the Caribbean Islands. For the six months ended June 30, 2007, we had sales of $119,164. We currently generate 57% of our revenues from sales in the United States, 35.4% from sales in Canada and 7.6% from sales in South America. As of September 15, 2007, TechSphere has agreed to extend our exclusivity to include Central and South America, Western and Eastern Europe, extending from the United Kingdom to the whole of the Russian Federation and Israel.  TechSphere also agreed to eliminate the minimum purchase requirement contained in our current agreement to be replaced by a series of structured payments.

Our principal markets consist of organizations seeking the ability to control access to restricted areas, known in our industry as “access control” systems, and organizations seeking the ability to track the amount of time individuals are at work, known as “time and attendance” systems. we have both formal and informal marketing arrangements with various resellers/integrators in the Americas ranging from medium-sized regional companies to major international corporations, including access control original equipment manufacturers (“OEMs”), security system integrators, and security industry resellers. These formal relationships are represented by executed reseller agreements requiring committed actions by both parties.  These channel representatives are offering our products to their customers as responses to requests for proposals or are listing our products in their catalogues. No individual OEM, integrator or reseller alone is material to our current business.

Corporate Information

We were incorporated under the laws of the State of Nevada on November 18, 2005 for the purpose of acquiring and operating the business of Identica Canada Corp. Our principal executive offices are located at 6807 S. MacDill Avenue, Tampa, Florida 33611, and our telephone number is (813) 642-3479. Our website is located at www.identicacorp.com. Information on our website is not part of this prospectus. We have four wholly-owned subsidiaries – Identica Corp. USA, Inc., our U.S. sales headquarters; Identica Canada Corp., our Canadian sales and support headquarters; Identica Corp. TEC, Inc., our US-based technical support and training facility; and, Identica Corp. PLC a newly, chartered United Kingdom Corporation.

  The Offering

Securities offered:

The selling stockholders are offering hereby up to 50,515,061 shares, comprised of the following:

 -   20,000,000 shares of common stock issuable upon the conversion of the Series “A” Preferred Stock;

-   16,274,572 shares of common stock issuable upon the exercise of common stock purchase warrants, including 1,624,572 warrants at an exercise price of $0.70 per share,  13,650,000 warrants at an exercise price of $0.35, and 1,000,000 warrants at an exercise price of $0.15 per share;

-  11,932,489 shares of common stock currently held by the selling stockholders; and

-  2,308,000 shares of common stock underlying convertible notes in the principal amount of $577,000.

Offering price:	$1.00 per share until our shares are quoted on the OTC Bulletin Board.

Shares outstanding prior to offering:	11,932,489

Shares outstanding after offering:	11,932,489
Shares outstanding if all warrants are exercised , all Series “A” preferred shares and all notes are converted:	50,515,061
Market for the common shares:

There is no public market for our common shares. We intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board after the date of this prospectus. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling security holders. However, we will receive proceeds of up to $6,064,700 from the exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

  Summary Financial Data

Our operations commenced on January 23 , 2003 with the formation of Identica Corp. (later renamed Identica Canada Corp. ) as an Ontario, Canada Corporation. Identica Canada Corp. became a wholly-owned subsidiary as a result of the transaction contemplated by the Share Exchange Agreement, dated November 18, 2005, among Identica Canada Corp. and its stockholders .. We have a limited operating history, and, in 2004, Identica Canada Corp.’s fiscal year end, formerly October 31, was changed to December 31. The following summary audited financial information represents, and is taken from, the results of operations for Identica

Canada Corp. and for Identica Holdings Corporation for the three year period ended December 31, 2006 and includes Results of Operations and Balance Sheet data from the both audited December 31, 2005 and December 31, 2006 financial statements .. The information contained in this table should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and accompanying notes included in this prospectus.

	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2006	Six Month Period Ended June 30, 2007
Results of Operations	(restated audited)	(audited)	(unaudited)

Revenue	$ 25,269	$ 155,638	$ 119,164
Gross Margin	5,705	60,300	69,354
Operating Income (Loss)	(769,844)	(1,822,543)	(936,886)
Net Income (Loss)	(778,379)	(2,085,601)	(1,021,388)
Income (Loss) per share	(.07)	(.14)	(.09)
Avg. Shares Outstanding	11,343,836	15,358,838	11,932,489

	As of December 31, 2005	As of December 31, 2006	As of June 30, 2007
Balance Sheet Data	(restated audited)	(audited)	(unaudited)

Working Capital (Deficiency)	$ (13,323)	$ (2,234,370)	$ (100,867)
Total Assets	417,877	899,151	1,372,987
Short Term Debt	273,396	2,989,071	1,351,203
Long-term Debt	304,205	-	-
Total Stockholders Equity (Deficit)	(159.724)	(2,089,920)	21,784

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risks Related to Our Company and Our Industry

Our auditors have expressed substantial doubt about our ability to continue as a “going concern”, and you may lose your entire investment in our Company.

Our business has no record of profitability and it may never become profitable.   As of June 30, 2007, we had an accumulated deficit of $4,008,177 and from inception to June 30, 2007 a total comprehensive loss of $4,155,371. As of December 31, 2006, we had an accumulated deficit of $2,986,789 and a negative working capital of $2,234,370.  Our ability to obtain profitability in the future depends in part on the rate of growth of our target markets, the acceptance of our products and services, the competitive position of our products and services, our ability to develop new products and our ability to manage expenses. If we continue incurring losses and fail to achieve profitability, we may have to cease our operations and you may lose your entire investment.

Our financial condition raises substantial doubt that we will be able to operate as a “ going concern”, and Our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements ..  These financial statements do not include any adjustments that might result from the uncertainty as to whether we will achieve status as a “going concern”. Our ability to achieve status as a “going concern” is dependent upon our generating cash flow sufficient to fund operations and to pay our debt obligations.  Our business plans may not be successful in addressing these issues.  If we cannot achieve status as a “going concern”, you may lose your entire investment in our Company.

We do not have sufficient cash on hand. If we do not generate sufficient revenues from sales, we will be unable to continue our operations ..

Although we currently have approximately $500,000 cash on hand we estimate that within the next 12 months we will need $2,016,000 for operations. We cannot guarantee that we will achieve our projected revenue level of approximately $200,000 per month over the next twelve months. We recognize that if we are unable to generate sufficient revenues, we will not be able to earn profits or continue operations.

There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will continue to generate enough operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We operate a global business that exposes us to additional risks such as currency fluctuations, the ability to collect off-shore receivables, and political instability.   These additional risks may increase our cost of doing business, and if we don’t manage these risks, our revenue and profitability could be directly, negatively affect ed.

We anticipate generating a significant part of our revenue from international sales. Currently approximately 43% of our revenues are derived from outside the United States. Operations outside of the United States may be affected by , unexpected changes in regulatory requirements for biometric products; changes in trade protection laws, policies and measures, and other regulatory requirements affecting trade and investment; social, political, labor, or economic conditions in a specific country or region; and difficulties in collecting receivables; and managing foreign operations. In addition, if we generate a significant part of our revenues in foreign currencies, we must translate those revenues, income and expenses, as well as assets and liabilities, into U.S. dollars at exchange rates in effect during, or at the end of, each reporting period. Therefore, increases or decreases in the value of the U.S. dollar against foreign currencies such as the Canadian Dollar and the Mexican Peso, for example, will affect our net revenues, operating income and the value of balance sheet items denominated in those foreign currencies. Significant fluctuations in exchange rates between the U.S. dollar and foreign currencies may adversely affect our future net revenues.

  We operate in a highly competitive market and compete with companies that have significantly larger operations and greater financial resources; we may not be able to compete effectively against such companies, which could result in additional losses.

We are subject to extensive competition from numerous competitors. We cannot assure you that we will be able to compete successfully or that competitive pressures will not damage our business.

  Our competition includes:

•

traditional non-biometric access control and time-and-attendance hardware and software vendors;

•

biometric companies such as Ingersoll Rand Company Limited - Recognition Systems and Identix Incorporated.

  Many of our competitors are larger and have substantially greater financial, distribution and marketing resources. If we cannot compete successfully against such competitors, it will impair our ability to maintain our market position. If we are unable to maintain our market position, we may not be able to achieve profitability, and you may lose your entire investment in us.

We rely on the services of our key personnel, and if we are unable to retain our current personnel, our ability to develop and successfully market our products and services could be harmed.

We rely upon the continued service and performance of a relatively small number of key technical and senior management personnel. If we lose any of our key technical or senior management personnel, or are unable to fill key positions, our business could be harmed. As a result, our future success depends on our retention of key employees, such as Edward Foster and Terry Wheeler. We rely on these individuals for the management of our company, development of our business strategy and management of our strategic relationships. Both of these individuals are committed to devoting substantially all of their time and energy to us through their respective consultancy agreements; they are each contractually obligated to provide no less than 40 hours a week to the company. Any of these employees could leave our company with little or no prior notice. We do not have “key person” life insurance policies covering any of our employees. Additionally, there are a limited number of qualified technical personnel with significant experience in the design, development, manufacture, and sale of biometric devices using vascular pattern recognition technology, and we may face challenges hiring and retaining these types of employees.

Our ability to compete will be harmed if we are unable to adequately protect our territorial exclusivity and/or our intellectual property rights. This would result in our spending additional funds to protect or defend these rights, and which may negatively affect our profitability.

We rely primarily on contractual restrictions to maintain and protect our territorial exclusivity for the distribution of the Vascular Pattern Recognition Scanner. We currently have exclusive distribution rights in Canada, the United States, Mexico, and the Caribbean Islands. TechSphere has agreed in writing to amend our distribution agreement to include all of Europe, Central and South America, Israel and the Russian Federation. We further rely upon trade secrets to protect our proprietary designs of the Universal Controller, and upon copyright notifications imbedded in the software and displayed on proprietary user and technical documentation to protect our IONcontrol software. These afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to obtain copy or use information that we regard as proprietary, such as product design, and software source code.

Moreover, policing any unauthorized use of our products is difficult and costly, and we cannot be certain that the measures we have implemented will prevent misappropriation or unauthorized use of our technologies, particularly in foreign jurisdictions where the laws may not protect our proprietary rights as fully as the laws of the United States. Others may independently develop substantially equivalent intellectual property or otherwise gain access to our trade secrets or intellectual property. Our failure to effectively protect our intellectual property and our distribution rights could harm our business and negatively impact our revenues, which will reduce our profitability.

Assertions by third parties of infringement by us of their intellectual property rights could result in significant costs and cause our operating results to suffer.

The software and biometric technology industries are characterized by vigorous protection and pursuit of intellectual property rights and positions, which has resulted in protracted and expensive litigation for many companies. Although we are not currently a party to legal action alleging our infringement of third-party intellectual property rights, in the future we may receive letters from various industry participants alleging infringement of patents, trade secrets or other intellectual property rights. Any lawsuits resulting from such allegations could subject us to significant liability for damages and invalidate our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention, therefore adversely impacting our profitability.

Any potential intellectual property litigation also could force us to do one or more of the following:

•

stop selling products or using technology that contain s the allegedly infringing intellectual property;

•

pay damages to the party claiming infringement;

•

attempt to obtain a license to the relevant intellectual property, which may not be available on reasonable terms or at all; and

•

attempt to redesign those products that contain the allegedly infringing intellectual property.

In the future, the outcome of a dispute may be that we would need to develop non-infringing technology , increasing our research and development expenses, or to enter into royalty or licensing agreements which may increase our cost of goods sold.

If our resellers/integrators do not effectively market our products, we may not generate significant sales , which would adversely affect our revenues and reduce our profits.

to assist in marketing, selling and distributing our products, we have established both formal contract as well as informal relationships with approximately 34 active resellers/integrators. Historically, all of our sales efforts are as a result of these third parties. We believe that establishing a network of resellers/integrators that have extensive and specific knowledge of the various applications in the access control, time and attendance and personal identification industries is important for us to succeed in these market sectors. If we no longer have a relationship with any one of these parties, we do not think there would be a material, negative effect on our business. We cannot assure you that our current or future resellers/integrators will market our products at sufficient levels or provide us with adequate support. If a significant number of our resellers/integrators under-perform, or if a significant number of our marketing relationships are terminated or otherwise disrupted, our operating performance, results of operations and financial condition will be adversely affected to such an extent that we might be forced to restructure, sell some of our assets or curtail our operations, any of which would have a detrimental effect on the value of our common stock.

Our officers have no experience in managing a public company, which increases the risk that we will be unable to establish and maintain all disclosure and internal controls and meet the public reporting and the financial requirements for our business.

We are highly dependent on our officers to develop and operate and manage our business. Although our officers have substantial business experience, they have no experience in managing a public company. They have no experience in establishing and maintaining disclosure controls and procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accounting firm is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accounting firm is unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Risks Related to our Common Stock

Our principal stockholders have significant voting power and may take actions that may not be in the best interest of our other stockholders.

Our executive officers, directors and principal stockholders, beneficially own approximately 50.39% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval of our stockholders, including the election and removal of directors and the approval of mergers or other business combinations. This concentration of control could be disadvantageous to other stockholders whose interests are different from those of our officers, directors and principal stockholders.

  There is a significant risk of our common stockholders being diluted as a result of our outstanding convertible securities.

Although we currently have 11,932,489 shares of common stock issued and outstanding, if all our outstanding warrants, preferred shares and convertible debentures were exercised and converted, we would have 50,515,061 shares of common stock issued and outstanding. Accordingly, a common stockholder has a significant risk of having its interest in our company being significantly diluted.

The large number of shares eligible for immediate and future sales may depress the price of our stock.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $.001 par value per share and 5,000,000 shares of preferred stock, $.001 par value per share. As of October 31, 2007, we had 11,932,489 shares of common stock outstanding; 5,000,000 shares of Series “A” preferred which are convertible into a total of 20,000,000 shares of common stock; outstanding convertible notes which are convertible into 2,308,000 shares of common stock; and, warrants which are exercisable into a total of 16,274,572 shares of common stock.

  The conversion and/or exercise of these outstanding convertible securities will have an immediate dilutive effect on our shareholders and on your investment.

Our board of directors has the authority to issue additional shares of common stock up to the authorized amount stated in our Articles of Incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the company.

Additional financings may dilute the holdings of our current stockholders.

In order to provide capital for the operation of the business, we may enter into additional financing arrangements. These arrangements may involve the issuance of new shares of common stock, preferred stock that is convertible into common stock, debt securities that are convertible into common stock or warrants for the purchase of common stock. Any of these items could result in a material increase in the number of shares of common stock outstanding, which would in turn result in a dilution of the ownership interests of existing common stockholders. In addition, these new securities could contain provisions, such as priorities on distributions and voting rights, which could affect the value of our existing common stock.

Our common stock is considered a “penny stock” and may be difficult to sell when desired.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. Once our common stock becomes eligible for quotation in the OTC bulletin board, we expect that the market price for shares of our common stock to be less than $5.00 per share. The designation of our common stock as a “penny stock” requires any broker or dealer selling these securities to disclose specified information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of stockholders to sell their shares. In addition, since our common stock is currently quoted on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase our shares or a lack of market makers to support the stock price.

There is currently no public market for our shares and if such a market materializes, our stockholders may still not be able to resell their shares at or above the price at which they purchased their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. If all the warrants were exercised, we would receive an aggregate $6,064,700. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes and payment of outstanding debt in accordance with their respective terms.

DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there has been no public market for our securities. As of October 31, 2007, we had 11,932,489 shares of common stock issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a price of $1.00 per common share. If our shares of common stock become eligible for trading on the Bulletin Board, the selling security holders will sell their shares at prevailing market prices or privately negotiated prices. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.   This offering price was determined based on the sales prices of our common stock in private placements we completed , and our business prospects during the next 12 months.

SELLING SECURITY HOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling security holders. Other than as indicated below, none of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. We will not receive any proceeds from the resale of the common stock by the selling security holders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling security holders, none of the selling security holders will continue to own any shares of our common stock, other than as indicated otherwise.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. The percentages below are calculated based on 11,932,489 shares of our common stock issued and outstanding as of October 31, 2007.

Selling Security Holder	Common Stock Beneficially Owned Before Offering	Shares Of Common Stock Being Of fered in the Offering(1)	Common Stock Beneficially Owned After Offering	Percent After Offering
eRoomSystem Technologies, Inc. (3)(7)	2,666,667	2,666,667	0.00	0.00%
1462869 Ontario Inc.(2)(4)(7)	4,500,000	4,500,000	0.00	0.00%
Faward Consulting Corp.(2)(5)(7)	3,000,000	3,000,000	0.00	0.00%
SDS – Sonsitar Data Services Inc.(6)(7)	1,500,000	1,500,000	0.00	0.00%
Margreat Inc.(8)	166,667	166,667	0.00	0.00%
ASSIF S.A(9)	166,667	166,667	0.00	0.00%
Ruth Gillian Dohany(10)	166,667	166,667	0.00	0.00%
Judith Greenwood(11)	166,667	166,667	0.00	0.00%
Rachelle Heller (12)	333,333	333,333	0.00	0.00%
Jay Smith(13)	666,667	666,667	0.00	0.00%
Evelyn Jacobs(14)	100,000	100,000	0.00	0.00%
David Heller(15)	333,333	333,333	0.00	0.00%
Frieda Wolman(16)	666,667	666,667	0.00	0.00%
Evelyn Gestetner(17)	566,666	566,666	0.00	0.00%
Philip Reichmann(18)	666,667	666,667	0.00	0.00%
Cesar Rego(2)(19)(27)(130)	77,500	77,500	0.00	0.00%
Daniel Bird(2)(20)(130)	67,500	67,500	0.00	0.00%
Nate Begay(21)(130)	27,500	27,500	0.00	0.00%
Rodney Holder(22)(130)	100,000	100,000	0.00	0.00%
Kwang Ho Lee(2)(23)(130)	27,500	27,500	0.00	0.00%
Colin Wright(2)(24)(27)	150,000	150,000	0.00	0.00%
Joseph Cruz (2)(25)(27)	150,000	150,000	0.00	0.00%
Gerald Wiseberg(2)(26)(27)	50,000	50,000	0.00	0.00%
Island Capital Management LLC(28)(33)	15,821	15,821	0.00	0.00%
Spartan Securities Group, Ltd.(29)	147,142	147,142	0.00	0.00%
Carl Dilley(30)(33)	43,429	43,429	0.00	0.00%
Mark Fessler(31)(33)	162,857	162,857	0.00	0.00%
Micah Eldred(28)(29)(32)(33)	195,534	195,534	0.00	0.00%
James Albritton(34)	137,143	137,143	0.00	0.00%

Phillip Bucknell(35)	50,000	50,000	0.00	0.00%
Richard T. Carbaugh(36)	162,857	162,857	0.00	0.00%
Ed Ellsasser(37)	54,286	54,286	0.00	0.00%
John Gagliano(38)	14,286	14,286	0.00	0.00%
William (Ben) Gallagher(39)	54,286	54,286	0.00	0.00%
Jeffrey Paul Geier(40)	108,571	108,571	0.00	0.00%
Matt Geiger(41)	271,429	271,429	0.00	0.00%
Brian Glassman(42)	54,286	54,286	0.00	0.00%
James Hagan(43)	54,286	54,286	0.00	0.00%
David Heavenridge(44)	54,286	54,286	0.00	0.00%
John Holton(45)	54,286	54,286	0.00	0.00%
Antonio Huerta(46)	54,286	54,286	0.00	0.00%
Deepak Jakhotia(47)	54,286	54,286	0.00	0.00%
Matthew Jurgens(48)	14,286	14,286	0.00	0.00%
Kyle Kennedy(49)	54,286	54,286	0.00	0.00%
Crawford Ker(50)	54,286	54,286	0.00	0.00%
Jason Kuipers(51)	54,286	54,286	0.00	0.00%
Brian Lesandro(52)	65,142	65,142	0.00	0.00%
Richard Maher(53)	54,286	54,286	0.00	0.00%
Ruth Makofske(54)	162,857	162,857	0.00	0.00%
Jason Maniecki(55)	54,286	54,286	0.00	0.00%
Richard McCann(56)	162,857	162,857	0.00	0.00%
Bryan McGuire(57)	54,286	54,286	0.00	0.00%
Raymond Murphy(58)	108,571	108,571	0.00	0.00%
John Murphy, Jr.(59)	162,857	162,857	0.00	0.00%
Pelle Ojasu(60)	81,427	81,427	0.00	0.00%
John Overturf(61)	14,286	14,286	0.00	0.00%
Thomas O'Malley(62)	54,286	54,286	0.00	0.00%
Marcy Reiber(63)	21,427	21,427	0.00	0.00%
Robert Siler(64)	54,286	54,286	0.00	0.00%
Victor Silva(65)	54,286	54,286	0.00	0.00%
Robert Sipple, Jr.(66)	28,571	28,571	0.00	0.00%
Jeffrey M. Tanner(67)	54,286	54,286	0.00	0.00%
Richard Walsh(68)	14,286	14,286	0.00	0.00%
Stephen Watters(69)	54,286	54,286	0.00	0.00%
John Wilson(70)	54,286	54,286	0.00	0.00%
Cybernetic Investments, Inc.(71)	54,286	54,286	0.00	0.00%
GM Capital(72)	54,286	54,286	0.00	0.00%
JB Capital Corp.(73)	108,571	108,571	0.00	0.00%
JJ Ellis LLC(74)	108,571	108,571	0.00	0.00%
Knight Financial(75)	54,286	54,286	0.00	0.00%
Shana Capital(76)	500,000	500,000	0.00	0.00%
ACG Investment Partners LP(77)	900,000	900,000	0.00	0.00%

AEDN Four Seasons Inc.(78)	300,000	300,000	0.00	0.00%
ARBCO Capital Mgt LLP(79)	600,000	600,000	0.00	0.00%
Daniel Arbess(80)	1,500,000	1,500,000	0.00	0.00%
Ardennes Value Fund, LP(81)	600,000	600,000	0.00	0.00%
BHM Group LLC(82)	600,000	600,000	0.00	0.00%
Calandrella Family Foundation(83)	228,000	228,000	0.00	0.00%
Chase Financing Inc.(84)	900,000	900,000	0.00	0.00%
Chase Mortgage, Inc.(85)	600,000	600,000	0.00	0.00%
Mordecai Cohen(86)	300,000	300,000	0.00	0.00%
Cyntech Trust Holdings Ltd.(87)	1,200,000	1,200,000	0.00	0.00%
Jacob Engel(88)	600,000	600,000	0.00	0.00%
Debra Feiner(89)	600,000	600,000	0.00	0.00%
Michael Finn(90)	6,000	6,000	0.00	0.00%
Joel Ganz(91)	300,000	300,000	0.00	0.00%
Jacob Gold(92)	306,000	306,000	0.00	0.00%
Gold Venture Group, LLC(93)	2,160,000	2,160,000	0.00	0.00%
Helmsbridge Holdings Ltd.(94)	3,000,000	3,000,000	0.00	0.00%
Intana Management, LLC(95)	600,000	600,000	0.00	0.00%
David Jaroslawicz(96)	600,000	600,000	0.00	0.00%
Saul Kessler(97)	300,000	300,000	0.00	0.00%
Mervin Klein(98)	600,000	600,000	0.00	0.00%
Levy Investments, Ltd.(99)	300,000	300,000	0.00	0.00%
Douglas Levine(100)	300,000	300,000	0.00	0.00%
Larry Lieberman(101)	60,000	60,000	0.00	0.00%
Michael Lieberman(102)	60,000	60,000	0.00	0.00%
David Lieberman(103)	60,000	60,000	0.00	0.00%
Paul Lieberman(104)	60,000	60,000	0.00	0.00%
Armand Lindenbaum(105)	300,000	300,000	0.00	0.00%
Benjamin Lipman(106)	300,000	300,000	0.00	0.00%
Eliahu Lotzcar(107)	600,000	600,000	0.00	0.00%
Lyons Worldwide(108)	150,000	150,000	0.00	0.00%
MAOZ Management Co.(109)	300,000	300,000	0.00	0.00%
Marcia A. Marshall(110)	600,000	600,000	0.00	0.00%
Lazer Milstein(111)	750,000	750,000	0.00	0.00%
A Leonard Nacht(112)	660,000	660,000	0.00	0.00%
Lynn Nacht(113)	132,000	132,000	0.00	0.00%
Yehuda/Anne Neuberger(114)	600,000	600,000	0.00	0.00%
John Overturf Jr.(115)	132,000	132,000	0.00	0.00%
Jay J. Rand(116)	600,000	600,000	0.00	0.00%
Philip Rosen(117)	300,000	300,000	0.00	0.00%
Eric Rosencrantz(118)	900,000	900,000	0.00	0.00%
Rosenthal Holdings Inc.(119)	300,000	300,000	0.00	0.00%
Robin Schick(120)	600,000	600,000	0.00	0.00%
Henry A. Schon(121)	600,000	600,000	0.00	0.00%
Andrew Schonzeit(122)	700,000	700,000	0.00	0.00%

Elliott J. Sharaby(123)	600,000	600,000	0.00	0.00%
Reuben Taub(124)	600,000	600,000	0.00	0.00%
The Rockies Fund, Inc.(125)	696,000	696,000	0.00	0.00%
Triumph Capital, Inc.(126)	162,000	162,000	0.00	0.00%
Webquest, Inc.(127)	228,000	228,000	0.00	0.00%
Irwin Zalcberg(128)	600,000	600,000	0.00	0.00%
Samuel Zentman(129)	1,200,000	1,200,000	0.00	0.00%

(1)

The number of shares of common stock listed as beneficially owned by each such selling stockholder represents the number of shares of common stock currently owned and/or issuable upon conversion to common shares of the selling stockholder convertible notes , conversion to common shares of the selling stockholder Preferred Series “A” shares, and on the exercise of their warrants (if any).  Assumes all of the shares of common stock offered in this prospectus are sold, including shares issuable on conversion of the convertible notes and upon the exercise of all warrants, and no other shares of common stock are sold or issued during this offering period.   Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934.  Unless otherwise noted otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

(2)

Address is c/o Identica Holdings Corporation, 6807 S. MacDill Avenue, Tampa, Florida 33611.

David Gestetner is the Chief Executive Officer and President of eRoomSystem Technologies, Inc. , 1072 Madison Ave., Lakewood NJ 08701.  He has voting, investment and dispositive control over the 1,666,667 shares of common stock held by eRoomSystem Technologies and the 1,000,000 shares of common stock issuable upon the exercise of the warrants held by eRoomSystem Technologies at $0.15 per share.  For a more detailed description of this transaction, see “Description of Securities - August 2005 Private Placement”.

(4)

Consists of 3,000,000 shares owned by 1462869 Ontario Inc. and 1,500,000 shares of common stock issuable upon the exercise of warrants owned by 1462869 Ontario Inc. Terry Wheeler, our President, is the President of 1462869 Ontario Inc. and he has voting, investment and dispositive control over the shares of common stock held by 1462869 Ontario Inc. and the shares of common stock issuable upon the exercise of the warrants held by 1462869 Ontario Inc. at $0.35 per share.  The holders of the outstanding voting stock of 1462869 Ontario Inc. are Mr. Wheeler and his wife.  See “Certain Relationships and Related Transactions”.

Consists of 1,500,000 shares of common stock owned by Faward Consulting Corp. and 1,500,000 shares of common stock issuable upon the exercise of a warrant owned by Faward Consulting Corp.  Ed Foster, our CEO, and his wife, Francine Foster, who is also our director and our Secretary, have voting, investment and dispositive control over the shares of common stock held by Faward Consulting Corp. and the shares of common stock issuable upon the exercise of the warrants held by Faward Consulting Corp. at $0.35 per share.  The holders of the outstanding stock of Faward Consulting Corp. are Ed Foster and Francine Foster.  See “Certain Relationships and Related Transactions”.

(5)

Consists of 1,500,000 shares owned by SDS – Sonistar Data Services Inc., an Ontario corporation, located at 92 McAllister Rd., Toronto, ON M3H 2N3, and is controlled by Sid Tarek, a former director and officer of Identica Canada Corp.(6)

  Mr. Tarek is a 51% shareholder of SDS – Sonsitar Data Services Inc., and his wife Sonja Tarek owns the remaining 49%.  See “Certain Relationships and Related Transactions”.

(6)

Parties to a Shareholders' Agreement, dated as of August 10th, 2005, by and among Identica Holdings Corporation, eRoomSystem Technologies, Inc., 1462869 Ontario Inc., Faward Consulting Corp., SDS-Sonsitar Data Services Inc., and the other parties indicated in the above table.   Pursuant to the agreement, 1462869 Ontario Inc., Faward Consulting Corp., SDS-Sonsitar Data Services Inc. agreed not to sell their shares , and the shares attributed to them, for 6 months commencing from the time the shares are quoted on the NASD Over the Counter Bulletin Board.  After the shares are quoted for 6 months, each of 1462869 Ontario Inc., Faward Consulting Corp., SDS-Sonsitar Data Services Inc. can sell to a maximum of 5% of their respective holdings in any given 5-day period, as long as the percentage does not exceed the average trading volume of the shares for the previous 5-day period, multiplied by a fraction, the numerator being the number of shares held by such party and the denominator being 16,666,668.    The other parties who are signatories to the agreement, each of whom has footnote (7) indicated next to their name, are restricted from selling their shares for 6 months from the time the shares are quoted on the NASD Over the Counter Bulletin Board. However, during such 6-month period each such shareholder is restricted from selling more than 5% of its own holdings in any give n 5-day period, provided that such percentage does not exceed the average trading volume of the stock for the previous 5-day period, multiplied by a fraction, the numerator being the number of shares held by such shareholder and the denominator being 16,666,668.

(7)

Marilyn Fenton is the President of Margreat Inc. 10 Wanless Ave., Ste 201, Toronto ON M4N 1V6, and she has voting, investment and dispositive control over the 166,666 shares of common stock held by Margreat Inc.  See “Description of Securities - August 2005 Private Placement”.

(8)

Sheldon Saltzman is the Managing Director of ASSIF S.A. 10 Wanless Ave., Ste 201, Toronto ON M4N 1V6.  He has voting, investment and dispositive control over the 166,666 shares of common stock held by held by ASSIF.  See “Description of Securities - August 2005 Private Placement”.

(9)

Ruth Gillian Dohany 10 Wanless Ave., Ste 201, Toronto ON M4N 1V6 has voting, investment and dispositive control over the 166,667 shares of common stock held in her name.  See “Description of Securities - August 2005 Private Placement”.

(10)

Judith Greenwood 10 Wanless Ave., Ste 201, Toronto ON M4N 1V6 has voting, investment and dispositive control over the 166,667 shares of common stock held in her name.  See “Description of Securities - August 2005 Private Placement”.

(11)

Rachelle Heller 10 Wanless Ave., Ste 201, Toronto ON M4N 1V6 has voting, investment and dispositive control over the 333,333 shares of common stock held in her name.  See “Description of Securities - August 2005 Private Placement”.

(12)

Jay Smith is a First Vice-President and an Investment Advisor with CIBC Wood Gundy in Toronto, Canada.  He has voting, investment and dispositive control over the 666,667 shares of common stock held in his name10 Wanless Ave., Ste 201, Toronto ON M4N 1V6. See “Description of Securities - August 2005 Private Placement”.

(13)

Evelyn Jacobs has voting, investment and dispositive control over the 100,000 shares of common stock held in her name10 Wanless Ave., Ste 201, Toronto ON M4N 1V6.  See “Description of Securities - August 2005 Private Placement”.

(14)

David Heller has voting, investment and dispositive control over the 333,333 shares of common stock held in his name10 Wanless Ave., Ste 201, Toronto ON M4N 1V6.  See “Description of Securities - August 2005 Private Placement”.

(15)

Freda Wolman10 Wanless Ave., Ste 201, Toronto ON M4N 1V6 has voting, investment and dispositive control over the 666,667 shares of common stock held in her name.  See “Description of Securities - August 2005 Private Placement”.

(16)

Evelyn Gestetner10 Wanless Ave., Ste 201, Toronto ON M4N 1V6 has voting, investment and dispositive control over the 566,666 shares of common stock held in her name.  See “Description of Securities - August 2005 Private Placement”.

(17)

Philip Reichmann 98 Prue Ave., Toronto ON M6B 1R5 has voting, investment and dispositive control over the 666,667 shares of common stock held in his name.  See “Description of Securities - August 2005 Private Placement”.

(18)

Cesar Rego has voting, investment and dispositive control over the 27,500 shares of common stock and the 50,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.

(19)

Daniel Bird has voting, investment and dispositive control over the 67,500 shares of common stock held in his name.

(20)

Nate Begay, 930 Draper Pkwy, Apt 14, Draper, UT 84020, has voting, investment and dispositive control over the 27,500 shares of common stock held in his name.

(21)

Rodney Holder, 3885 Michaels Way, Cumming GA, 30040, has voting, investment and dispositive control over the 100,000 shares of common stock held in his name.

(22)

Kwang Ho Lee has voting, investment and dispositive control over the 27,500 shares of common stock held in his name.

(23)

Colin Wright has voting, investment and dispositive control over the 150,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.

(24)

Joseph Cruz has voting, investment and dispositive control over the 150,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.

Gerald Wiseberg has voting, investment and dispositive control over the 50,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.

(25)

Each of these persons was issued warrants in consideration for past services provided to us.

(26)

Micah J. Eldred is the managing member of Island Capital Management LLC, 100 2nd Ave. S., Ste 104N, St. Petersburg FL 33701, and he has voting, investment and dispositive control over the 15,821 shares of common stock issuable upon the exercise of the warrants held by Island Capital Management at $0.70 per share.  See “Description of Securities – November 2005 Private Placement”.

(27)

Spartan Securities Group, Ltd., 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, is a registered broker-dealer and a member of the NASD and the SIPC. Micah J. Eldred is the President, Chief Executive Officer and Senior Managing Partner of Spartan Securities

Group, and he has voting, investment and dispositive control over the 24,000 shares of common stock issuable upon the conversion of the $6,000.00 outstanding convertible notes and the 123,142 shares of common stock issuable upon the exercise of the warrants held by Spartan Securities Group at $0.70 per share.  The General and Controlling partner of Spartan Securities Group is Spartan Advisors LLC, Micah J. Eldred, Manager.  For a more detailed description of this transaction, see “Description of Securities – November 2005 Private Placement.”

(28)

Carl Dilley, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 32,000 shares of common stock issuable upon the conversion of the convertible notes and the 11,429 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share.  See “Description of Securities – November 2005 Private Placement”.

(29)

Mark Fessler, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 120,000 shares of common stock issuable upon the conversion of the convertible notes and the 42,857 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(30)

Micah Eldred, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 24,000 shares of common stock issuable upon the conversion of the convertible notes and the 8,571 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(31)

Affiliates of Spartan Securities Group. Ltd.

(32)

James Albritton, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 80,000 shares of common stock issuable upon the conversion of the convertible e notes and the 57,143 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(33)

Phillip Bucknell, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 50,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(34)

Richard T. Carbaugh, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 120,000 shares of common stock issuable upon the conversion of the convertible notes and the 42,857 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(35)

Ed Ellsasser, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(36)

John Gagliano, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(37)

William (Ben) Gallagher, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(38)

Jeffrey Paul Geier, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 80,000 shares of common stock issuable upon the conversion of the convertible notes and the 28,571 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(39)

Matt Geiger, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 200,000 shares of common stock issuable upon the conversion of the convertible notes and the 714,293 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(40)

Brian Glassman, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(41)

James Hagan, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(42)

David Heavenridge, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(43)

John Holton, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(44)

Antonio Huerta, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(45)

Deepak Jakhotia, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(46)

Matthew Jurgens, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name. See “Description of Securities – November 2005 Private Placement”.

(47)

Kyle Kennedy, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(48)

Crawford Ker, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(49)

Jason Kuipers, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(50)

Brian Lessandro, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 48,000 shares of common stock issuable upon the conversion of the convertible notes and the 17,142 shares of common stock issuable upon the exercise of the warrants held in his name. at $0.70 per share See “Description of Securities – November 2005 Private Placement”.

(51)

Richard Maher, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(52)

Ruth Makofske, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 120,000 shares of common stock issuable upon the conversion of the convertible notes and the 42,857 shares of common stock issuable upon the exercise of the warrants held in her name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(53)

Jason Maniecki, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(54)

Richard McCann, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 120,000 shares of common stock issuable upon the conversion of the convertible notes and the 42,857 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(55)

Bryan McGuire, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(56)

Raymond Murphy, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 80,000 shares of common stock issuable upon the conversion of the convertible notes and the 28,571 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(57)

John Murphy, Jr. , 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 120,000 shares of common stock issuable upon the conversion of the convertible notes and the 42,857 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(58)

Pelle Ojasu, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 60,000 shares of common stock issuable upon the conversion of the convertible notes and the 21,427 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(59)

John Overturf, 5290 Saphire Drive, Colorado Springs CO 80918, has voting, investment and dispositive control over the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(60)

Thomas O’Malley, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(61)

Marcy Reiber, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 21,427 shares of common stock issuable upon the exercise of the warrants held in her name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(62)

Robert Siler, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(63)

Victor Silva, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(64)

Robert Sipple, Jr., 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 28,571 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(65)

Jeffrey M. Tanner, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(66)

Richard Walsh, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(67)

Stephen Watters, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(68)

John Wilson, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held in his name at $0.70 per share. See “Description of Securities – November 2005 Private Placement”.

(69)

Hermogenes Moreno, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, is the President of Cybernetic Investments, Inc. and he has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held by Cybernetic Investments, Inc. at $0.70 per share.  See “Description of Securities – November 2005 Private Placement”.

(70)

J.A. Michie, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, is the President of GM Capital and he has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held by GM Capital at $0.70 per share.  See “Description of Securities – November 2005 Private Placement”.

(71)

Jagal Taneja, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, is the President of JB Capital Corp. and he has voting, investment and dispositive control over the 80,000 shares of common stock issuable upon the conversion of the convertible notes and the 28,571 shares of common stock issuable upon the exercise of the warrants held by JB Capital Corp. at $0.70 per share.  See “Description of Securities – November 2005 Private Placement”.

(72)

Raymond Pironti, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, is the President of JJ Ellis LLC and he has voting, investment and dispositive control over the 80,000 shares of common stock issuable upon the conversion of the convertible notes and the 28,571 shares of common stock issuable upon the exercise of the warrants held by JJ Ellis LLC at $0.70 per share.  See “Description of Securities – November 2005 Private Placement”.

(73)

Robert Knight, 100 2nd Ave. S., Ste 300N, St. Petersburg FL 33701, is the President of Knight Financial and he has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the convertible notes and the 14,286 shares of common stock issuable upon the exercise of the warrants held by Knight Financial at $0.70 per share.  See “Description of Securities – November 2005 Private Placement”.

(74)

Sandi Schwartz is the control person of Shana Capital, 5373 N. Union Blvd., Ste. 100, Colorado Springs CO, and she has voting, investment and dispositive control over the 500,000 shares of common stock issuable upon the exercise of the warrants held by Shana Capital at $0.70 per share.  See “Description of Securities – November 2005 Private Placement”.

(75)

Mark Gross is the Managing Director of ACG Investment Partners LP, 43 W. 89th St., New York NY 10024, and he has voting, investment and dispositive control over the 600,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 300,000 shares of common stock issuable upon the exercise of the warrants held by ACG Investment Partners LP at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(76)

Lorne Lieberman is the control person of AEDN Four Seasons Inc. 55 Louvain St. 2nd FL., Montreal Quebec H2N 1A4, and he has voting, investment and dispositive control over the 200,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 100,000 shares of common stock issuable upon the exercise of the warrants held by AEDN Four Seasons Inc. at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(77)

Hayim A. Regensberg is the control person of ARBCO Capital Management LLP, 845 West End Ave., #4C, New York, NY 10025, and he has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 400,000 shares of common stock issuable upon the exercise of the warrants held by ARBCO Capital Management LLP at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(78)

Daniel Arbess, 450 Park Ave., 27th FL., New York, NY, 10022, has voting, investment and dispositive control over the 1,000,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 500,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(79)

Jeffrey J. Ervine is the control person of Ardennes Value Fund, LP, 527 Madison Ave., # 920, New York NY 10022, and he has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held by Ardennes Value Fund, LP at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(80)

Raphael Weiss is the control person of BHM Group, LLC, 3400 Brush Hollow Rd., Westbury NY 11590, and he has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held by BHM Group, LLC at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(81)

Deborah Calandrella is the control person of Calandrella Family Foundation, 5373 N. Union Blvd., Ste. 100, Colorado Springs CO, and she has voting, investment and dispositive control over the 152,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 76,000 shares of common stock issuable upon the exercise of the warrants held by Calandrella Family Foundation at $0.35 per share.  See “Description of Securities – November 2006 Private Placement”.

(82)

Robert Herskowitz is the control person of Chase Financing, Inc., 4205 N. Meridian Ave., Miami Beach FL 33140, and he has voting, investment and dispositive control over the 600,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 300,000 shares of common stock issuable upon the exercise of the warrants held by Chase Financing, Inc. at $0.35 per share.   See “Description of Securities – Series “A” Preferred Stock”.

(83)

Mark Herskowitz is the control person of Chase Financing, Inc., 4205 N. Meridian Ave., Miami Beach FL 33140, and he has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held by Chase Mortgage, Inc. at $0.35 per share.   See “Description of Securities – Series “A” Preferred Stock”.

(84)

Mordecai Cohen, 915 West End Avenue, #8F, New York NY 10025, has voting, investment and dispositive control over the 200,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 100,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(85)

Philip Reichmann, 98 Prue Ave., Toronto ON M6B 1R5, is the President of Cyntech Trust Holdings Ltd.,  and he has voting, investment and dispositive control over the 800,000 shares of common stock issuable upon the conversion of the Preferred Series

“A” shares and the 400,000 shares of common stock issuable upon the exercise of the warrants held by Cyntech Trust Holdings at $0.35 per share.  See “Description of Securities – November 2006 Private Placement”.

(86)

Jacob Engel, 10 Gel Court, Monsey NY 10952, has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(87)

Debra Feiner, 251 W. 92nd St., New York, NY 10025 has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in her name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(88)

Michael Finn has voting, investment and dispositive control over the 4,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 2,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(89)

Joel Ganz, 121 Rand Place, Lawrence NY, 11559, has voting, investment and dispositive control over the 200,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 100,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(90)

Jacob Gold, 110 E. 57th St. #11E, New York, NY 10022, has voting, investment and dispositive control over the 104,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 202,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(91)

Jacob Gold is the managing member of Gold Venture Group, LLC, 635 Madison Ave. 15th Fl, New York, NY 10022, and he has voting, investment and dispositive control over the 1,440,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 720,000 shares of common stock issuable upon the exercise of the warrants held by Gold Venture Group, LLC at $0.35 per share.  Jacob Gold is the holder of a majority of the outstanding voting stock of Gold Venture Group, LLC . See “Description of Securities – Series “A” Preferred Stock”.

(92)

Anthony Heller is the is the President of Helmsbridge Holdings Ltd., 10 Wanless Ave., #201, Toronto ON M4N 1V6, and he has voting, investment and dispositive control over the 2,000,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 1,000,000 shares of common stock issuable upon the exercise of the warrants held by Helmsbridge Holdings Ltd. at $0.35 per share.   See “Description of Securities – Series “A” Preferred Stock”.

(93)

Adam Rothstein is the is the managing member of Intana Management LLC, 505 Park Ave., 3rd Fl, New York, NY 10022, and he has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred

Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held by Intana Management LLC at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(94)

David Jaroslawicz, 140 Riverside Dr. #9H, New York, NY 10024, has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(95)

Saul Kessler, 517 Oak Drive, Far Rockaway, NY 11691, has voting, investment and dispositive control over the 200,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 100,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(96)

Mervin Klein, 38 Winesap Rd., Monsey NY 10952, has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(97)

Yona Levy is the is the control person of Levy Investments, 7 King David Street, Jerusalem, Israel 94101, and he has voting, investment and dispositive control over the 200,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 100,000 shares of common stock issuable upon the exercise of the warrants held by Levy Investments at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(98)

Douglas Levine, 545 W. 45th St. 5th Fl., New York, NY 10036, has voting, investment and dispositive control over the 200,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 100,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(99)

Larry Lieberman, 5832 Shalom St. Montreal Quebec H4W 2Z1, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 20,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(100)

Michael Lieberman, 5832 Shalom St. Montreal Quebec H4W 2Z1, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 20,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(101)

David Lieberman, 5832 Shalom St. Montreal Quebec H4W 2Z1, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 20,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(102)

Paul Lieberman, 5832 Shalom St. Montreal Quebec H4W 2Z1, has voting, investment and dispositive control over the 40,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 20,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(103)

Armand Lindenbaum, 444 Madison Ave., New York NY 10022, has voting, investment and dispositive control over the 200,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 100,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(104)

Benjamin Lipman, 220 E. 67th St. #6D, New York NY 10021, has voting, investment and dispositive control over the 200,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 100,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(105)

Eliahu Lotzcar, 255 W. 88th St. #2C, New York NY 10024, has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(106)

Avi Lyons is the is the control person of Lyons Worldwide, 10 W. 46th St. #1502, New York NY 10036, and he has voting, investment and dispositive control over the 100,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 50,000 shares of common stock issuable upon the exercise of the warrants held by Lyons Worldwide at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(107)

J. Safdeye is the is the control person of MAOZ Management Co., 450 W. 33rd St. 9th Fl, and he has voting, investment and dispositive control over the 200,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 100,000 shares of common stock issuable upon the exercise of the warrants held by MAOZ Management Co. at $0.35 per share. See “Description of Securities – Series “A” Preferred Stock”.

(108)

Marcia Marshall, 539 Second St., Annapolis, MD 21403, has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in her name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(109)

Lazer Milstein, 9601 Collins Ave. #508, Bal Harbour FL 33154, has voting, investment and dispositive control over the 500,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 250,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(110)

A. Leonard Nacht, 10040 E. Happy Valley Rd. #417, Scottsdale, AZ 85255, has voting, investment and dispositive control over the 440,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 220,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(111)

Lynn Nacht, 10040 E. Happy Valley Rd. #417, Scottsdale, AZ 85255, has voting, investment and dispositive control over the 88,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 44,000 shares of common stock issuable upon the exercise of the warrants held in her name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(112)

Yehuda and Anne Neuberger, 6201 15th Ave., Brooklyn NY 11219, have voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in their names at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(113)

John Overturf, Jr., 5290 Saphire Drive, Colorado Springs CO 80918, has voting, investment and dispositive control over the 88,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 44,000 shares of common stock issuable upon the exercise of the warrants held in his name.  See “Description of Securities – Series “A” Preferred Stock”.

(114)

Jay J. Rand, 106 Brook Ave., Bronx NY 10456, has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(115)

Philip Rosen, 431 Mistletoe Way, Lawrence NY, 11559, has voting, investment and dispositive control over the 200,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 100,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(116)

Eric Rosencrantz, 4853 S. Morgan St. Seattle WA 98118, has voting, investment and dispositive control over the 600,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 300,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(117)

Arthur Rosenthal is the managing member of Rosenthal Holdings Inc., 59 Neptune Dr. #206, Toronto ON M6A 1X2, and he has voting, investment and dispositive control over the 200,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 100,000 shares of common stock issuable upon the exercise of the warrants held by Rosenthal Holdings Inc. at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(118)

Robin Schick, 137-40 75th Rd., Flushing NY 11367, has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in her name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(119)

Henry A, Schon, 135 New Vanderbilt Ave., Staten Island, NY 10304, has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(120)

Andrew Schonzeit, 255 W. 88th St. #2C, New York, NY 10024, has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 300,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(121)

Elliott J. Sharaby, 3409 Falstaff Rd., Baltimore MD 21215, has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(122)

Reuben Taub, 607 West End Ave. # 4A, New York, NY 10024, has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(123)

Stephen Calandrella is the President of The Rockies Fund, Inc., 5373 N. Union Blvd., Ste. 100, Colorado Springs CO, and he has voting, investment and dispositive control over the 464,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 232,000 shares of common stock issuable upon the exercise of the warrants held by The Rockies Fund at $0.35 per share.  The Rockies Fund is non-reporting public company. See “Description of Securities – November 2005 Private Placement”.

(124)

Stephen Calandrella is the President of Triumph Capital, Inc., 5373 N. Union Blvd., Ste. 100, Colorado Springs CO, and he has voting, investment and dispositive control over the over the 108,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 54,000 shares of common stock issuable upon the exercise of the warrants held by Triumph Capital at $0.35 per share.  See “Description of Securities – November 2005 Private Placement”.

(125)

Gina Garcia-Shaw is the President of Webquest, Inc., 5373 N. Union Blvd., Ste. 100, Colorado Springs CO, and he has voting, investment and dispositive control over the 152,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 76,000 shares of common stock issuable upon the exercise of the warrants held by Webquest, Inc. at $0.35 per share.  See “Description of Securities – November 2005 Private Placement”.

(126)

Irwin Zalcberg, 52118 Lake Park Drive, Grand Beach, MI 49117, has voting, investment and dispositive control over the 400,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 200,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(127)

Samuel Zentman, 2 Briarwood Lane #2A, Suffern, NY 10901, has voting, investment and dispositive control over the 800,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 400,000 shares of common stock issuable upon the exercise of the warrants held in his name at $0.35 per share.  See “Description of Securities – Series “A” Preferred Stock”.

(128)

Common shares gifted by David Clayden, former Officer and Director of the Company.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

  The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the shares of common stock may be listed or quoted currently the National Association of Securities Dealers OTC Bulletin Board in the United States, in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

Spartan Securities Group. Ltd, as a registered broker-dealer, is an “underwriter” within the meaning of Section 2(11) of the Securities Act of 1933 in connection with the resale of our securities under this prospectus. Any commissions received by Spartan Securities and any profit on the resale of the shares of our common stock (including the shares of common stock issuable upon the exercise of the warrants) sold by Spartan Securities while acting as principals will be deemed to be underwriting discounts or commissions. Because it is deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act of 1933, Spartan Securities will be subject to prospectus delivery requirements.

The shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)

an exchange distribution in accordance with the rules of the applicable exchange;

(b)

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(c)

privately negotiated transactions;

(d)

market sales (both long and short to the extent permitted under the federal securities laws);

(e)

at the market to or through market makers or into an existing market for the shares;

(f)

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(g)

a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its warrants or shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

  In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of common stock under this registration statement, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our shares of common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

Penny Stock Regulations

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must :

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

specifies that the broker or dealer received a signed, written agreement ..

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings. A legal proceeding in Canada has been settled and dismissed against one of our officers, Edward Foster, our CEO, although such proceeding has no connection to us or to Mr. Foster's relations with us. Such legal proceeding against Mr. Foster commenced on July 6, 2004 in the Ontario Superior Court of Justice; the Plaintiff is the Royal Bank of Canada and the Defendants are OPUS Training Academy Inc., David Roy Bishop, Colin George Tubb, and Edward Foster. The suit pertains to alleged personal guarantees .. Bishop and Tubb were officers and directors of OPUS Flight Services Inc. the defaulting party to the loan. Mr. Foster's statement of defense claimed that: his guarantee was not valid since no consideration was provided to him with regards to the alleged guarantee, and he was not an officer or director of the borrower or the parent of the borrower. His defense also alleged that the bank discharged him from any obligation at the end of his consulting engagement with the OPUS Canada Holdings, the parent of OPUS Flight Services, prior to any action by the bank. The Royal Bank acquiesced to his demand to have the matter dismissed without costs.  Mr. Foster’s attorney has advised him that the Royal Bank has filed an Order with the court dismissing the matter and   Royal Bank and Mr. Foster have signed a Mutual Release.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. The officers of our company are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Our directors and executive officers , their ages, positions held and duration each person has held that position as of October 31, 2007, are set forth below. The business address of each such person is c/o Identica Holdings Corp., 6807 S. MacDill Avenue, Tampa, FL 33611.

Name

	Age
Positions and Offices
	Edward Foster	62
Chief Executive Officer	Terry Wheeler	48
President and Director	Gerald Wiseberg	63
Chief Financial Officer	Francine Foster	61
Secretary and Director	Edward Foster has been Chief Executive Officer of Identica Corp. since August 11, 2004. On November 10, 2005 he was appointed Chief Executive Officer of Identica Holdings Corporation. Since

May 2004, h e has been the President and CEO of Faward Consulting Corp. a Florida executive management consulting corporation.  From 1979 through the formation of Faward Consulting, Mr. Foster provided executive consulting services to a number of large, medium and start-up companies through his Ontario-based consulting firm Faward Holdings Ltd.

Terry Wheeler founded Identica and has been President and a director since January 23, 2003.   He was appointed President and COO and a Director of Identica Holdings Corporation on November 10, 2005.   From 1999 to September 2002 Mr. Wheeler worked in various senior consulting roles working with various biometric technologies including voice verification and fingerprint technology from Navigator Biometrics , a UK fingerprint company.    Mr. Wheeler graduated from Ryerson University in 1981 from the Business Administration degree program majoring in Marketing Management.

Gerald Wiseberg was appointed Chief Financial Officer of Identica Holdings Corporation on December 15th 2005.   From March 2001 to current, he is the Chief Financial Officer of a New York City medical supplies and durable medical equipment distributor. Mr. Wiseberg is a graduate of the University of Toronto, in Canada, with a Bachelors of Science degree.  He completed his Accounting qualifications at Queens University in Ontario Canada while articling with Coopers & Lybrand, CAs, and obtained the CA (Chartered Accountant) designation in 1970 from the Institute of Chartered Accountants of Ontario.

Francine Foster has been a Director and Corporate Secretary of Identica Corp. since August 11, 2004, and a Director and Corporate Secretary of Identica Holdings Corporation since November 10, 2005.  Ms. Foster is a principal in the executive management consulting firm Faward Consulting Corp. (FCC), a Florida corporation formed in 2004.   From 1979 through the formation of Faward Consulting, Ms. Foster provided executive consulting services to a number of large, medium and start-up companies through her Ontario-based consulting firm , Faward Holdings Ltd.

Except for Francine Foster and Edward Foster, who are husband and wife, there are no family relationships among our directors or officers. None of our directors holds any directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Our Board of Directors currently does not have standing audit, compensation or nominating committees. The functions of the audit, compensation and nominating committees are currently performed by the entire Board of Directors, none of the members of which are independent.

We have a Code of Ethics applicable to our principal executive, financial and accounting officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 31, 2007, certain information with respect to the beneficial ownership of our shares of common stock by each stockholder known by us to be the beneficial owner of more than 5% of our shares of common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of shares of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. The following table assumes that all warrants and Series “A” Preferred held by the persons indicated below have been exercised and lists any shareholder who subsequent to the exercise of any held warrants and/or Series “A” Preferred will be the beneficial owner of more than 5% of our shares of common stock.

The percentages below are calculated based on 11,932,489 shares of our common stock issued and outstanding as of October 31, 2007. As of such date, there also were outstanding Series “A” preferred stock, convertible notes and warrants which are convertible and exercisable into a total of 38,582,572 shares of common stock. The business address of each person set forth below is c/o Identica Holdings Corp., 6807 S. MacDill Avenue, Tampa, FL 33611, unless otherwise indicated.

Name s and Address es of Beneficial Owner s

Common Shares Issued	Common Shares Upon Conversion / Exercise	Total Beneficial Shares	Percentage Beneficial Ownership

Beneficial Shareholders:
1462869 Ontario Inc.	3,000,000	1,500,000	4,500,000(1)	33.50%
25 Kenninghall Blvd
Mississauga, ON Canada L5N 1J5

Faward Consulting Corp.	1,500,000	1,500,000	3,000,000(2)	22.33%
2916 Beach Drive
Tampa, FL 33629

SDS – Sonsitar Data Services Inc.	1,500,000	-0-	1,500,000(3)	12.57%
92 McAllister Road
Toronto ON Canada M3H 2N3

ACG Investment Partners LP	-0-	900,000	900,000(4)	7.01%
43 W. 89th Street
New York, NY 10024

Daniel Arbess	-0-	1,500,000	1,500,000(5)	11.17%
450 Park Avenue, 27th Floor
New York, NY 10022

Chase Financing, Inc.	-0-	900,000	900,000(6)	7.01%
4205 N. Meridian Avenue
Miami Beach, FL 33140

Cyntech Trust Holdings Ltd.	-0-	1,200,000	1,200,000(7)	9.14%
98 Prue Avenue
Toronto, ON Canada M6B 1R5

eRoomSystem Technologies, Inc.	1,666,667	1,000,000	2,666,667(8)	20.62%
1072 Madison Avenue
Lakewood, NJ 08701

Gold Venture Group, LLC	-0-	2,160,000	2,160,000(9)	15.33%
635 Madison Avenue, 15th Fl
New York, NY 10022

Helmsbridge Holdings Ltd.	-0-	3,000,000	3,000,000(10)	20.09%
10 Wanless Avenue, #201
Toronto ON M4N 1V6

Lazer Milstein	-0-	750,000	750,000(11)	5.91%
9601 Collins Avenue, #508
Bal Harbour, FL 33154

Samuel Zentman	-0-	1,200,000	1,200,000(12)	9.14%
2 Briarwood Lane, #2A
Suffern, NY 10901

Directors and Officers :
Gerald Wiseberg	-0-	50,000	50,000(13)	0.42%

Terry Wheeler	3,000,000	1,500,000	4,500,000(1)	33.50%

Edward Foster	1,500,000	1,500,000	3,000,000(2)	22.33%

Francine Foster	1,500,000	1,500,000	3,000,000(2)	22.33%

Directors and Officers as a Group (4 Persons)	7,550,000			50.39%

1)

Consists of 3,000,000 shares owned by 1462869 Ontario Inc. and 1,500,000 shares of common stock issuable upon the exercise of warrants owned by 1462869 Ontario Inc. Terry Wheeler, our President, is the President of 1462869 Ontario Inc. and he has voting, investment and dispositive control over the shares of common stock held by 1462869 Ontario Inc. and the shares of common stock issuable upon the exercise of the warrants held by 1462869 Ontario Inc.  Mr. Wheeler is a 50% shareholder of 1462869 Ontario Inc., and his wife, Kathryn Wheeler, owns the other 50%.  The exercise price of the shares underlying this warrant is $0.35 per share. The warrant is exercisable until December 31, 2010. See “Certain Relationships and Related Transactions”.

Consists of 1,500,000 shares of common stock owned by Faward Consulting Corp. and 1,500,000 shares of common stock issuable upon the exercise of a warrant owned by Faward Consulting Corp. a Florida corporation. Edward Foster, our Chief Executive Officer, and Francine Foster, a director and our Secretary, have voting, investment and dispositive control over the shares of common stock held by Faward Consulting Corp. and the shares of common stock issuable upon the exercise of the warrants held by Faward Consulting Corp.  Mr. Foster and Mrs. Foster, who are husband and wife, are the only shareholders of Faward Consulting Corp. The exercise price of the shares underlying this warrant is $0.35 per share. The warrant is exercisable until December 31, 2010. See “Certain Relationships and Related Transactions”.

2)

Consists of 1,500,000 shares owned by SDS – Sonistar Data Services Inc., an Ontario corporation, which is controlled by Sid Tarek, a former director and officer of Identica Canada Corp.  Mr. Tarek is a 51% shareholder of SDS – Sonsitar Data Services Inc., and his wife Sonja Tarek owns the remaining 49%.  See “Certain Relationships and Related Transactions”.

3)

Mark Gross is the Managing Director of ACG Investment Partners LP and he has voting, investment and dispositive control over the 600,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 300,000 shares of common stock issuable upon the exercise of the warrants held by ACG Investment Partners LP.  The exercise price of the shares underlying this warrant is $0.35 per share, and is exercisable until December 31, 2009. For a more detailed description of this transaction, see “Description of Securities – May 2007 Private Placement”.

Daniel Arbess has voting, investment and dispositive control over the 1,000,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 500,000 shares of common stock issuable upon the exercise of the warrants held in his name. The exercise price of the shares underlying this warrant is $0.35 per share, and is exercisable until December 31, 2009. . For a more detailed description of this transaction, see “Description of Securities – May 2007 Private Placement”.

4)

Robert Herskowitz is the control person of Chase Financing, Inc. and he has voting, investment and dispositive control over the 600,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 300,000 shares of common stock issuable upon the exercise of the warrants held by Chase Financing, Inc.    The exercise price of the shares underlying this warrant is $0.35 per share, and is exercisable until December 31, 2009. See Description of Securities – May 2007 Private Placement.

Philip Reichmann is the President of Cyntech Trust Holdings Ltd. and he has voting, investment and dispositive control over the 800,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 400,000 shares of common stock issuable upon the exercise of the warrants held by Cyntech Trust Holdings.  The exercise price of the shares underlying this warrant is $0.35 per share, and is exercisable until December 31, 2009. See “Description of Securities – November 2006 Private Placement”.

5)

David Gestetner is the Chief Executive Officer and President of eRoomSystem Technologies, Inc. has voting, investment and dispositive control over the 1,666,667 shares of common stock held by eRoomSystem Technologies and the 1,000,000 shares of common stock issuable upon the exercise of the warrants held by eRoomSystem Technologies.  For a more detailed description of this transaction, see “Description of Securities - August 2005 Private Placement”. The exercise price of the shares underlying this warrant is $0.15 per share. The warrant is exercisable until May 20, 2010. eRoomSystem Technologies, Inc. is a public company, which shares are trading on the OTC Bulletin Board under the symbol of “erms”.

6)

Jacob Gold is the control person of Gold Venture Group, LLC and he has voting, investment and dispositive control over the 1,440,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 720,000 shares of common stock issuable upon the exercise of the warrants held by Gold Venture Group, LLC.  The holder of a majority of the outstanding voting stock of Gold Venture Group, LLC is Jacob Gold. The exercise price of the shares underlying this warrant is $0.35 per share, and is exercisable until December 31, 2009.  See Description of Securities – May 2007 Private Placement.

7)

Anthony Heller is the President of Helmsbridge Holdings Ltd. and he has voting, investment and dispositive control over the 2,000,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 1,000,000 shares of common stock issuable upon the exercise of the warrants held by Helmsbridge Holdings Ltd.   The exercise price of the shares underlying this warrant is $0.35 per share, and is exercisable until December 31, 2009.  See Description of Securities – May 2007 Private Placement.

8)

Lazer Milstein has voting, investment and dispositive control over the 500,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 250,000 shares of common stock issuable upon the exercise of the warrants held in his name. The exercise price of the shares underlying this warrant is $0.35 per share, and is exercisable until December 31, 2009. See Description of Securities – May 2007 Private Placement.

9)

Samuel Zentman has voting, investment and dispositive control over the 800,000 shares of common stock issuable upon the conversion of the Preferred Series “A” shares and the 400,000 shares of common stock issuable upon the exercise of the warrants held in his name.  The exercise price of the shares underlying this warrant is $0.35 per share, and is exercisable until December 31, 2009. See Description of Securities – May 2007 Private Placement.

10)

Gerald Wiseberg has voting, investment and dispositive control over the 50,000 shares of common stock issuable upon the exercise of the warrants held in his name. The exercise price of the shares underlying this warrant is $0.35 per share. The warrant is exercisable until December 31, 2010. Mr. Wiseberg is our Chief Financial Officer and was granted the warrants in August 2006 in consideration for services provided to us.

Shareholders' Agreement

Each of our three founders, Mr. Terry Wheeler, through his corporation, 1462869 Ontario Inc., Mr. Edward Foster, through his corporation, Faward Consulting Corp. and Mr. Sid Tarek through his corporation SDS-Sonsitar Data Services Inc. (the “Founders”) are parties to a Shareholders' Agreement, dated as of August 10, 2005, to which the Founders agreed not to sell their shares for 12 months commencing from the time the shares are quoted on the NASD Over the Counter Bulletin Board. However, this restriction is automatically lifted after our shares are quoted for 6 months under certain circumstances. After the shares are quoted for 6 months , each Founder can sell not more than 5% of his respective holdings in any given 5-day period, as long as the percentage does not exceed the average trading volume of the shares for the previous 5-day period, multiplied by a fraction, the numerator being the number of shares held by such Founder and the denominator being 16,666,668. Accordingly, six months after our shares are quoted on the Bulletin Board, the Founders will be able to sell up to 5% of the respective shares depending on the amount of the average trading volume.

The persons indicated in the table of shareholders on page 8 above (see note 26 on page 13) who purchased shares in our first private placement are restricted from selling their shares for 6 months from the time the shares are quoted on the NASD Over the Counter Bulletin Board. However, this restriction is automatically lifted during such 6-month period to enable each such shareholder to sell up to 5% of its own holdings in any give n 5-day period, provided that such percentage does not exceed the average trading volume of the stock for the previous 5-day period, multiplied by a fraction, the numerator being the number of shares held by such shareholder and the denominator being 16,666,668. Accordingly, when our shares are quoted on the Bulletin Board, these shareholders will be able to sell up to 5% of their respective shares depending on the amount of the average trading volume.

Currently, the Company has no intention to waive the lockup restrictions for either the Founders or the shareholders.

DESCRIPTION OF SECURITIES

We are authorized to issue One Hundred and Five Million (105,000,000) shares, which consist s of (i) One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). As of October 18, 2007, we have issued 11,932,489 shares of common stock and 5,000,000 Series “A” preferred shares.

Each share of Series “A” Preferred Stock is convertible, at the option of the holder thereof, without payment of additional consideration, into such number of shares of our common stock as is determined by dividing the original issue price ($1.00) by the conversion price ($0.25).  Holders of Series “A” Preferred Stock are protected against dilution as follows: If, subsequent to the date on which shares of the Series “A” Preferred Stock are first issued, the Company shall issue additional shares of common stock at a purchase price lower than $0.25 per share, then the conversion price of the Series A Preferred Stock will be adjusted to such lower purchase price.  Holders of Series “A” Preferred Stock shall be entitled to vote, together with holders of common stock as a single class, on all matters upon which stockholders of the Company are entitled to vote, with each share of Series “A” Preferred Stock having one vote.  The Series “A” Preferred Stock shall rank senior to the common stock.  In the event of any liquidation, dissolution or winding up of the Company, the holders of Series “A” Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock of the Company and any other issue of stock, should there be any, by reason of their ownership thereof, an amount per share equal to $1.50 per each share of Series “A” Preferred Stock owned by such shareholder plus any declared and unpaid dividends on the Series “A” Preferred Stock.

Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders. Cumulative voting for the election of directors is not provided for in our amended certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

The holders of outstanding shares of our common stock are entitled to receive dividends out of legally available funds at such times and in such amounts as our board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon a liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors. Each outstanding share of our common stock is, and all shares of common stock to be outstanding upon exercise of the warrants will be, fully paid and nonassessable.

August 2005, Private Placement - Identica Corp.

In our first private placement which was in Identica Corp. (now Identica Canada Corp.), and which closed in August, 2005, we issued 5,666,668 shares of common stock. These shares were offered and sold in a private placement made to non-U.S. persons in offshore transactions pursuant to the exemption from the registration under the Securities Act provided by Regulation S. All the Canadian residents knew one or more of our executive officers.

In this private placement, we issued to eRoom System Technologies, Inc. warrants to purchase 1,000,000 shares of common stock. These warrants are exercisable until May 20, 2010 at an exercise price of $0.15 per share. The warrants may be exercised by the payment of cash or the cancellation of the $150,000 principal amount outstanding of a note issued to eRoom System. Said note is secured by all of our assets .. The issued shares, warrants were subsequently transferred to us pursuant to the November 18, 2005 Share Exchange Agreement, and note and the security agreement was subsequently transferred to us pursuant to the Asset Purchase and Liability Assumption Agreement dated November 19, 2005 between Identica Corp. and Identica Holdings Corporation.

November 18, 2005, Share Exchange Agreement

On November 18, 2005 we entered into a share exchange agreement with Identica Corp. and the shareholders of Identica Corp. Under the terms of the agreement, the shareholders, who in the aggregate owned all of the issued and outstanding shares of Identica Corp's capital stock exchanged their Identica Corp. shares for newly issued shares of common stock of our company in accordance with an exchange ratio of 1:1, so that each issued and outstanding Identica Corp. share was converted into one share of our common stock and Identica Corp. became a wholly-owned subsidiary.

Pursuant to such Share Exchange Agreement, we issued 5,666,668 shares of common stock in exchange for all the issued and outstanding stock of Identica Corp. This issuance was made pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act of 1933.

November 2005, Private Placement

Commencing November 2005 through May 2006, we offered and sold 104.7 Units, with each Unit consisting of $10,000 principal amount of the 8% Convertible Notes, due December 31, 2007 (the "Notes") and Warrants (the "Warrants") to purchase shares of our common stock until December 31, 2008 at an exercise price of $0.70 cents per share.

Pursuant to the November 25, 2005 Private Placement we have issued convertible notes in the amount of $1,047,000 and warrants which if fully exercised will result in the Company receiving an additional amount of $1,047,000. This offering was conducted pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act of 1933.

Interest on the $1,047,000 outstanding principal amount of the Notes is payable quarterly commencing June 30, 2006. All principal and interest is due December 31, 2007. If the closing price of our shares is above $0.75 per share for 5 consecutive trading days, we have the right to redeem the Notes at any time prior to the maturity thereof at 100% of the outstanding principal and accrued interest. The holder has the right to convert all or part of the unpaid principal and accrued interest of the Note at a conversion price of $0.35 per share. In addition, on and after June 30, 2006, the holder has the right to require us to purchase all of any portion of the Note for cash on the last business day of the month.  We agreed not to incur any further indebtedness or create any new liens or encumbrances unless the Note has priority thereof.

In connection with the issuance of the Notes, we issued 2,110,285 common stock purchase warrants. The Warrants are exercisable until December 31, 2008 at an exercise price of $0.70 cents per share. However, the holders of the Warrants will be entitled to exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement prior to November 25, 2006. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds.  Included in the 2,110,285 warrants described above, are 500,000 common stock purchase warrants to Shana Capital, a private equity organization (not a broker-dealer) who introduced us to a number of the investors, and 114,571 to Spartan Securities Group, Ltd. as bonus commission.

The Notes provide that if we fail to file a registration statement within 120 days from the issue date of the Note, we are subject to a penalty of 1% per month on the outstanding balance of the Note.

The proceeds, net of costs, of $963,400 which we previously received from the sale of our convertible notes was applied as follows:

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$140,000 to retire debt;

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$9,332 to purchase fixed assets; and,

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$814,068 for working capital.

On March 31, 2007, all the Note Holders were offered to reduce the conversion exercise price from $0.35 to $0.25, in exchange for waiving interest on the Notes. Note holders, representing $917,000 of Notes, agreed to reduce the conversion price.

From March 31 to October 26, 2007, Notes valued at $130,000 were repaid, and on September 5, 2007, Notes valued at $340,000 together with their warrants (485,714) and accrued unpaid interest and penalties ($33,000) were converted to 373,000 Series ‘A’ Preferred Shares. As a result of the repayment and conversion, $577,000 in Notes and 1,624,571 warrant shares, and unpaid interest and penalties totaling $26,869 remain outstanding.

Foreign Private Placement

Pursuant to a private placement in Ontario, dated November 29, 2005, under the Ontario Securities Act "accredited investor" exemption we issued 8% Convertible Notes, due December 31, 2007 (the "Notes") and Warrants (the "Warrants") to purchase shares of the Company's Common Stock at the price of $0.70 cents per share. Pursuant to the November 29, 2005 Private Placement we have issued convertible notes in the amount of $171,429 and 285,714 warrants which if fully exercised will result in the Company receiving an additional amount of $200,000. The Notes and Warrants issued in the November 2005 and the Notes and Warrants issued in the private placement in Canada are identical. On September 5, 2007, these Notes, along with the warrants and unpaid interest and penalties (totaling $20,000) were exchanged for 200,000 Series ‘A’ Preferred Shares and warrants to purchase 400,000 common shares of stock at an exercise price of $0.35 per share.

May 2007 Private Placement

In May 2007 we offered 5,000,000 shares of the Company's Series “A” Preferred Stock; each share of Series “A” is convertible to four (4) common shares.  The purchase price to be paid to the Company for the Series “A” Preferred Stock was $1.00 per share.  Along with the purchase of Series “A” Preferred shares we offered Class “A” Warrants, each of which entitles the holder thereof to purchase one share of our common stock at an exercise price of $0.35 per share, such warrants to expire on December 31, 2009.  Each purchaser received two Class “A” Warrants for each share of Series “A” Preferred Stock purchased.  The issuance and sale of the Series “A” Preferred Shares and the Class “A” Warrants was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon the exemption provided by Section 4(2) of such act and Rule 506 of Regulation D promulgated thereunder.  Each purchaser would represent to the Company that such purchaser was an accredited investor, and that the transaction did not involve any form of general solicitation or advertising.

From May 2007 through October 2007 we issued 4,427,000 Series “A” Preferred Shares and received cash of $3,927,000.  We redeemed $511,429 of convertible notes and at the direction of the note holders, used the proceeds plus accumulated interest and penalty interest of $61,571 to purchase on their behalf 573,000 Series “A” Preferred Shares.  At the request of a creditor who had advanced us $500,000 we issued 500,000 Series “A” Preferred Shares to retire said debt.  Both the redemption of the convertible notes and the retirement of the debt were in accordance with the May 2007 Series “A” Preferred Stock offering described in the previous paragraph.

There were no underwriters or broker-dealers involved in this private placement and no underwriting discounts or commissions were paid.

The 5,000,000 Series “A” Preferred Share Private Placement was applied as follows:

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573,000 Series “A” Preferred shares were exchanged for $573,000 in convertible debt;

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500,000   Series “A” Preferred shares were exchanged for $500,000 in debt to a shareholder;

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$20,139 was used for the purchase of fixed assets;

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$281,250 was used to repurchase 3,750,000 common shares in the Company from a former Officer and Director;

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$200,000 loan to TechSphere to be applied to future purchases;

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$15,000 loan to a strategic vendor;

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$17,265 advances to employees and consultants;

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$580,000 was used to retire debt; and,

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$2,813,346 was used for working capital.

EXPERTS

The financial statements included in this prospectus and included elsewhere in the registration statement have been audited by SF Partnership LLP (2005) and Rosenberg Rich Baker Berman & Company (2006), independent auditors, as stated in their report s appearing herein and elsewhere in the registration statement (which report s express unqualified opinions containing modifications as to uncertainty regarding the ability to continue as a going concern) and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares of common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

We are a US-based, international manufacturer and distributor of cost-effective, next-generation biometric identification solutions for identifying individuals. Biometric identification is the ability to recognize an individual using a measurable, physical characteristic or personal behavioral trait to recognize the identity, or verify the claimed identity, of that individual. We currently sell a Vascular Pattern Recognition Scanner. As discussed below, such scanner uses infrared technology to record an individual's blood vessel (vascular) patterns below the surface of the skin on the back of the hand to create a unique personal template that can then be stored on various media such as plastic smart cards, boarding passes and computing network storage devices (hard drives). Once an individual's pattern has been recorded and stored, when that person subsequently presents the same hand to our Vascular Pattern Recognition Scanner, and the live vascular pattern is matched to the previously stored template, then the appropriate system performs its required functions (allowing entry to a secure area, logging work time of an individual, and/or verifying a transaction). We also sell proprietary hardware and software which provide the ability to add biometric identification to a variety of systems, such as access control, time and attendance and personal identification systems.

The Vascular Pattern Recognition Scanner technology is covered by US patent 6,301,375. Dr. Alex (Hwan-Soo) Choi , the President and CEO of Techsphere Co., Ltd., Seoul, Korea, is the inventor of the technology referenced in the patent (the use of the vascular pattern from the back of a person's hand for identity purposes). The patent was assigned to Dr. Choi and BK Systems of Seoul, Korea. BK Systems assigned its United States rights to VeinID of Pasadena,

California. VeinID has signed an agreement with Techsphere that contained a non-compete provision that prevented VeinID from engaging, directly or indirectly, in competition with the Vascular Pattern Recognition System in the United States. Consequently, this agreement with VeinID effectively provides Techsphere with exclusive right to use the patent in the United States.

ORGANIZATION WITHIN LAST FIVE YEARS

History

We were incorporated under the laws of the state of Nevada on November 18, 2005, for the purpose of acquiring and operating the business assets and operations of Identica Canada Corp. (then known as Identica Corp. ), an Ontario Canada corporation that had engaged primarily in the selling of biometric security devices since January, 2003.

In August 2004, one of the two shareholders of Identica Canada sold its interest to the other shareholder of the company, 1462869 Ontario Inc., a company affiliated with Mr. Wheeler, our President. Mr. Wheeler then sold 25% of Identica Canada Corp. to Faward Consulting Corp. , a company affiliated with Mr. Edward Foster, our Chief Executive Officer, and Mrs. Francine Foster, his wife who is  an officer and a director,  and 25% to SDS-Sonsitar Services Inc., a company affiliated with Mr. Sid Tarek, a former officer and director of ours.

On April 25, 2005, Identica Canada Corp. purchased reseller agreements, a cash deposit, intangibles, and inventory for a purchase price of $230,000 and assumed some of the liabilities of American Biometrics and Security, Inc., which was the exclusive distributor of TechSphere products in the United States.  Total consideration consisted of $40,000 in cash, $90,000 in a note payable, and $100,000 from the issuance of 4,000,000 common shares of the Company.  Upon the closing of the transaction Mr. Clayden became a director of Identica Canada Corp. and president of Identica Corp. USA, Inc. , a wholly-owned subsidiary of Identica Holdings Corporation.

On May 6, 2005, Identica Canada Corp. signed an exclusive distribution agreement with TechSphere Co., Ltd. of South Korea covering the territories of Canada, the United States, Mexico and the Caribbean Islands for the distribution of Vascular Pattern Recognition Scanner and customization and development of services. Although the agreement terminates December 31, 2008, we have received written notification from TechSphere dated September 15, 2007 that subject to agreement on structured payments, the Agreement will be extended to 2012 and renewable thereafter in perpetuity in 5-year increments.

On September 7, 2005 we purchased software, office equipment and computers, and assumed some liabilities from eRoom System Services, Inc., the wholly owned subsidiary of eRoomSystem Technologies, Inc. (OTCBB:ERMS.OB) which is one of our initial investors and creditors.   The consideration for such purchase was $60,000 payable in full within 12 months. At that time, we assumed the lease obligation eRoom had for an office suite located at 3855 South 500 West, Suite A, Salt Lake City, Utah.   Subsequent to the expiry of that lease on December 31, 2006, Identica Holdings Corporation leased the same premises from Seventeenth Industrial, L.L.C., (an unrelated company).

On November 18, 2005, we entered into a Share Exchange Agreement with Identica Canada Corp. and its stockholders, who in the aggregate owned all of the outstanding and issued shares of its capital stock. Pursuant to such agreement, the stockholders of Identica Canada Corp. exchanged their respective shares of Identica Canada Corp. for newly issued shares of common stock of our Company in accordance with an exchange ratio of 1:1, so that each issued and outstanding share of Identica Canada Corp. was exchanged for 1 share of common stock of our Company. As a result of the consummation of such transactions, the stockholders of Identica Canada Corp. became the stockholders of our Company, and Identica Canada Corp. became a wholly owned subsidiary of our Company.

Effective August 15, 2006, Mr. Clayden resigned from all his positions in our company.  In September 2006, Mr. Clayden gifted 250,000 of his common shares in our Company to various Identica employees and consultants. In December 2006 we purchased from Mr. Clayden his remaining 3,750,000 common shares for $281,250.

The Biometrics Industry

Biometrics refers to the automatic identification of a person based on his/her physiological or behavioral characteristics. This method of identification is preferred over traditional methods involving passwords and PIN numbers for various reasons, including:

(i)

the person to be identified is required to be physically present at the point-of-identification; and

(ii)

identification based on biometric techniques is undeniable since the characteristic is unique to the individual being recognized,

With the increased use of computers as vehicles of information technology, it is necessary to restrict access to sensitive/personal data. By replacing PINs, biometric techniques can potentially prevent unauthorized access to or fraudulent use of ATMs, cellular phones, smart cards, desktop PCs, workstations, and computer networks. Using biometrics for personal authentication reduces the reliance on tokens and pass-cards and eliminates the need to memorize strings of letters required to access important information and resources.

The need for biometrics can be found in federal, state and local governments, in the military, and in commercial applications. Enterprise-wide network security infrastructures, government IDs, investing and other financial transactions, retail, law enforcement, and health and social services are all benefiting from these technologies, according to Dr. Stephen Elliott, Purdue University, Biometric Standards, Assurance and Standards Laboratory. Modi, S. K., & Elliott, S. J., (2005). Securing the manufacturing environment using biometrics, Proceedings of the 39th Annual International Carnahan Conference on Security Technology (ICCST) (pp. 275-278). Las Palmas de G. C., Spain.

Identica Products and Services

Our Vascular Pattern Recognition Scanner was developed by Techsphere Co., Ltd. of South Korea (Techsphere), and was subsequently modified by Techsphere to specifically meet our technical and marketing requirements. We have integrated our proprietary Universal Controller Version 2 with the Vascular Pattern Recognition Scanner, added a communication device (the T-Module), our software (IONcontrol), and our Software Development Kits (SDKs) to provide our customers with the ability to add biometric identification, which is the ability to recognize an individual using a measurable, physical characteristic or personal behavioral trait to recognize the identity, or verify the claimed identity, of that individual) to a variety of Access Control, Time and Attendance, and Personal Identification systems such as credit cards, passports, driver's licenses, etc.

Vascular Pattern Recognition Scanner

Our Vascular Pattern Recognition Scanner uses infrared technology to record an individual's blood vessel (vascular) patterns below the surface of the skin on the back of the hand to create a unique personal template that can then be stored on various media such as plastic smart cards, boarding passes and computing network storage devices (hard drives). Each individual's vascular pattern is unique and is not capable of being duplicated, even in identical twins. Once an individual's pattern has been recorded and stored, when that person subsequently presents the same hand to our Vascular Pattern Recognition Scanner, and the live vascular pattern is matched to the previously stored template, then the appropriate system performs its required functions (allowing entry to a secure area, logging work time of an individual, and/or verifying a transaction).

Universal Controller Version 2	VP-II S w/ UC-2 UC-2 Interior

Our Universal Controller Version 2 is an integration device which seamlessly allows the Vascular Pattern Recognition Scanner to integrate with any organization's Access Control, Time and Attendance, and Personal Identification systems.

To accomplish this seamless integration, our Universal Controller Version 2 is constructed with multiple input/output communications connections supporting:

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Multiple connections allowing the acceptance of information from:

o

Barcode scanners; and

o

Touch Screen terminals

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TCP/IP (The universal communications method used by modern computing networks)

T-Module
Our T-Module acts as a communication device for installations which may not require all of the functions of our Universal Controller Version 2.

  IONcontrol Software

We designed and developed our   IONcontrol software to operate with our Vascular Pattern Recognition Scanner, Universal Communications Controller Version 2, and T-Module to allow our customers to organize and manage stored hand vascular patterns. IONcontrol also provides reports which describe activities such as entry to controlled areas, attendance information, enrollment information (names, addresses, employee numbers, restrictions, etc.).

Below is an illustration of the layout of the operating components of IONcontrol working with our T-Module and Vascular Recognition Scanner. The IONcontrol software service and MySQL data base are shown in the large box along with the Apache WEB service (a component of the operating environment). The small box to the right represents the WEB browser based User Interface (“UI”) to the software.

  Our resellers/integrators and customers can incorporate our products into fully integrated, seamless biometric systems. Typical systems include:

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Access Control - Seamless integration of Identica's enrollment, biometric template and database management abilities;

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Time and Attendance - Integration with most existing Time and Attendance and Payroll Systems to replace traditional time clocks to track employees' attendance, eliminate buddy-punching, and provide undeniable real-time management reporting;

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Personal Identification Systems - Integration into any industry application that requires undeniable user credentials, such as: border control, immigration cards, airline boarding passes, Automated Teller Machines and Point of Sale processes.

Professional Services

Our Identica Technical Expertise Center, located in Salt Lake City, Utah, is currently made up of computer consultants and engineers who will provide a number of professional services to Identica customers. Through this subsidiary, we can manage the implementation of our hardware and software products, maintain high customer satisfaction levels, and provide our customers with a “full service” approach to their biometric needs and requirements.

Professional Services offered through our Identica Technical Expertise Center include:

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Customized Solutions, tailored to the industry/client specific requirements;

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Integration of existing customer legacy systems;

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Project Management of the full implementation and ongoing support of our solutions;

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Support for our channels business partners; and

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Integration of new and evolving technologies to enhance Identica product(s) offering.

  Our Professional Services organization will multi-task by supporting internal requirements, product(s) development and direct support of our paying customers. The group will maintain its margins by sub-contracting when appropriate and when required.

Our marketing partners and end-user organizations can incorporate our hardware and software products into fully integrated, seamless biometric systems using our Solution Developments Kits (SDKs).

Given the variety of systems which can be constructed from the components described above, two examples of suggested implementations are shown below:

The configuration below illustrates the use of our Vascular Pattern Recognition Scanners attached to our T-Modules via Serial RS232 communications protocol and further attached to our IONcontrol Software via TCP-IP (the modern computer communications language). When users wish to enter secure areas through a number of doors they present their hands to the Vascular Pattern Recognition System, their live hands' vascular pattern is matched to a previously stored template within our IONcontrol Software and if there is a match the T-module will unlock the door. Also various other devices can be attached to the system: i.e. Alarms etc.

The configuration below illustrates the retrofitting of an existing Access Control System to make it Biometrically enabled. Template input for matching can be: smart card; encrypted barcode; or fingerprint reader. All of the above templates are presented to the Universal Controller version 2 and a living hand is presented to our Vascular Pattern Recognition Scanner, the entry request is noted in IONcontrol and the successful match is transmitted to the existing Access Control system via Wiegand Protocol (the communications protocol used by many existing Access Control Systems).

Market Strategy

  We have identified three major market areas to focus upon Access Control; Time and Attendance; and, Personal Verification. Access Control is the ability control the access to restricted areas. An organization may wish to selectively restrict individuals' access to a building or areas within a building. Time and Attendance is the ability to track the amount of time an individual is at work. This function is usually used for payroll and/or job costing. By using Biometrics for Time and Attendance employers are assured that the individual “clocking in and out” is specifically identified. Personal Verification is the ability to link a specific individual to an action. By adding a biometric component to an event or transaction the individual associated with the event or action can be specifically identified, greatly reducing identity theft.

Currently, most of our concentration has been and will continue to be in Access Control. However, the Time and Attendance business, including job costing (the tracking of time for a specific individual on a specific task or job for accounting purposes) will continue to be a target for us. The Personal Verification business (ATM's, POS, border security) is by far the largest potential market, but also the market with the longest lead times. Our current focus is 70% Access Control; 20%

Time and Attendance and 10% Personal Verification. This emphasis will change as we achieve market penetration and sales volumes. We believe that There will also be a growing overlap as the marketplace recognizes that Access Control (through building automation) can, and will trigger the other areas.

International Biometrics Group (IBG), an independent biometric consulting and technology services firm, forecasts the revenues and percentage growth (Base year 2006) for Biometric Technology as follows:

Revenues	2007	2008	2009

$-Millions	3,012.6	3,836.2	4,634.3

International Biometrics Market and Industry Report 2007-2012, published January 2007

www.biometricgroup.com/reports/public/market_report.html

We have formal marketing arrangements with various resellers/integrators in the United States. These agreements grant such third parties, ranging from medium-sized regional companies to major international corporations, the non-exclusive right to sell our products. Under these agreements, we provide the marketing and promotional material as well as technical assistance to the reseller or end-use customer as required.

Market Objective

Our first market objective is to achieve brand recognition. To achieve this goal, we attend major industry trade shows and we couple our brand and our technology with significant suppliers of security technology.  In 2006, we attended 7 trade show s and in 2007 we attended 14 trade shows. We were invited to exhibit our solutions in three major suppliers' booths:  HID, Johnson Controls and Lockheed Martin.   HID is a proximity and smart card vendor (HID is not a reseller, but HID has recognized that Identica's smart card solution will greatly enhance HID's sale of smart cards by appointing us a “HID Connect partner”).  At an HID seminar, held as an adjunct to the ASIS show, we won one of HID's significant innovation awards. HID is the principal supplier of smart cards and OEM smart card readers to us.   Johnson Controls has more sales offices and representatives in North American than any other of our resellers, giving them a broad coverage of our market area.  Lockheed Martin, a major defense contractor, has invited us to exhibit our biometric products in their show booths.

Currently, we have three Sales Advisors in the United States and two in Canada. A Sales Advisor is a specially trained Sales / Technical representative, whose function it is to first engage Reseller senior management and once Reseller management has agreed to represent our Biometric Products to their customer base, work as a specialist with the Reseller's sales force to train them on how to sell our products.

Competition

The principle competitors to Identica's product offerings are the following:

  Hand Geometry

  Recognition Systems Inc. (RSI) (a division of the Ingersoll Rand company) Hand Geometry technology measures the geometry of a user's hand comparing finger length, width, thickness and surface area to compare the hand to a stored template.  Hand Geometry is an old technology that has already been on the market for 10 years. The Vascular Pattern Recognition Scanner is a next generation technology that offers significant advantages over hand geometry, most notably: accuracy, security, speed, device appearance/size and hygiene.

Recognition Systems (Ingersoll Rand) is located at 1520 Dell Ave., Campbell, CA 95008 and has a Web site at www.handreader.com ..

Iris Recognition

Iridian Technologies iris recognition product uses its iris algorithm and cameras to extract a biometric template from a human iris. Iris recognition is known for its very low False Acceptance Rates (FAR) and has been sold primarily in high security Access Control applications. However, it is also known for its high cost, complicated operation and difficulty with eye contacts/glasses that result in high False Rejection Rates (FRR). Users are also very uncomfortable with using eye based biometric technology.

Iridian Technologies is located at 125 Church St. Suite 3, Moorestown NJ 08057, and has a Web site at www.iridiantech.com .

Fingerprint Algorithms and Devices

The first fingerprint biometric technology has been available for thirty years and as a result there are many fingerprint algorithm and sensor developers and manufacturers on the market. Fingerprint biometric sensors have been built-in to many products including Access Control, Time and Attendance and Single Sign-On. The Vascular Pattern Recognition Scanner technology provides many advantages over fingerprint sensors due to high fingerprint False Rejection Rates (FFR) resulting from users with dry, worn or contaminated fingerprints as well as hygiene and privacy issues.

Bioscrypt Inc. is located at 505 Cochrane Drive Markham, Ontario Canada L3R 8E3   (TSX-BYT), and they develop fingerprint algorithm, technology and software. Bioscrypt has a Web site at www.bioscrypt.com.

Authentec, Inc. is located at 709 S. Harbor City Blvd. Suite 400, Melbourne, FL 32901 and they manufacture fingerprint sensors and algorithms. Authentec has a Web site at www.authentec.com.

DigitalPersona Inc. is located at 805 Veterans Blvd. Suite 301, Redwood City, CA 94063, and they manufacture fingerprint sensors and algorithms. DigitalPersona has a Web site at www.digitapersona.com.

Other companies in the fingerprint sensors and algorithms sector include:

•

Sony Electronics - 123 West Tryon Ave., Teaneck, NJ 07666

•

NEC Technologies Inc. - 1130 Broadway Plaza Suite 202, Tacoma, WA 98402

•

Sagem Morpho, In c. - 1145 Broadway Plaza Suite 202, Tacoma, WA 98402

•

Testech, Inc. - 625-4 Upsung-Dong, Chunan-Shi Chunghongnam-Do, Korea

Agreement with Spartan Securities Group, Ltd.

On October 11, 2005, the Company entered into a Financial Advisory and Investment Banking Agreement with Spartan Securities Group, Ltd., a Florida limited liability partnership (“Spartan”) to render services to the Company as its corporate finance consultant, financial advisor and investment banker. Pursuant to the terms of the engagement, for an initial period of two (2) years, Spartan will, on a non-exclusive basis, render advice with regard to internal operation; render advice with regard to corporate finance matters; render advise and/or assistance and introduction to third parties with regard to acquisition, joint venture or strategic alliance activities; and render advice and/or assistance with regard to capital raising activities.

In exchange for such services, we agreed that should we complete an equity financing of not less than $1,000,000, with the assistance of Spartan, we shall pay Spartan a monthly financial advisory fee of $1,500.00 per month for the two year period commencing from the date of the funding. The fee includes a minimum of 10 hours monthly for financial advisory services and additional time may be billed at $150.00. We also agreed that if any transaction is consummated during the term of the engagement with any parties introduced by Spartan, we shall pay at the closing of each transaction a cash fee equal to the sum of 5% of the first $5 million of the aggregate consideration of a transaction, 4% of the second $5 million of the aggregate consideration of a transaction, 3% of the third $5 million of the aggregate consideration of a transaction, and 2% of the aggregate consideration over $15 million of the aggregate consideration of a transaction.  No such transaction has taken place.

We agreed that if Spartan is involved in originating a credit facility with a lending source, we will pay Spartan a fee of 2% of the maximum amount of a credit facility. If Spartan is involved in arranging an increase in a credit facility, we will pay Spartan a fee of 2% of the increase from the maximum of amount of the existing credit facility.

Furthermore, we agreed to grant Spartan a right of first refusal to act as placement agent for any private offering of our securities and to act as underwriter in any public offering of our securities.   On December 3, 2006, Spartan waived the right of first refusal in connection with the offer of the Series “A” Preferred Shares.

The agreement with Spartan expired pursuant to its terms on October 11, 2007.

Government Regulation

There are no specific government regulations regarding the effectiveness of a Biometric device. Our products are subject to electrical and fire regulations when installed at customer sites.

Employees and Consultants

There are 4 executive officers of the Company, three of whom provide services through their respective companies .. We have six (6) technical associates who are employees of the subsidiaries ..   We have five (5) sales advisors providing services, three (3) are employees of our wholly-owned subsidiaries, one (1) is under an annual contract , and another is on a month-to-month consulting basis. There are two (2) administrative staff , one (1) is an employee of Identica Canada Corp. and another is employed by Identica Holdings Corporation.

 We utilize other human resources on a time, materials and expenses basis as required. Currently we utilize individuals who provide graphic design and technical consulting on an ad-hoc basis.

DESCRIPTION OF PROPERTY

We currently maintain our corporate head office at 6807 S. MacDill Avenue, Tampa Florida. This is an office sharing arrangement with Allegro Billing Services, a non-related company. Allegro Billing Services does not charge us for providing this space. We also operate Identica Corp. USA, Inc. Sales Head Office from this space.

Identica Canada Corp. has an office sharing arrangement with Faward Holdings Ltd. , the company owned by Edward and Francine Foster, our Chief Executive Officer and Corporate Secretary. The 2007 average monthly rent being paid to the related company is $3,974.27.

Identica Corp. TEC, Inc., also known as Technical Excellence Center, utilizes approximately 4,032 square feet at 3855 South 500W, Suite A, Salt Lake City Utah, 84115. The property is leased from Seventeenth Industrial L.L.C (an unrelated company) beginning January 1, 2007 and ending December 31, 2008.  Gross rental rate for the period January 1, 2007 to December 31, 2007 is $1,714, AND from January 1, 2008 to December 31, 2008 will be $1,765.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and notes to our financial statements, included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors discussed elsewhere in this report.

Certain information included herein contains statements that may be considered forward-looking statements, such as statements relating to our anticipated revenues, gross margin and operating results, future performance and operations, plans for future expansion, capital spending, sources of liquidity and financing sources. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include, but are not limited to, those relating to our liquidity requirements, the continued growth of the biometrics industry, the success of our product-development, marketing and sales activities, vigorous competition in the biometrics industry, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, the inherent uncertainty and costs of prolonged arbitration or litigation, and changes in federal or state tax laws or the administration of such laws.

Overview

Since commencing operations as Identica Corp. in Canada in 2003, the company has evolved into a global distributor and manufacturer of biometric identification based products with an expanding customer base consisting of governmental (port authorities, police departments), industrial and entertainment companies (casinos), banks, military and educational institutions. Our present product line permits us to provide products and services that: 1) secure access control; 2) provide time and attendance management; and, 3) allow credential verification – the three major objectives of our clientele seeking biometric based identification solutions to their security issues.

Our core product is a vascular pattern recognition scanner (the VP-II S) patented by TechSphere Co., Ltd. of Seoul, Korea (US patent # 6301375) and provided to Identica via a distributorship agreement that permits near-global distribution. The vascular scanner utilizes near-infrared technology to capture and record an individual’s blood vessel (vascular) pattern below the surface of the skin at the back of the hand to create a unique personal template that is then stored on storage devices including computer data base hard drives, specialized memory devices, smart cards, two-dimensional bar codes, etc.

Identica has expanded its product line beyond the core vascular hand scanner by developing and manufacturing two peripheral products: a proprietary universal controller (UC-2),  which allows the scanner to integrate with any organization’s access control, time and attendance and/or personal identification systems; and, a communication device (T-module) which permits template storage to be maintained either on- and/or off-premises and to be efficiently transmitted via computer internet to allow nearly simultaneous matching between the vascular hand pattern scan and the on- or off-site stored template data base. Identica has also developed a proprietary temperature-controlled “Weathershield” device that encapsulates the hand scanner device and the peripheral products into a weather proof unit that permits the use of the scanner in adverse climatic conditions.  Our current product line also includes our proprietary IONcontrol software that allows our customers to organize and manage stored hand vascular templates as well as providing reports to management describing activities such as entry in controlled areas, attendance information, enrollment information, etc.

Risks and Challenges Addressed by Management

The current management of Identica has been in place since August 2004. Since that time, management has been required to manage a technology-oriented business in a rapidly expanding biometric identification marketplace. The attendant risks which management constantly has to define and evaluate include:  technology risks, such as whether the product offerings perform to specifications; market risks, such as market maturity to accept our products and whether the products meet market requirements as well as attempting to attract qualified integrators/resellers; and the management of growth, including being unable to establish effective policies and procedures; unable to attract, hire and train new productive personnel;

unable to establish appropriate additional locations; and, unable to meet customer expectations due to rapid growth.

Awareness of our risks has directed management to meet its challenges by spearheading the development of new products designed to extend product capabilities, executing the manufacturing of its proprietary products and bringing said products to market by forming relationships with OEM’s (Original Equipment Manufacturers) and product resellers, and attempting to balance growth with our capital resources. We believe that we have successfully addressed our market place risks in part, by forming additional relationships with integrators/resellers and alliance partners.  We have also stayed attuned to and capitalized upon opportunities to extend our distribution territory as well as our product line, while being alert to the ever changing demands of the security customer community and attempting to satisfy their needs via new product development.

Other relevant management challenges include monitoring our competition; retaining and expanding our key personnel, both from a technology and sales perspective; and, continuing to promote effective team building.

Since we are a “development stage” company, liquidity remains a challenge for management.  Monitoring revenues and controlling day-to-day expenses requires constant vigilance.  The process of raising capital is time consuming and distracts management’s focus from operations.  To meet this challenge management has focused the activities of our CEO, Edward Foster to ensure the necessary funds are available.  Our President and COO, Terry Wheeler, has concentrated his efforts on operations, however, both executives are intensely involved in all aspects of our Company’s activities.

We are mindful of management’s lack of experience in operating a public company. We are additionally aware of the need to establish and maintain disclosure controls and procedures in complying with Sarbanes-Oxley Act of 2002 and the additional restrictions and controls imposed by the accounting industry in response to Sarbanes-Oxley, and the standards that must be met for management to assess the internal control over financial reporting are new and complex, and require significant documentation and testing to meet the new detailed requirements. For us to ensure that we meet these requirements, we have engaged the consulting services of an external risk management and operational procedures consultant to work with us in establishing financial controls which will meet the Sarbanes-Oxley requirements.   We also look to our independent registered public accounting firm for review of such controls.

With regard to new products in planning or development stages, we plan to introduce additional biometric identification devices, software, security cameras, communication devices and protocols to our product line.  We are actively examining new technologies in biometrics to determine if the se new technologies will add value to our present offerings.  To address the challenge of expanding our product offering, We have recently entered into discussions with a facial recognition software developer as well as a Radio Frequency Identification (RFID) supplier.

To meet the challenges presented by our current customers’ requirements, we have maintained our focus on our core product, the Vascular Scanner (VP-II S).  We have been able to enhance the usefulness of the VP-II S by adding software, communications ability and a controller device that extends the versatility of the scanner and makes it compatible with the wide range of computer-based security systems, and allows remote data storage and retrieval of the vascular templates.  We have designed and built a temperature controlled weatherproof shield to ensure the devices’ ability to operate out-of-doors in all types of climatic conditions.

We have extended our sales and distribution territory from Canada alone at inception to the United States, Mexico, Central/South America, the Caribbean Islands, Europe, Israel and the Russian Federation.  We have resident sales associates in the United States, Canada and Europe.

We have retained both our vision and our conviction that vascular biometric identification will gain worldwide acceptance and be competitive, and provide solutions superior to other types of biometric identification products.  We still believe that the new global business, governmental and industrial communities would continue to seek out a methodology to make their operations and products safer and more secure in an increasing security conscious global environment. We feel that we are well positioned for growth in the last calendar quarter of 2007, and assuming incremental growth of trial product placement together with conversion of existing trials to permanent product implementation, we anticipate continued revenue expansion in 2008.

Plan of Operation

Beginning January 2006 we have broadened our efforts to include sales to strategic end-use customers in selected vertical markets: transportation; banking; law enforcement; entertainment and hospitality; health care; manufacturing; retail security; and, government.  Our noted sales successes for the third quarter of 2007include for example:  the Port of Halifax, in Nova Scotia, Canada ($117,769.00); the Ho Chunk Nation in Wisconsin ($34,060.00); the University of Ottawa in Ontario, Canada ($18,832.00); the University of South Dakota ($16,485.00); and, the army of Colombia in South America ($11,216.00). We expect continued orders from all of the named customers.

As part of our increased marketing efforts, we have expanded our sales advisory group with the addition of strategically geographically located individuals with Access Control, Time and Attendance and/or Personal Verification industry experience. We have hired a Vice-president of North American Sales and we plan to add at least three new Sales Advisors in the United States and one in Canada, to meet the growing demand for training and sales support for our Reseller/Integrator network.

 We do not have sufficient capital on hand to meet our cash requirements for the next twelve months. However, assuming timely delivery of our current in-house orders and additional new orders related to current trial installations we anticipate that together with our cash on hand, we will have sufficient capital to meet our cash requirements for the next twelve months. We have pre-purchased sufficient product to meet our projected sales over the next three quarters.

Results of Operations- The year ended December 31, 2006 compared to the year ended December 31, 2005

Revenues

Our revenues increased by $130,369 to $155,638 in 2006 from $25,269 in 2005, as a result of product sales increasing to $111,088 in 2006 from $25,269 in 2005, and service revenues increasing to $44,555 in 2006 from $0.00 in 2005 principally from a service contract with eRoomSystem Technologies, Inc.

Results of Operations – The six months ended June 30, 2007 compared to the six months ended June 30, 2006

Revenues

 Revenues for the six months ended June 30 2007 were $119,164 and for the six months ending June 30, 2006 were $86,163, an increase of $33,001.  Product sales for the 6 month period ending June 30, 2007 were $82,421 compared to $71,313 for the comparable period ending June 30, 2006.  Service sales for the 6 month period ending June 30, 2007 were $36,743 compared to $14,850 for the comparable period ending June 30, 2006.

Material Trends Discussion

Identica’s essential strategy for positioning itself in the biometrics industry is to continue its ongoing educational process in distinguishing its products i.e. vascular biometrics, from its competition:  fingerprint, retinal and hand geometry.  This is accomplished via attendance and demonstrations at trade shows, and educating its resellers as to the marketing merits of vascular biometrics in circumstances where other biometric products are insufficient or inappropriate to fit the specific situation.

Identica’s sales have trended upwards in each succeeding financial period since inception.  We believe that this upward trend is the direct result of increased sales efforts by integrators/resellers, direct sales to end-use customers, and the existence of the peripheral products we have developed (all of which extend the range and usability of the core scanner product), including the UC2 controller, the T-module communications device and the Weathershield.

Cost of Revenues

For the year ended December 31, 2006, our cost of revenues increased by $75,774 to $95,338 from $19,564 for the year ended December 31, 2005.  The increase in our cost of revenues is a direct result of our increase in sales for the year ended December 31, 2006 ($111,088) as compared to the volume of units sold in the year ended December 31, 2005 ($25,269).

Research and development

In accordance with SFAS 2, research and development costs have been expensed as incurred. For the period ended December 31, 2005, Research and development expenses totaled $20,374; for the period ended June30, 2006, research and development expenses were $94,214; for the period ended December 31, 2006, our research and development expenses totaled $156,209; and, for the period ended June 30, 2007, research and development expenses totaled $102,569.

Total operating expenses

Total operating expenses for the year ended December 31, 2006 increased by $1,106,994 to $1,882,543 for the year ended December 31, 2006 from $775,549 for the year ended December 31, 2005. The substantial increase in total operating expenses was due to significant increases in expenditures, specifically selling expenses $276,009 in 2006 compared to $83,660 in 2005; general and administrative expenses $1,450,325 in 2006 as compared to $671,515 in 2005; research and development expenses $156,209 in 2006 compared to $20,374 in 2005. The increase in operating expenses was due to the increase in research and development activities, sales activities and general and administrative activities directly related to our United States operations as provided in our Plan of Operations.

Other income and expense

Interest expense for the year ended December 31, 2006 increased by $254,823 to $263,358 for the year ended December 31, 2006, from $8,535 for the year ended December 31, 2005. The increase is primarily due to the payment of interest to the note holders from the private placements which commenced November 2005.  The note holders have since agreed to waive further interest past March 31, 2007 in exchange for a reduction in conversion price from $.35 per share to $.25 per share.

Net loss

We incurred a net loss of net loss of $2,085,601 for the year ended December 31, 2006 as compared to $778,379 for the year ended December 31, 2005 a. The increase in net loss was due to the scaling up of research and development activities and the increase in sales and general and administrative activities directly related to our United States operations as provided in our Plan of Operations.

Going Concern

Although the accompanying Consolidated Financial Statements do not include any adjustments that reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern, we consider that We are a development stage enterprise and since inception we have focused our efforts upon completing our product development plan, establishing strategic alliances in the marketplace , and raising capital to fund our initial operations.

The accompanying financial statements have been prepared on the basis that we will continue as a going concern , which assumes the realization of assets and the satisfaction of liabilities in the normal course of business. since inception , we have been engaged in product development and pre-operational activities. We have incurred total comprehensive losses of $3,058,208 as of December 31, 2006 and $945,711 as of December 31, 2005 and negative operating cash flows of $1,770,947for the year ended December 31, 2006 and $692,540for the year ended December 31, 2005.  Continuation of our existence is dependent on our ability to generate sales and achieve sustained profitable operations. The uncertainty related to these conditions raises substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.   However, since March 2007 we have raised additional capital from our issuance of our Series “A” Convertible Preferred Stock of net cash $3,927,000 after repayment of $1,073,000 in debt obligations.. Historically, the major source of cash for the Company has been the sale of its equity to investors. During the next 12 months, we hope to be able to generate additional revenue from increased sales of our identification solutions.

The Company complies with FAS No. 7 and TS and Exchange Commission Exchange Act Guide 7 for its characterization for the company as developmental stage.

Liquidity and Capital Resources

Our balance sheet as of June 30, 2007 reflects current assets of $1,250,336 consisting of the following items:  Cash $107,611; accounts and other receivables $79,166; inventories $661,780; deposits $140,000; prepaid expenses $192,385; notes receivable $36,937; and deferred charges of $32,457.  Total assets were $1,372,987, consisting of the following items:  Current Assets $1,250,336; equipment $78,235; and, intangibles $44,416.  Total liabilities were $1,351,203 consisting of the following:  accounts payable and accrued liabilities $123,710; current portion of long term debt $150,000; and, convertible debentures $1,077,493.

Although we currently have approximately $500,000 cash on hand.  We estimate, based upon our operating budget of $168,000 per month (made up of $40,000 in sales related expenses, $103,000 in General and Administrative Expenses and $25,000 in Research and Development costs), that within the next 12 months we will need $2,016,000 for operations. We expect to achieve a projected revenue level of $200,000 for the month of November 2007.  Our current projections forecast monthly revenue of $200,000 over the next twelve months. We cannot, however, guarantee that this revenue level will be achieved. We recognize that if we are unable to generate sufficient revenues, we will not be able to earn profits or continue operations.

The decrease in working capital Dec 2006 to Dec 2005 (decrease is $2,221,047) and June 2007 to June 2006 (decrease is $282,871) results materially from net losses of  $2,085,601 for the period ended December 31, 2006 compared to $778,379 for the period ended December 31, 2006 and from net losses of $1,021,388 from the six months ended June 30 2007 compared to the net loss of $752,270 for the six months ended June 30 2006.  The decrease was reduced by the increases of non-cash outlays of depreciation and amortization ($83,220 Dec 2005, and $26,000 June 2006). Depreciation and amortization results from the policy of depreciating fixed assets over their useful life varying from 3 to 10 years and amortizing the intangible TechSphere Distribution asset over 5 years ($17,520) and the intangible rights to the UC1 Controller ($50,000) which was fully amortized in the year of acquisition 2005.

Off-balance sheet arrangements

We have no off-balance sheet arrangements.

Summary of Critical Accounting Estimates

Recent Accounting Pronouncements

Financial Reporting Release No. 60, recently released by the Securities and Exchange Commission, requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The notes to the consolidated financial statements include a summary of significant accounting policies and methods used in the preparation of our Consolidated Financial Statements. In addition, Financial Reporting Release No. 61 was recently released by the SEC requires all companies to include a discussion which addresses, among other things, liquidity, off-balance sheet arrangements, contractual obligations and commercial commitments. The following is a brief discussion of the more significant accounting policies and methods used by us.

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in accordance with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including the recoverability of tangible and intangible assets, disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

On an on-going basis, we evaluate our estimates. The most significant estimates relate to our recognition of revenue, the allowance for doubtful accounts receivable and inventory valuation reserves.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

Revenue Recognition

Revenues are recognized in the period that services are provided. For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superseded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

We recognize revenue when we ship our product to customers. Customers at times request credits for returned product or in connection with incentives such as cooperative advertising agreements. We reduce sales or increase selling, general, and administrative expenses, depending on the nature of the credits, for estimated future credits to customers. Management bases such estimates either on historical information about credits issued, relative to total sales, or on specific knowledge of incentives offered to retailers.

Sales include revenue generated from products shipped, including shipping and handling fees, less returns and sales allowances. Returns and sales allowances are for damaged goods and anticipated customer returns. The Company’s sales terms include a return policy of 60 days. During the inception period to the six months ended June 30, 2007. the Company has experienced one customer return. Considering the limited historical experience, management has estimated future sales returns and allowance will be approximately 7% of the gross sales. On a limited basis, we also anticipated the use of cooperative advertising and other sales incentives with certain of our customers. Charges for cooperative advertising and sales incentives will be recorded as advertising expenses in the period in which the expense is incurred.

During the period January 21, 2003 to December 31, 2006, there have not been material changes in the assumptions underlying these critical accounting policies, nor to the related significant estimates. The results of our business underlying these assumptions have not differed significantly from our expectations.

While we believe that the estimates that we have made are proper and the related results of operations for the period are presented fairly in all material respects, other assumptions could reasonably be justified that would change the amount of reported net sales, cost of sales, operating expenses or our provision for income taxes as they relate to the provisions for anticipated sales returns, allowance for doubtful accounts, inventory obsolescence reserve and income taxes.  For the period December 19, 2005 (date of inception) through December 31, 2006, had these estimates been changed simultaneously by 3% in either direction, our reported revenues would have increased or decreased by approximately $400 and the collective impact of these changes on operating income, net earnings and net earnings per diluted common share would be immaterial.

Allowance for doubtful accounts

We maintain an allowance for doubtful accounts to reduce amounts to their estimated realizable value including reserves for customer allowances and incentives. A considerable amount of judgment is required when we assess the realization of accounts receivables, including assessing the probability of collection and the current credit-worthiness of each customer. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, an additional provision for doubtful accounts could be required. We initially record a provision for doubtful accounts based on our historical experience, and then adjust this provision at the end of each reporting period based on a detailed assessment of our accounts receivable and allowance for doubtful accounts. In estimating the provision for doubtful accounts, we consider: (i) the aging of the accounts receivable; (ii) trends within and ratios involving the age of the accounts receivable; (iii) the customer mix in each of the aging categories and the nature of the receivable; (iv) our historical provision for doubtful accounts; (v) the credit worthiness of the customer; and (vi) the economic conditions of the customer’s industry as well as general economic conditions, among other factors.  We have not experienced any write-offs of uncollected accounts receivable.

Inventories

Inventories consist almost entirely of finished goods. We account for inventory using a first-in-first-out system in which we record inventory on our balance sheets at the lower of our cost or net realizable value. A product’s cost is comprised of the amount that we pay our manufacturer for product, tariffs and duties associated with transporting product across national borders and freight costs associated with transporting the product from our manufacturers to our warehouse locations. When circumstances dictate that we use net realizable value in lieu of cost, we base our estimates on expected future selling prices less expected disposal costs. The Cost of goods sold line item on the Statements of Operations is comprised of the book value (lower of cost or net realizable value) of inventory sold to customers during the reporting period.  We currently have pre-purchased sufficient inventory to meet the sales projections for the first 2 quarters of 2008 and have not made any adjustments to inventory for obsolescence or slow moving goods.

Stock-Based Compensation

The FASB issued SFAS No. 123R “Accounting for Stock-Based Compensation-Transition and Disclosure-replacing SFAS 123.” This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. In addition, this statement requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted these annual disclosure provisions in its financial reports.

Accounting for Convertible Notes and Securities with Beneficial Conversion Features

Following guidance by EITF 00-27 the Company allocates proceeds received from convertible notes and/or securities first to warrants granted to the note holders. The value of the warrants and the beneficial conversion feature are recorded on the balance sheet as a debt discount and as an increase to shareholders equity. The discounts are amortized over the life of the loans.

In accordance with EITF 98-5 and 00-27, the amount of beneficial conversion is determined at the commitment date of each debt instrument as the difference between the stated conversion price within the instrument and the fair market value at the date of the draw-down on the debt instrument.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation to Edward Foster, Chief Executive officer , consists of $100,000.00 in annual fees plus $4,800.00 in annual car allowance, plus business expenses through Faward Consulting Corp., the US-based consulting company owned jointly by Mr. Foster, and his wife Francine.  Mrs. Foster provides consulting services on an as required basis.  Faward Consulting Corp. invoices for her services at the rate of $25 per hour, at a monthly average of $2,000. She receives no compensation as one of our Directors. For the years ended December 31, 2006 and December 31, 2005, Faward Consulting Corp. received an aggregate of $215,721.00 from the Company for the compensation related to Mr. and Mrs. Foster’s services.  For the six months ended June 30, 2007, Faward Consulting received $64,550.00.

Faward Holdings Ltd. is the Canadian consulting company owned jointly by Edward and Francine Foster.   Faward Holdings has sublet its office located at 130 Bridgeland Avenue, Suite 100, Toronto, Ontario Canada M6A 1Z4 to Identica Canada Corp. on a month-to-month basis at the rate of $4,271.00.  Faward Holdings Ltd. received rent from the Company for the year ended December 31, 2006 in the amount of $40,990.75 and for the year ended December 31, 2005, $25,145.86 (covers the period May 1, 2005 through December 31, 2005), and for the six months ended June 30, 2007, $23,846 plus a retroactive payment of $34,178 relating to unpaid rent for the period August 2004 through April 2005.

Terry Wheeler, our president and a Director, receives $100,000.00 in annual fees plus $4,800.00 in annual car allowance through his consulting company 1462869 Ontario Inc. He receives no compensation as a Director. For the years ended December 31, 2006 and December 31, 2005, Mr. Wheeler received $99,465 and $63,718, respectively.  For the six months ended June 30, 2007, he received $55,331from the company.

Mr. Wheeler's wife, Kathryn Wheeler provides bookkeeping and internal procedures development services for our company on an as required basis. Mrs. Wheeler’s consulting company 1462846 Ontario Inc. invoices Identica for her services at the rate of $25.00 (CDN$ 28 ) per hour, at a monthly average of $475.00 (CDN$500). She is neither an officer nor director of our Company.  For the years ended December 31, 2006 and December 31, 2005, Mrs. Wheeler received $8,289.76 and $5,140.03.   For the six months ended June 30, 2007, she received $165.63 from the Company.

David Clayden, our Vice-president and Director until August 15, 2006 received compensation at the rate of $96,000.00 in annual fees plus $4,800 in annual car allowance, plus business expenses, all paid to him personally. He received no compensation as a Director. He was reimbursed $600 per month for the partial use of his office at: 9853 Tamiami Trail, Suite 226 Naples, FL 34108.  For the year ended December 31, 2005, Mr. Clayden received $62,762, and from January 1, 2006 until August 15, 2006, the date he was terminated, Mr. Clayden received an aggregate of $68,906 from the company.

Gerald Wiseberg is our Chief Financial Officer. Mr. Wiseberg is paid through his consulting company Corporate Management Consultants at the rate of $50 per hour plus expenses. He bills monthly for his services based upon utilized hours. For the years ended December 31, 2006 and December 31, 2005, said company received $58,202 and $9,836, respectively, from the Company.  For the six months ended June 30, 2007, it received $27,698.

On November 18, 2005, we issued 1,666,667 shares of common stock and 1,000,000 warrants to eRoomSystem Technologies, Inc. in exchange for 1,666,667 shares and 1,000,000 warrants of Identica Corp. The exercise price of the shares underlying the warrants is $0.15 per share. The warrants are exercisable until May 20, 2010. Such issuance was made in consideration for the loan made to Identica Corp by eRoom in the amount of $150,000, which was assumed by us. eRoomSystem currently holds 20.662% of our issued and outstanding capital stock.

On November 18, 2005 we issued 1,500,000 shares of our stock to Faward Consulting Corp. in exchange for 1,500,000 shares of Identica Corp owned by Faward Consulting Corp.  on August 16, 2006, we issued 1,000,000 warrants to Faward Consulting Corp., a Florida corporation which is controlled by Edward Foster, our Chief Executive Officer, and Francine Foster, a director and our Secretary. Mr. Foster and Mrs. Foster, who are husband and wife, are the only shareholders of Faward Consulting Corp. The exercise price of the shares underlying the warrants is $0.35 per share. The warrants are exercisable until December 31, 2010. Such warrant issuance was made in consideration for services provided to us by Faward Consulting Corp. to date of issuance ..  There was no agreement to provide future service in exchange for the Securities issued.

On October 16, 2006, we issued 500,000 warrants to Faward Consulting Corp., a Florida corporation which is controlled by Edward Foster, our Chief Executive Officer, and Francine Foster, a director and our Secretary. Mr. Foster and Mrs. Foster, who are husband and wife, are the only shareholders of Faward Consulting Corp. The exercise price of the shares underlying the warrants is $0.35 per share. The warrants are exercisable until December 31, 2010. Such warrant issuance was made in consideration for services provided to us by Faward Consulting Corp. to date of issuance.  There was no agreement to provide future service in exchange for the securities issued.

On November 18, 2005 we issued 3,000,000 shares of our stock to 1462869 Ontario, Inc.    in exchange for 3,000,000 shares of Identica Corp owned by 1462869 Ontario, Inc. on August 16, 2006, we issued 1,000,000 warrants to 1462869 Ontario Inc., an Ontario corporation, which is controlled by Terry Wheeler, our President. Mr. Wheeler is a 50% shareholder of 1462869 Ontario Inc., and his wife, Kathryn Wheeler, owns the other 50%. The exercise price of the shares underlying the warrants is $0.35 per share. The warrants are exercisable until December 31, 2010. Such warrant issuance was made in consideration for services provided to us by 1462869 Ontario to date of issuance.  There was no agreement to provide future service in exchange for the securities issued.

On October 16, 2006, we issued 500,000 warrants to 1462869 Ontario Inc., an Ontario corporation, which is controlled by Terry Wheeler, our President. Mr. Wheeler is a 50% shareholder of 1462869 Ontario Inc., and his wife, Kathryn Wheeler, owns the other 50%. The exercise price of the shares underlying the warrants is $0.35 per share. The warrants are exercisable until December 31, 2010. Such warrant issuance was made in consideration for services provided to us by 1462869 Ontario to date of issuance.  There was no agreement to provide future service in exchange for the securities issued.

On November 18 , 2005 we issued 4,000,000 shares of our stock to Mr. David Clayden in exchange for 4,000,000 shares of stock in Identica Corp., owned by Mr. Clayden .. Mr. Clayden subsequently transferred 250,000 of our shares to other individuals related to us as either employees or contractors, resulting in Mr. Clayden owning 3,750,000 shares of our stock. Mr. Clayden is a former Director, Vice-president of Identica Holdings Corporation, and President of Identica Corp. USA, Inc. Mr. Clayden resigned from all of his positions as an officer and director of our Company and its subsidiaries on August 15, 2006.

On August 16, 2006, we issued 50,000 warrants to Gerald Wiseberg, our Chief Financial Officer. The exercise price of the shares underlying the warrants is $0.35 per share. The warrants are exercisable until December 31, 2010. Such issuance was made in consideration for services provided to us through date of issuance ..  There was no agreement to provide future service in exchange for the Securities issued ..

We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on our behalf in connection with related party transactions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it :

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We have an agreement with Spartan Securities Group, Ltd. a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Small Cap Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Small Cap Market.

Our Transfer Agent

We have appointed Island Capital Management, LLC, with offices at 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701, phone number 727-502-0508 as transfer agent for our shares of common stock. The transfer agent is responsible for all record-keeping and administrative functions in connection with our shares of common stock.

Dividend Policy

We have never declared or paid any cash dividends on our shares of common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

As of October 31, 2007, the shareholders' list of our shares of common stock showed 21 registered shareholders and 11,932,489 shares outstanding.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth information concerning the compensation paid or earned during the fiscal years ended December 31, 2006 and 2005 for services rendered to our Company in all capacities by the following persons: (i) all individuals who served as the principal executive officer or acting in a similar capacity during the fiscal year ended December 31, 2006, regardless of compensation level; (ii) all individuals who served as officer s at December 31, 2006 and whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2006; and (iii) up to two additional individuals who served as officers during the fiscal year ended December 31, 2006 and whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2006, regardless of whether they were serving as officers at the end of such fiscal year.

Name and Principal Position

*1 Paid to Faward Consulting Corp., comprised of consulting fees of $96,000 for the services of Edward Foster, CEO, plus $4,800 automobile allowance. During the period January 1, 2006 to December 31, 2006 an additional $4,000 was paid to Faward Consulting Corp. for the services of Edward Foster.

Year
Salary ($)	Bonus ($)	Stock Awards ($)
Option Awards ($)	Non-Equity Incentive Plan Compensation ($)
Nonqualified Deferred Compensation Earning ($)
All Other Compensation ($)	Total ($)
Ed Foster, Chief Executive Officer	2006 2005
N/A N/A
N/A N/A	N/A N/A	N/A N/A
N/A N/A		N/A N/A	104,800.00(1) 67,200.00(2)
104,800.00 67,200.00
Terry Wheeler, President	2006 2005	N/A N/A	N/A N/A
N/A N/A	N/A N/A
N/A N/A		N/A N/A
104,800.00(3) 67,200.00(4)		104,800.00 67,200.00

*2 For the year ended December 31, 2005, Faward Consulting received $64,000 of consulting fees plus $3,200 automobile allowance

*3 Paid to 1462869 Ontario Inc. comprised of consulting fees of $96,000 for the services of Terry Wheeler, President and COO, plus $4,800 automobile allowance. During the period January 1, 2006 to December 31, 2006 an additional $4,000 was paid to 1462869 Ontario Inc. for the services of Terry Wheeler.

*4 For the year ended December 31, 2005, 1462869 Ontario received $64,000 of consulting fees plus $3,200 automobile allowance.

Pursuant to the terms of the Consulting Agreement dated May 1, 2005 between the Company and Faward Consulting Corp., Edward Foster will devote a minimum of 40 hours per week to the Company.  For so long as Faward Consulting is engaged by the Company, neither Faward nor Mr. Foster shall engage or participate in any business that is in competition with ours. Pursuant to the agreement, we are obligated to pay Faward at an annual rate of $96,000 plus a monthly car allowance of $400 through July 2005 and thereafter to be reviewed by the Board.

The agreement terminates upon 60 days’ notice by the Company to Faward or by Mr. Foster prior to May 1, 2008. If the Company terminates the agreement prior to May 1, 2008 without cause, we are required to continue to pay the consultant until April 30, 2008.

The terms of the consulting agreement between the Company and 1462869 Ontario Inc. for the services of Terry Wheeler are substantially the same as those described above for Mr. Foster.

(2)

Other than as described above, there are no other agreements or arrangements, written or oral, regarding the compensation of the named Executive Officers ..

Director Compensation

The following table sets forth certain information regarding the compensation paid to our directors during the fiscal year ended December 31, 2006. Name			Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	Option Awards ($) (c)	Non-Equity Incentive Plan Compensation ($) (d)	Non-Qualified Deferred Compensation Earnings ($) (e)
All Other Compensation ($) (f)	Total ($) (g)	Terry Wheeler	0	0	0	0	0
0	0	Francine Foster	0	0	0	0	0
0	0

No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments. We have not granted any stock options to any of our officers, directors, or any other persons, but we may grant such options in the future.

As of December 31, 2006, None of our directors or executive officers held unexercised options , stock that had not vested, or equity incentive plan awards.

We have no pension, annuity, bonus, insurance, equity incentive, non-equity incentive, stock options, profit sharing or similar benefit plans.

WHERE YOU CAN FIND MORE INFORMATION

  We are currently not a reporting company. However, once we become a reporting company, you will be able to read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, once we become a reporting company, we will file electronic versions of our periodic reports, proxy statements and other information we file with the Commission on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form SB-2 with the Commission to register shares of common stock to be sold by the selling security holders and to register additional shares to be sold. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our shares of common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

IDENTICA HOLDINGS CORPORATION

AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

(EXPRESSED IN U.S. DOLLARS)

CONTENTS

Report of Independent Registered Public Accounting Firm

F-2 - F-3

Consolidated Balance Sheets

F-4

Consolidated Statements of Operations and Comprehensive Income (Loss)

F-5

Consolidated Statements of Stockholders' Deficit

F-6

Consolidated Statements of Cash Flows

F-7 - F-8

Notes to Consolidated Financial Statements

    F-9 - F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Identica Holdings Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of Identica Holdings Corporation and Subsidiaries (a development stage company) as of December 31, 2006, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ deficit and cash flows for the year then ended and for the period from January 21, 2003 (inception), to December 31, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.  We did not audit the financial statements of Identica Holdings Corporation and Subsidiaries as of December 31, 2005 or for the period from January 21, 2003 (inception) to December 31, 2005.  The financial statements of Identica Holdings Corporation and Subsidiaries as of December 31, 2005 and for the period January 21, 2003 (inception) to December 31, 2005 were audited by other auditors whose report dated May 26, 2006, except as to note 16 which is as of May 15, 2007 expressed an unqualified opinion on those statements.  Our opinion expressed herein on the period January 21, 2003 (inception) to December 31, 2006, as it relates to the period January 21, 2003 (inception) to December 31, 2005, is based solely on the audit reports and work of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors the financial statements referred to above present fairly, in all material respects, the financial position of Identica Holdings Corporation and Subsidiaries as of December 31, 2006, and the results of its operations and its cash flows for the year then ended and from January 21, 2003 (inception), to December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

(The accompanying notes are an integral part of these consolidated financial statements)

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, certain conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey

June 25, 2007

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Balance Sheets
December 31, 2006 and 2006
(Expressed in U.S. Dollars)
	2006	(Restated) 2005
ASSETS
Current Assets:
Cash	$65,054	$39,351
Accounts receivable and other receivable (note 2)	8,286	25,038
Inventories (note 2)	476,254	55,684
Deposit (note 4)	140,000	140,000
Prepaid expenses	712	-
Deferred financing fees (note 7)	64,395	-
Total Current Assets	754,701	260,073
Equipment (note 5)	91,584	86,688
Intangibles (note 6)	52,866	71,116
Total Assets	$899,151	$417,877
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$223,324	$13,396
Notes payable (note 8)	1,597,576	260,000
Convertible debentures, net of discounts (note 9)	1,168,171	-
Total Current Liabilities	2,989,071	273,396

Note Payable (note 8)	-	150,000
Convertible Debt, net of discounts (note 9)	-	154,205
Total Liabilities	2,989,071	577,601

Commitments and Contingencies (note 13)	-	-
STOCKHOLDERS' DEFICIT
Capital Stock (note 10)	11,934	15,668
Additional Paid-in Capital	956,354	770,319
Accumulated Other Comprehensive Loss	(71,419)	(44,523)
Deficit Accumulated During the Development Stage	(2,986,789)	(901,188)
Total Stockholders' Deficit	(2,089,920

(The accompanying notes are an integral part of these consolidated financial statements)

)	(159,724)	Total Liabilities and Stockholders' Deficit
$899,151	$417,877

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statements of Operations and Comprehensive Income (Loss)
Years Ended December 31, 2006 and 2005, and for the Period from
January 21, 2003 (Date of Inception) Through December 31, 2006
(Expressed in U.S. Dollars)
			January 21, 2003
	2006	2005 (Restated)	(Inception) through December 31, 2006

Product Sales	$111,088	$25,269	$198,800
Service Sales	44,550	-	44,550
Total Sales	155,638	25,269	243,350
Cost of Product Sales	95,338	19,564	168,281

Gross Profit	60,300	5,705	75,069

Operating Expenses
Selling	276,009	83,660	371,083
General and Administrative	1,450,325	671,515	2,224,461
Research and Development	156,209	20,374	176,583
Total Operating Expenses	1,882,543	775,549	2,772,127

Loss From Operations	(1,822,243)	(769,844)	(2,697,058)

Other Expenses
Interest and financing charges	263,358	8,535	287,863
Loss on disposal of assets	-	-	1,868

Total Other Expenses	263,358	8,535	289,731

Loss Before Income Taxes	(2,085,601)	(778,379)	(2,986,789)
Provision for income taxes (note 11)	-	-	-

Net Loss	$(2,085,601)	$(778,379)	$(2,986,789)

Foreign currency translation adjustment	(26,896)	(32,223)	(71,419)
Total Comprehensive Loss	$(2,112,497)	$(810,602)	$(3,058,208)

(The accompanying notes are an integral part of these consolidated financial statements)

Loss Per Share - Basic and Diluted	(0.14)	(0.07)

Weighted Average Number of Common Shares	15,358,838	11,343,836

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Periods from January 21, 2003 (Date of Inception) through December 31, 2005
(Expressed in U.S. Dollars)

					Deficit
					Accumulated
			Additional	Accumulated	during the	Total
	Number	Capital	Paid-in	Other	Development	Stockholders'
	of Shares	Stock	Capital	Comprehensive	Stage	Deficit

Balance, January 21, 2003	100	$1	$75	$-	$-	$76

Net loss	-	-	-	-	(83,662)	(83,662)
Foreign currency translation adjustment	-	-	-	(5,624)	-	(5,624)

Balance, December 31, 2003	100	$1	$75	$(5,624)	$(83,662)	$(89,210)

Net loss	-	-	-	-	(39,147)	(39,147)
Stock split (30,000 for 1)	2,999,900	3,000	(3,000)	-	-	-
New shares issued for cash	3,000,000	3,000	54,150	-	-	57,150
Foreign currency translation adjustment	-	-	-	(5,676)	-	(5,676)

Balance, December 31, 2004	6,000,000	$6,001	$51,225	$(11,300)	$(122,809)	$(76,883)

Net loss	-	-	-	-	(778,379)	(778,379)
New shares issued for cash	5,666,668	5,667	604,333	-	-	610,000
Relative value of warrants attached
to term debt	-	-	18,761	-	-	18,761
New shares issued for acquisition of
American Biometrics	4,000,000	4,000	96,000	-	-	100,000
Foreign currency translation adjustment	-	-	-	(33,223)	-	(33,223)

Balance, December 31, 2005 (Restated)	15,666,668	$15,668	$770,319	$(44,523)	$(901,188)	$(159,724)

Net loss	-	-	-	-	(2,085,601)	(2,085,601)
New shares issued in lieu of fees	15,821	16	5,521	-	-	5,537
Shares purchased and retired	(3,750,000)	(3,750)	(277,500)	--	(281,250)
Stock based compensation	-	-	336,600	-	-	336,600
Warrants issued for debt issue costs	-	-	37,489	-	-	37,489
Foreign currency translation adjustment	-	-	-	(26,896)	-	(26,896)
Relative value of warrants attached to
Long-term debt	-	-	83,925	-	-	83,925

Balance, December 31, 2006	11,932,489	$11,934	$956,354	$(71,419)	$(2,986,789)	$(2,089,920)

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Cash Flows
Year Ended December 31, 2006 and 2005 and for the Period from
January 21, 2003 (Date of Inception) Through December 31, 2006
(Expressed in U.S. Dollars)
			January 21, 2003
			(Inception) to
	2006	2005 (Restated)	December 31, 2006
Cash Flows from Operating Activities
Net loss	($2,085,601)	($778,379)	($2,986,789)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	59,774	84,757	154,389
Loss on disposal of assets	-	-	1,868
Amortization of deferred financing fees	56,454	-	56,454
Stock issued for fees	5,537	-	5,537
Stock based compensation	336,600	-	336,600
Amortization of debt discount	50,892	-	50,892
Changes in assets and liabilities
Deposits	-	(20,000)	(20,000)
Accounts receivable	16,752	(25,038)	(14,069)
Note receivable	-	30,941	-
Inventories	(420,570)	13,996	(453,801)
Accounts payable and accrued liabilities	209,927	1,183	229,107
Other current assets	(712)	-	(712)
Net cash used in operating activities	(1,770,947)	(692,540)	(2,640,524)

Cash Flows from Investing Activities
Purchase of equipment	(46,420)	(152,084)	(211,570)
Purchase of American Biometrics	-	(40,000)	(40,000)

Net cash used in investing activities	(46,420)	(192,084)	(251,570)

Cash Flows from Financing Activities
Convertible debt	963,640	171,429	1,135,069
Bank indebtedness	-	(59,301)	-
Notes Payable	1,187,576	212,372	1,507,522
Proceeds from issuance of capital stock	-	610,000	667,226
Purchase of capital stock from a related

(The accompanying notes are an integral part of these consolidated financial statements)

party	(281,250)	-	(281,250)
Net cash from financing activities	1,869,966	934,500	3,028,567

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Cash Flows (continued)
Year Ended December 31, 2006 and 2005 and for the Period from
January 21, 2003 (Date of Inception) Through December 31, 2006
(Expressed in U.S. Dollars)
			January 21, 2003
			(Inception) to
	2006	2005 (Restated)	December 31, 2006
Effect of Exchange Rate Changes On Cash
Foreign currency translation adjustment	($26,896)	($33,223)	($71,419)
Net Increase in Cash	25,703	16,653	65,054
Cash - beginning of year	39,351	22,698
Cash - end of year	$65,054	$39,351	$65,054

Supplemental information:
Cash paid for interest	$182,872	$6,998	$207,296

Non Cash Investing and Financing Activities
Warrants issued for debt issue costs	$37,489	$ -	$37,489
Debt issue costs withheld from debenture proceeds	$83,660	$ -	$83,660

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

1.

Nature of Operations and Going Concern

Organization and Development Stage Activities

Identica Holdings Corporation (the “Company” or "Identica Holdings"), a development stage company, was incorporated in the State of Nevada on November 18, 2005. On November 18, 2005, the Company purchased the assets and liabilities of Identica Corp, a company registered in Ontario, Canada, including all the outstanding shares of Identica Corp USA, Inc.

On March 10, 2006, Identica Corp changed its name to Identica Canada Corp.

The Company is considered a development stage enterprise.  As such, the Company has, since inception, focused its efforts on developing, testing and refining its business plan, establishing strategic alliances in the marketplace and in raising capital to fund its initial operations.

Going Concern

The Company's consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced recurring losses from operations since inception that raise substantial doubt as to its ability to continue as a going concern.  For the years ended December 31, 2006 and 2005, the Company experienced net losses of $2,085,601 and $778,379, respectively.  At December 31, 2006, the Company has an accumulated deficit of $2,986,789, and a negative working capital of $2,234,370.

Management’s plan’s include securing additional debt or equity financing, and increase sales of its products.

The Company began to execute its business strategy on November 18, 2005. These activities included the acquisition of Identica Canada Corp, which acquired certain assets of American Biometrics and Security, Inc. on April 25, 2005 (See note 3).  The Company has also commenced installations with strategic market resellers in the United States.  There can be no assurance, however, that the Company will be able to attain profitable operations or secure financing when needed or to obtain such financing on terms satisfactory to the Company, if at all.

The accompanying consolidated financial statements do not include any adjustments that reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

2. Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant:

a)

Basis of Presentation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries ("Identica Canada Corp."), ("Identica USA Corp, Inc."), and (“Identica Corp. TEC, Inc.”).  All significant inter-company balances and transactions have been eliminated in consolidation.

b)

Accounts Receivable

Accounts receivable are uncollateralized, non-interest-bearing customer obligations due under normal trade terms requiring payment within 30 days from the invoice date.  Accounts receivable are stated at the amount billed to the customer.  Accounts receivable in excess of 90 days old are considered delinquent.  Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the oldest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects Identica Holdings best estimate of the amounts that may not be collected.  This estimate is based on reviews of all balances in excess of 90 days from the invoice date.  Based on this assessment of current credit worthiness, Identica Holding estimates the portion, if any, of the balance that will not be collected.  As of December 31, 2006, management believes all receivables to be collectible.

c)

Inventories

Inventory held for sale is stated at the lower of cost (first-in, first-out) or market and the demo inventory is stated at the lower of cost (first-in, first-out) or net realizable value.

d)

Equipment

Equipment is stated at historical cost. Depreciation, based on the estimated useful lives of the assets, is provided using the undernoted annual rates and methods:

Computer equipment

3 year

Straight Line

Furniture and fixtures

3-10 years

Straight Line

Signage

3-10 years

Straight Line

Other equipment

3-5 years

Straight Line

In the year of acquisition, depreciation is calculated at one-half of the applicable rates.

e)

Intangibles

Costs assigned to intangibles, including distribution agreements and customer lists, are being amortized over their estimated useful lives of 5 years.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006 and 2005

(Expressed in U.S. Dollars)

2.

Summary of Significant Accounting Policies (continued)

f)

Revenue Recognition

Revenues from products sales are recognized in accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB No. 104") upon shipment of goods provided there is persuasive evidence of an agreement, the fee is fixed or determinable, and collection of the related receivable is probable. Sales are recognized upon shipment of goods as that is the point at which title passes to the customer, net of estimated sales returns.  Revenues from service sales are recognized as services are provided.

g)

Shipping and Handling Costs

The company includes shipping and handling costs in cost of goods sold.  Total shipping and handling costs for the years ended December 31, 2006 and 2005 were $17,046 and $2,294, respectively.

h)  Use of Estimates

Preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to consolidated financial statements.  These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future.  Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the consolidated financial statements in the year.

i)

Financial Instruments

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.  The carrying amounts reported in the accompanying consolidated financial statements for current assets and current liabilities approximates fair value because of the short-term nature of these financial instruments.  SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration.  The Company does not have significant off-balance sheet risk or credit concentration.

j)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the consolidated financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce tax assets to the amount

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006 and 2005

(Expressed in U.S. Dollars)

expected to be realized. Income tax expense recorded for the amount of income tax payable or refundable for the period is increased or decreased by the change in deferred tax assets and liabilities during the period.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006 and 2005

(Expressed in U.S. Dollars)

2.

Summary of Significant Accounting Policies (continued)

k)

Stock Based Compensation

The Company accounts for stock, stock options and stock warrants issued for services and compensation to employees under the fair value method. For non-employees, the fair market value of the Company's stock is measured on the date of grant or the date an option/warrant is granted. The Company determined the fair market value of the warrants/options issued under the Black-Scholes Pricing Model. Effective January 1, 2006, the Company adopted the provisions of SFAS 123(R), SHARE-BASED PAYMENT, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity grant). Prior to January 1, 2006, the company did not have any stock based compensation.

l)

Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, “Foreign Currency Translation". The Company's functional currency is the United States dollar. All assets and liabilities are translated into United States dollars using the rates prevailing at the end of the year.  Revenues and expenses are translated using the average exchange rates prevailing throughout the year.

Unrealized foreign exchange amounts resulting from translations at different rates according to their nature are included in accumulated other comprehensive income or loss.

Realized foreign currency transaction gains and losses are recognized in the operations.

m)

Comprehensive Income (Loss)

The Company applies the provision of Financial Accounting Standards Board’s (FASB) Statement of Financial Accounting Standards (SFAS) No. 130 “Reporting Comprehensive Income.”  Unrealized gains and losses from foreign exchange translations are reported in the consolidated statements of shareholders’ deficit as comprehensive income (loss).

n)

Loss per Common Share

The Company calculates loss per share based on Statements of Financial Accounting Standards "SFAS" No. 128, "Earnings Per Share". Basic loss per share is computed by dividing net loss attributable to the common stockholders by the weighted average number of common shares outstanding. Fully diluted loss per share is computed similar to basic loss per share except

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006 and 2005

(Expressed in U.S. Dollars)

that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006 and 2005

(Expressed in U.S. Dollars)

2.

Summary of Significant Accounting Policies (continued)

o)

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment.  If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable.  In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value.  Long-lived assets to be disposed of are reported at the lower of the carrying amount or the fair value of the asset less cost to sell.

p)

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities and permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation.

SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

In March 2006, the FASB issued SAFS No. 156 "Accounting for Servicing of Financial Asset". SFAS No. 156 amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", with respect to the accounting for separately recognized servicing assets and servicing liabilities.

SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006 and 2005

(Expressed in U.S. Dollars)

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006 and 2005

(Expressed in U.S. Dollars)

2.

Summary of Significant Accounting Policies (continued)

p)

Recent Accounting Pronouncements (continued)

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management does not expect the implementation of this new standard to have a material impact on the Company's financial position, results of operations and cash flows.

On September 13, 2006, the SEC released Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Period Misstatements When Quantifying Misstatements in Current Year Financial Statements.", which provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The standard is effective for the first annual financial statements for fiscal years beginning after November 15, 2006. The Company is currently considering the effect of implementing the requirements of this standard.

On February 3, 2006, the FASB issued FASB Staff Position FSP FAS 123R-4, "Classification of Options and Similar Instruments Issued as Employee Compensation That Allow for Cash Settlement Upon the Occurrence of a Contingent Event" This FASB Staff Position (FSP) addresses the classification of options and similar instruments issued as employee compensation that allow for cash settlement upon the occurrence of a contingent event. The guidance in this FSP amends paragraphs 32 and A229 of FASB Statement No. 123 (revised 2004), Share-Based Payment

On October 10, 2006, the FASB issued FASB Staff Position FSP FAS 123R-5, "Amendment of FASB Staff Position FAS 123R-1" This FASB Staff Position (FSP) addresses whether a modification of an instrument in connection with an equity restructuring should be considered a modification for purposes of applying FSP FAS 123(R)-1, "Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement No. 123(R)"

On October 20, 2006, the FASB issued FASB Staff Position FSP FAS 123R-6, "Technical Corrections of FASB Statement No. 123(R)" This FASB Staff Position (FSP) addresses certain technical corrections of FASB Statement No. 123 (revised 2004), Share-Based Payment.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006 and 2005

(Expressed in U.S. Dollars)

The Company's adoption of SFAS 123(R) and the implementation of these new standards did not have a material impact on the Company's financial position, results of operations and cash flows.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

3.

Acquisitions and Reorganizations

Acquisition

On April 25, 2005, the Company acquired certain net assets of American Biometrics and Security, Inc. ("Biometrics"), a Florida corporation engaged primarily in the selling of security devices.  The purchase price totaled $230,000.  Total consideration consisted of $40,000 in cash, $90,000 in a note payable, and $100,000 from the issuance of 4,000,000 common shares of the Company.  The allocation of the purchase price to assets acquired and liabilities assumed was based on their fair value as follows:

Purchase price:

Cash consideration

$   40,000

Note payable

90,000

Common share consideration

100,000

Total purchase price

$ 230,000

Purchase price was allocated as follows:

Inventories

$12,400

Other

10,000

Deposit

120,000

Intangibles

87,600

Total fair value

$230,000

The value of the capital shares issued in the transaction was determined using a share price of $0.025, which was the Company's share value on April 24, 2005, immediately before the transaction closed.

The intangible assets include the value associated with an exclusive distribution agreement, and is being amortized over the estimated useful life of 5 years.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

3.

Acquisitions and Reorganizations (continued)

Corporate Reorganization

On November 18, 2005, the Company underwent a corporate reorganization ("reorganization").  As part of the reorganization, Identica Canada Corp., an Ontario Canada corporation (prior to March 10, 2006, Identica Canada Corp was named Identica Corp) engaged primarily in the selling of security devices, transferred all of its business assets and liabilities to Identica Holdings, which was formed as a result of the reorganization.  Under the reorganization, Identica Holdings became the parent company of Identica Canada Corp.  Pursuant to the asset purchase and liability assumption agreement, the purchase price totaled $400,000 which was payable by way of assumption of liabilities of $400,000.  Concurrently, the Company entered into a share exchange agreement ("the Agreement") with Identica Canada Corp and stockholders of Identica Canada Corp (the "Stockholders").  Under the terms of the Agreement, the stockholders, who in the aggregate owned all of the issued and outstanding shares of Identica Canada Corp's capital stock (the "Identica Canada Corp Shares"), exchanged the Identica Canada Corp Shares for newly issued shares of common stock of Identica Holdings in accordance with an exchange ratio of 1:1, so that each issued and outstanding Identica Canada Corp Share is converted into one share of common stock of Identica Holdings.  As the transfer of the business assets and liabilities to the Company represented a transaction between entities under common control, no fair value accounting adjustments arose as a result of the transfer. For the year ended December 31, 2005, the consolidated financial statements include the financial results for the business carried on by Identica Canada Corp from January 1, 2005 to November 18, 2005 with that of Identica Holdings from November 18, 2005 to December 31, 2006, which are included in the comparative figures.

4.

Deposit

On May 6, 2005, the Company entered into an Agreement with TechSphere Co., Ltd., ("Tech"),  a corporation duly organized and existing under the laws of the Republic of Korea, to distribute biometric products, hardware, embedded firmware and customized and development services until December 31, 2008.  Pursuant to the terms of Agreement, the Company paid a refundable deposit to Tech to cover each year's purchase requirement (the "quota(s)") based upon the number of Vascular Hand Scanners required to be purchased, as set out in the Agreement.  In accordance with the Agreement, if the quota is not reached at the end of each Agreement year, only the deposit amount proportional to the units purchased shall be refunded to the Company. Furthermore, should the Company not purchase at least fifty percent of the cumulative quota by the end of the second year, Tech has the right to cancel the agreement and keep all deposits.  Should the Company not reach the committed cumulative quota by the end of the third year of the Agreement, then any remaining deposit shall become Tech's.  As of December 31, 2006, the Company met the quota requirements and accordingly, the deposit is recorded as a current asset in the accompanying consolidated balance sheets.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

5.

Equipment

		2006		2005
		Accumulated		Accumulated
Computer Equipment	Cost	Depreciation	Cost	Depreciation
Furniture and Fixtures	71,849	33,044	62,908	10,585
Other Equipment	10,344	3,102	10,344	1,034
Signage	66,357	21,330	28,878	4,332
	566	56	566	57

	149,116	57,532	102,696	16,008

Net Carrying Amount		91,584		86,688

Depreciation expense for the years ended December 31, 2006 and 2005 was $41,525 and $14,700, respectively.

6.

Intangibles

		2006		2005
		Accumulated		Accumulated
	Cost	Depreciation	Cost	Depreciation
Licences and Rights	52,036	52,000	52,036	51,000
Other Intangibles	87,600	34,770	87,600	17,520

	139,636	86,770	139,636	68,520

Net Carrying Amount		52,866		71,116

Amortization expense for the years ended December 31, 2006 and 2005 was $18,250 and $68,250, respectively.

7.

Deferred Financing Fees

Deferred financing fees represent the cost paid ($120,849 – 2006), to agents selling the 8% Convertible Note units (see note 9). These deferred charges are amortized ($56,454-2006), over the life of the related financing and are included in interest expense.

The fees were paid in the form of cash from the gross proceeds in the amount of $83,360 and 614,571 warrants valued at $37,489 (see note 11).

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

8.

Notes Payable

	2006	2005
Promissory Note
Secured Note- non-interest bearing for 24 months, 10% thereafter, due June 2007, secured by all the assets of the company.	$ 150,000	150,000

Promissory Note - 8%, repayable in 7 equal installments of $9,098 commencing March 7, 2006 due October 7, 2006.	17,533	60,000
The note is in arrears.

Note Payable
Non-interest bearing note. Subsequent to December 31, 2006, this note was paid in full.	175,809

Note Payable
Non-interest bearing note. Subsequent to December 31, 2006, this note was
paid in full.	165,441

Advances Payable
Unsecured, non-interest bearing, no fixed repayment terms.	1,088,793	-

Note Payable to American Biometrics Systems Inc
RELATED PARTY
Unsecured, non-interest bearing, due in 3 equal
quarterly installments due January 30,2006.
American Biometrics Systems Inc. is owned by a former Director and former Officer of the Company and former significant
Shareholder of the Company	-	90,000

Promissory Note - non-interest bearing,
no fixed date of repayment	-	50,000

Promissory Note - non-interest bearing,
no fixed date of repayment	-	60,000
	$ 1,597,576	410,000
Current Portion	$ 1,597,576	260,000

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

Long Term	$ -	150,000

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

9.

Convertible Debt

On November 29, 2005, the Company issued, in a transaction exempt from registration under the Securities Act of 1933, 20 units with each unit consisting of $8,571.45 as principal amount of 8% convertible notes due on December 31, 2007, and 14,285.70 warrants to purchase shares of the Company’s common stock at an exercise price of $0.70.  Gross proceeds from issuance of the units were $171,429.  The notes are subject to conversion into shares of common stock of the Company, at the holder's option, at any time prior to payment in full of the principal amount at a conversion price of $.30.  The principal balance of these convertible notes at December 31, 2006 and 2005 was $171,429.

Interest on the outstanding principal is payable on a quarterly basis on the last business day of each quarter beginning June 30, 2006.  (See Note 15b - Subsequent Events).

Between January 3, 2006 and April 14 2006, the Company issued 104.7 units with each unit consisting of $10,000 8% convertible notes, due December 31, 2007, and 14,285.70 warrants to purchase shares of the Company’s common stock at an exercise price of $0.70.  Gross proceeds from the issuance of the units were $1,047,000.  The Notes are convertible at the holders option into shares at the conversion price of $0.35.  The principal balance of these convertible notes at December 31, 2006 was $1,047,000.

Interest on the outstanding principal is payable on a quarterly basis on the last day of each quarter.

Subsequent to the year end, effective April 1, 2007, the above notes became convertible into common stock of the Company at $0.25 per share, in lieu of interest. (See Subsequent Events Note 15b).

Interest payments on the convertible notes are in arrears in the amount of $51,141 and have been included in accounts payable and accrued expenses on the accompanying balance sheet.

As part of the terms of the notes, the Company was obligated to file a registration statement within 120 days from the issue date of each note. The Company failed to file such registration statement within the allotted 120 days and is subject to penalty of 1% per month on the outstanding balance of the Notes as liquidated damages. At December 31, 2006, the Company is obligated to the Note Holders for such damages in the amount of $43,220. The penalty is reflected in the liabilities of the Company and included in interest and financing charges in Other Expenses.

DISCOUNT ON DEBT-RELATIVE FAIR VALUE OF WARRANTS

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

Accounting Principles Board Opinion 14 (APB14) “Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants”, states the total proceeds from the issuance of debt with detachable stock purchase warrants should be allocated to the warrants and debt based on their relative fair values.  Based on the relative fair values of the warrants, the Company recorded $83,925-2006 and $18,761-2005, as debt discount reducing the carrying value of the Debt.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

9.

Convertible Debt (continued)

The debt discounts are being amortized over the terms of the debt.  The amortization of debt discount was $50,892-2006 and $1,536-2005 and is included in interest and financing charges in Other Expenses.  The unamortized debt discounts at December 31, 2006 and 2005 were $50,258 and $17,225, respectively.

10.

Capital Stock

Authorized

100,000,000 common shares, voting, participating with a par value of $0.001

5,000,000 preferred shares, voting, participating with a par value of $0.001

2006

2005

Issued

11,932,489

(2005-15,666,668 shares)

$

11,933

    $

15,668

During the year 15,281 shares of Common Stock were issued to pay transfer agent fees of $5,537.

On December 1, 2006, the Company concluded a purchase of 3,750,000 of its Common Stock from David Clayden, a former Vice-President and Director of the Company, in consideration of $281,250. Concurrently, the Company repaid, $60,000 remaining on its Note Payable to American Biometrics System Inc. which Note Payable arose on the acquisition of the assets of American Biometrics Systems Inc. on April 25 2005 (Note 3).  American Biometrics Inc. is wholly owned by David Clayden.

11.

Warrants

The Company currently has outstanding warrants for 6,795,999 common shares.  The warrants have exercise prices ranging from $0.15 to $0.70 and expire from December 31, 2008 to December 31, 2010.  Pursuant to the warrant agreements, the exercise price shall be adjusted to reflect any stock dividend, stock split or re-capitalization.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

11.

Warrants (continued)

Warrants

Balance, December 31, 2004
Warrant issued to Secured Note Holder	1,000,000
Warrants Issued to 8% Convertible Note Holders	285,714

Balance, December 31, 2005	1,285,714

Warrants Issued to 8% Convertible Note Holders	1,495,714
Warrants Issued in conjunction with 8% Convertible Notes	500,000
Warrants Issued to Consultants	200,000
Warrants Issued to Executives and Executive Consultant companies	3,200,000
Warrants Issued to Placement Agent	114,571

Balance, December 31, 2006	6,795,999

During the year ended December 31, 2006, the Company issued the following warrants to executives and consultants of the Company:

1,500,000 to Faward Consulting Inc a company owned by Edward Foster the CEO of the Company and Francine Foster, the wife of Ed Foster and the Secretary and Director of the Company.

1,500,000 issued to 1462869 Ontario Inc., a company owned by Terry Wheeler, President and Director of the Company and his wife Kathryn Wheeler.

50,000 issued to Corporate Management Consulting, Inc., a company owned by the Chief Financial Officer of the Company.

Colin Wright, Regional Sales Manager, received warrants to purchase 150,000 shares of the Company.

Joseph Cruz, Vice President Sales and Marketing US, received warrants to purchase 150,000 shares of the Company.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

Warrants to purchase 50,000 shares were issued to Cesar Rego. Cesar Rego supplies the Company all its networking and IT services and its technical service, installation and configuration requirements in Canada, the USA and South America through his consulting company.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

The fair value of the 3,400,000 stock warrants granted to the executives and consultants of the Company was $336,600.  Each stock warrant award is estimated as of the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the table below. To address the lack of historical volatility data for the Company, expected volatility is based on volatilities of peer companies. The risk-free rate for the expected term of the warrant is based on the U.S. Treasury yield curve in effect at the time of grant.  As the Company has no history the expected term of the warrants is based on their contractual life.

Expected volatility	110%
Expected dividends	0%
Expected term	52 months
Risk-free rate	4.83%

12.

Income Taxes

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the consolidated financial statements than for tax purposes.

The provision for income taxes has been computed as follows:

	2006	2005

Expected income tax recovery at an approximate statutory rate of 18%	$320,441	$140,108
Valuation allowance	($320,441)	($140,108)

Provision for income taxes	-	-

The components of deferred income taxes are as follows:
	2006	2005
Deferred income tax assets:
Net operating loss carry forwards	$482,654	$157,386
Valuation allowance	($482,654)	($157,386)

Deferred income taxes	-	-

The Company has tax losses available to be applied against future year’s income.  Due to the losses incurred in the current year and expected future operating results, management is unable to determine when deferred tax asset resulting from the tax losses available for carry-forward will be realized in timely manner, through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

As at December 31, 2006 and 2005, the Company had approximately $2,681,000 and $900,000 respectively, of Federal and State net operating loss carryovers to offset future taxable income, such carryovers expire in years through 2013.

13.

Related Party Transactions

The Company's transactions with related parties were carried out on normal commercial terms and in the ordinary course of the Company's business.

During the year, the Company received services from related parties pursuant to consulting agreements as follows:

2006

2005

Faward Consulting Inc. providing services of Ed Foster CEO,

and Francine Foster, Secretary and Director

$  133,902

$  81,819

1462869 Ontario Inc., providing services of Terry Wheeler, President

99,465

63,718

David Clayden, formerly a major shareholder and Director

   68,906

62,762

Sonsitar Data Services, Inc. providing services of Sid Tarek,

 a former Vice-president and Director

$   42,102

$  63,766

The Company is committed to make payments under these consulting agreements over the following periods: 2007- $192,000, 2008- $48,000.

14.

Commitments and Contingencies

The Company is committed under an agreement, dated May 6, 2005, as amended May 4, 2006, with the Techsphere Co., Ltd. the manufacturer of its major product offering to purchase annual minimum quantities as follows:

2006

1,400 units requiring a $ 140,000 deposit (note 4)

2007

2,100 units requiring a $ 210,000 deposit

2008

3,200 units requiring a $ 320,000 deposit

If in any year, the minimum purchase quantity has not been reached, the deposit requirement shall be increased by the shortfall. If the minimum purchase quantity has been exceeded, the deposit for the current year shall be reduced proportionally.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

December 31, 2006, and 2005

(Expressed in U.S. Dollars)

15.

Subsequent Events

a)

Pursuant to a private placement of 4,000,000 Series A Convertible Preferred Stock, par value $0.001 per share, 3,200,000 such preferred shares of the Company's were issued between May 25, 2007 and June 21, 2007.  Each Preferred Share is convertible into four (4) shares of common stock. The offering price per unit was $1.00. Each unit consisted of 1 Series A Convertible Preferred Share and Class A Warrants to purchase two shares of Common Stock at an exercise price of $0.35 per share.

b)

Subsequent to the year end, effective April 1, 2007, the conversion price of each Convertible Note Payable was reduced from $0.35 or $0.30 to $0.25, in lieu of interest. Each note-holder has the right, after June 30, 2007, to require the Company to repurchase any or part of the original note at par.

16.

Restatement, Correction of Error

In 2006, the Company became aware of certain errors to the consolidated financial statements; as a result, the Company has restated its previously issued consolidated financial statements for the years ended December 31, 2005.

The effect on the consolidated statement of operations and the consolidated balance sheet for the year ended December 31, 2005, is as follows:

	As Previously Reported	Change	Restated
Consolidated Statement of Operations:
Research and Development expenses	$-	$20,374	$20,374
General and Administrative	$693,426	$(20,374)	$673,052

The Company did not segregate its research and development expenses.  Accordingly, research and development expenses were restated to display them separately from general and administrative expenses.

	As Previously Reported	Change	Restated
Consolidated Balance Sheet:
Convertible Debt	$171,429	$(17,227)	$154,205
Additional paid-in capital	$751,558	$18,761	$770,319
Deficit accumulated during the development stage	$(899,651)	$(1,537)	$(901,188)

It was determined that the Company did not segregate the warrant component from the convertible debt on the date the note and warrants were issued.  Likewise, as a result the amortization of the debt resulting discount was recorded to December 31, 2005.

 IDENTICA HOLDINGS CORPORATION

AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30 2007 AND 2006

(EXPRESSED IN U.S. DOLLARS)

CONTENTS

Consolidated Balance Sheets

F-26

Consolidated Statements of Operations and Comprehensive Income (Loss)

F-27

Consolidated Statements of Stockholders' Deficit

F-28

Consolidated Statements of Cash Flows

F-29

Notes to Consolidated Financial Statements

   F-30 - F-47

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Balance Sheets
June 30 2007 and 2006
(Expressed in U.S. Dollars)	2007	2006
ASSETS		1 Restated
Current Assets:
Cash	$107,611	$59,592
Accounts receivable and other receivable	79,166	23,104
Inventories	661,780	276,840
Deposit (note 5)	140,000	140,000
Prepaid Expenses	192,385	4,174
Notes Receivable (note 4)	36,937
Deferred Charges (note 8)	32,457	95,645

Total Current Assets	$1,250,336	$599,355
Equipment (note 6)	78,235	81,393
Intangibles (note 7)	44,416	61,816
Total Assets	$1,372,987	$742,564
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$123,710	$87,351
Current portion of long-term debt (note 9)	150,000	330,000
Convertible Debentures (note 10)	1,077,493

Total Current Liabilities	$1,351,203	$417,351

Long-Term Debt, Less Current Portion (note 9)
Convertible Debt (note 10)		1,142,458
Total Liabilities	$1,351,203	$1,559,809
Commitments and Contingencies (note 15)
STOCKHOLDERS' DEFICIT
Capital Stock (note 11)	$15,134	$15,684
Additional Paid-in Capital	4,162,021	897,254
Accumulated Other Comprehensive Loss	(147,194)	(76,725)
Deficit Accumulated During the Development Stage	(4,008,177)	(1,653,458)
Total Stockholders' Deficit	21,784	(817,245)
Total Liabilities and Stockholders' Deficit	$1,372,987	$742,564

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statements of Operations
Six Months Ended June 30, 2007 and 2006 for the Period from
January 21, 2003 (Date of Inception) through June 30, 2007
(Expressed in U.S. Dollars)
	Three Months	Three Months	Six Months	Six Months	21-Jan-03
	ended	ended	ended	ended	(Inception) to
	2,007	2006	2,007	2006	30-June-07
		Restated		Restated
Product Sales	$ 49,234	$ 52,898	$ 82,421	$71,313	$281,220
Service Sales	22,667	14,850	36,743	14,850	81,294
Total Sales	71,901	67,748	119,164	86,163	362,514
Cost of Product Sales	26,544	28,293	49,810	37,164	218,091
Gross Profit	45,357	39,455	69,354	48,999	144,423
Expenses
Selling	63,616	84,399	140,427	148,230	511,510
General and Administrative	426,586	243,297	763,244	462,380	2,987,706
Research and Development	73,895	61,086	102,569	94,214	279,152
Total Operating Expenses	564,097	388,782	1,006,240	704,824	3,778,368
Loss from Operations	$ (518,740)	$ (349,327)	$(936,886)	$(655,825)	$(3,633,945)
Other Expenses
Interest and financing charges	29,074	77,443	84,502	96,445	372,364
Loss on disposal of assets					1,868
	29,074	77,443	84,502	96,445	374,232
Loss Before Income Taxes	$ (547,814)	$ (426,770)	$(1,021,388)	$(752,270)	$(4,008,177)
Provision for income taxes (see note 13)
Net Loss	(547,814)	(426,770)	(1,021,388)	(752,270)	(4,008,177)
Foreign currency translation adjustment	(40,688)	(18,268)	(75,775)	(6,456)	(147,194)

(The accompanying notes are an integral part of these consolidated financial statements)

Total Comprehensive Loss	$ (588,502)	$ (445,038)	$(1,097,163)	$(758,726)	$(4,155,371)
Loss Per Share - Basic and Diluted	(0.05)	(0.03)	(0.09)	(0.05)
Weighted Average Number of Common
Shares Outstanding during the Year	11,932,489	15,672,087	11,932,489	15,672,087

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statements of Stockholders' Deficit
Six Months Ended June 30 2007 and 2006 and for the Period from
January 21, 2003 (Date of Inception) Through June 30,2007
(Expressed in U.S. Dollars)	Capital Shares Common	Capital Shares Preferred	Par Value Preferred	Par Value Common	Additional Paid In Capital	Development Stage Stockholders Comprehensive Loss	Deficit	Total
Balance, January 21, 2003	100			$1	$75			$76
Net loss							($83,662.00)	(83,662.00)
Foreign currency translation adjustment						($5,624.00)		(5,624.00)
Balance, December 31, 2003	100			1	75	(5,624.00)	(83,662.00)	(89,210.00)
Net loss							(39,147.00)	(39,147.00)
Stock split (30,000 for 1)	2,999,900			3,000	(3,000.00)
New shares issued for cash	3,000,000			3,000	54,150			57,150
Foreign currency translation adjustment						(5,676.00)		(5676.00)
Balance, December 31, 2004	6,000,000			$6,001	$51,225	($11,300)	($122,809)	($76,883)
Net loss							(778,379)	(778,379)
New shares issued for cash	5,666,668			5,667	604,333			610,000
New shares issued for acquisition of American Biometrics	4,000,000			4,000	96,000			100,000
Foreign currency translation adjustment						(33,223)		(33,223)
Relative Value of Warrants attached								18,761
to Long Term Debt (note 10)					18,761
Balance, December 31, 2005	15,666,668			$15,668	$770,319	($44,523)	($901,188)	($159,724)
Net loss							(2,085,601)	(2,085,601)
New shares issued in lieu of fees	15,821			16	5,521			5,537
Shares Purchased for Cancellation (Note 11)				(3,750)	(277,500)			(281,250)
Foreign currency translation adjustment	(3,750,000)					(26,896)		(26,896)
Relative Value of Warrants attached					83,925			83,925
to Long Term Debt (note 10)
Relative Value of Warrants issued for					336,600			336,600
Compensation (note 12)
Relative Value of Warrants for Issuance Costs					37,489			37,489
Balance, December 31, 2006	11,932,489			$11,934	$956,354	($71,419)	($2,986,789)	($2,089,920)
Net loss							(1,021,388)	(1,021,388)
Issue of Preferred Shares		3,200,000	3,200		3,196,800			3,200,000
Relative Value of warrants attached to Preferred Shares					140,800			140,800
Relative Value of warrants attached to Preferred Shares					(140,800)			(140,800)
Relative Value of Change in Debenture Conversion Price					8,867			8,867

(The accompanying notes are an integral part of these consolidated financial statements)

Foreign currency translation adjustment						(75,775)		(75,775)
Balance, June 30 2007	11,932,489	3,200,000	$3,200	$11,934	$4,162,021	($147,194)	($4,008,177)	$21,784

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
Consolidated Statement of Cash Flows
Six Months Ended June 30 2007 and 2006 and for the Period from
January 21, 2003 (Date of Inception) Through June 30,2007
(Expressed in U.S. Dollars)	Six Months June 30, 2007	Six Months June 30, 2006	21-Jan-2003 (Inception) to 30-June-2006
Cash Flows from (Used in) Operating Activities
Net loss	($1,021,388)	($752,270)	($4,008,177)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	35,269	26,000	189,658
Loss on disposal of assets			1,868
Amortization of Deferred costs of issuing Convertible Debt	31,938	25,203	88,392
Amortization of Debt Discount	28,189	25,179	79,081
Stock based compensation			336,600
Stock based fees		5,537	5,537
Changes in net assets and liabilities
Deposits			(20,000)
Accounts receivable	(70,879)	(14,511)	(84,949)
Inventories	(185,526)	(221,156)	(639,327)
Accounts payable and accrued liabilities	(99,615)	73,954	129,492
Other Current Assets	(191,585)	(4,174)	(192,297)
Net cash used in operating activities	($1,473,597)	($836,238)	($4,114,121)
Cash Flows from Investing Activities
Purchase of fixed assets and intangibles	(13,558)	(20,705)	(225,128)
Purchase of American Biometrics			(40,000)
Note receivable	(36,937)		(36,937)
Net cash used in investing activities	($50,495)	($20,705)	($302,065)
Cash Flows from Financing Activities
Convertible debt	(110,000)	963,640	1,025,069
Bank indebtedness
Long-term debt		(80,000)	1,507,522
Proceeds from issuance of capital stock	3,200,000		3,867,226
Purchase of capital stock from a Related Party (Note 11)			(281,250)
Repayment of Loans Notes and advances	(1,447,576)		(1,447,576)
Net cash from financing activities	$1,642,424	$883,640	$4,670,991
Effect of Exchange Rate Changes On Cash
Foreign currency translation adjustment	($75,775)	($6,456)	($147,194)
Net Increase in Cash	42,557	20,241	107,611
Cash - beginning of year	65,054	39,351
Cash - end of period	$107,611	$59,592	$107,611
Supplemental information:
Cash paid for interest	$90,914	$46,063	$298,210

(The accompanying notes are an integral part of these consolidated financial statements)

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

June 30, 2007, and 2006

(Expressed in US dollars)

1.

Nature of Operations and Going Concern

Organization and Development Stage Activities

Identica Holdings Corporation (the “Company” or "Identica Holdings"), a development stage company, was incorporated in the State of Nevada on November 18, 2005. On November 18, 2005, the Company purchased the assets and liabilities of Identica Corp, a company registered in Ontario, Canada, including all the outstanding shares of Identica Corp USA, Inc.

On March 10, 2006, Identica Corp changed its name to Identica Canada Corp.

The Company is considered a development stage enterprise.  As such, the Company has, since inception, focused its efforts on developing, testing and refining its business plan, establishing strategic alliances in the marketplace and in raising capital to fund its initial operations.

Going Concern

The Company's consolidated financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced recurring losses from operations since inception that raise substantial doubt as to its ability to continue as a going concern.  For the six months ended June 30, 2007 and 2006, the Company experienced net losses of $1,021,388 and $752,270, respectively.  At June 30, 2007, the Company has an accumulated deficit of $4,008,177 (2006-$1,653,458) and a working capital (deficit) of ($100,867), 2006-($182,005).

Management’s plans include securing additional debt or equity financing, and increase sales of its products.

The Company began to execute its business strategy on November 18, 2005. These activities included the acquisition of Identica Canada Corp, which acquired certain assets of American Biometrics and Security, Inc. on April 25, 2005.  The Company has also commenced installations with strategic market resellers in the United States.  There can be no assurance, however, that the Company will be able to attain profitable operations or secure financing when needed or to obtain such financing on terms satisfactory to the Company, if at all.

The accompanying consolidated financial statements do not include any adjustments that reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that may result from the inability of the Company to continue as a going concern.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

June 30 2007 and 2006

(Expressed in U.S. Dollars)

2.

Summary of Significant Accounting Policies

The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant:

c)

Basis of Presentation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries ("Identica Canada Corp") ("Identica USA Corp, Inc") (Identica Corp. TEC, Inc.) and (Identica Corp (Europe) PLC).  All significant inter-company balances and transactions have been eliminated in consolidation.

d)

Accounts Receivable

Accounts receivable are uncollateralized, non-interest-bearing customer obligations due under normal trade terms requiring payment within 30 days from the invoice date.  Accounts receivable are stated at the amount billed to the customer.  Accounts receivable in excess of 90 days old are considered delinquent.  Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the oldest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects Identica Holdings best estimate of the amounts that may not be collected.  This estimate is based on reviews of all balances in excess of 90 days from the invoice date.  Based on this assessment of current credit worthiness, Identica Holding estimates the portion, if any, of the balance that will not be collected.  As of June 30, 2007, management believes all receivables to be collectible.

e)

Inventories

Inventory held for sale is stated at the lower of cost (first-in, first-out) or market and the demo inventory is stated at the lower of cost (first-in, first-out) or net realizable value.

f)

Equipment

Equipment is stated at historical cost. Depreciation, based on the estimated useful lives of the assets, is provided using the undernoted annual rates and methods:

Computer equipment

3 year

Straight Line

Furniture and fixtures

3-10 years

Straight Line

Signage

3-10 years

Straight Line

Other equipment

3-5 years

Straight Line

In the year of acquisition, depreciation is calculated at one-half of the applicable rates.

2.

Summary of Significant Accounting Policies (continued)

g)

Intangibles

Costs assigned to intangibles, including distribution agreements and customer lists, are being amortized over their estimated useful lives of 5 years.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

June 30 2007 and 2006

(Expressed in U.S. Dollars)

h)

Revenue Recognition

Revenues from products sales are recognized in accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB No. 104") upon shipment of goods provided there is persuasive evidence of an agreement, the fee is fixed or determinable, and collection of the related receivable is probable. Sales are recognized upon shipment of goods as that is the point at which title passes to the customer, net of estimated sales returns.  Revenues from service sales are recognized as services are provided.

i)

Shipping and Handling Costs

The company includes shipping and handling costs in cost of goods sold.  Total shipping and handling costs for the six months ended June 30, 2007 and 2006 were $20,623 and $11,810, respectively.

j)

Use of Estimates

Preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to consolidated financial statements.  These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future.  Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the consolidated financial statements in the year.

k)

Financial Instruments

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from financial instruments.  The carrying amounts reported in the accompanying consolidated financial statements for current assets and current liabilities approximates fair value because of the short-term nature of these financial instruments.  SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration.  The Company does not have significant off-balance sheet risk or credit concentration.

2.

Summary of Significant Accounting Policies (continued)

l)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the consolidated financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce tax assets to the amount expected to be realized. Income tax expense recorded for the amount of income tax payable or refundable for the period is increased or decreased by the change in deferred tax assets and liabilities during the period.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

June 30 2007 and 2006

(Expressed in U.S. Dollars)

m)

Stock Based Compensation

The Company accounts for stock, stock options and stock warrants issued for services and compensation to employees under the fair value method. For non-employees, the fair market value of the Company's stock is measured on the date of grant or the date an option/warrant is granted. The Company determined the fair market value of the warrants/options issued under the Black-Scholes Pricing Model. Effective January 1, 2006, the Company adopted the provisions of SFAS 123(R), SHARE-BASED PAYMENT, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity grant). Prior to January 1, 2006, the company did not have any stock based compensation.

n)

Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, “Foreign Currency Translation". The Company's functional currency is the United States dollar. All assets and liabilities are translated into United States dollars using the rates prevailing at the end of the year. Revenues and expenses are translated using the average exchange rates prevailing throughout the period.

Unrealized foreign exchange amounts resulting from translations at different rates according to their nature are included in accumulated other comprehensive income or loss.

Realized foreign currency transaction gains and losses are recognized in the operations.

o)

Comprehensive Income (Loss)

The Company applies the provision of Financial Accounting Standards Board’s (FASB) Statement of Financial Accounting Standards (SFAS) No. 130 “Reporting Comprehensive Income.”  Unrealized gains and losses from foreign exchange translations are reported in the consolidated statements of shareholders’ deficit as comprehensive income (loss).

2.

Summary of Significant Accounting Policies (continued)

p)

Loss per Common Share

The Company calculates loss per share based on Statements of Financial Accounting Standards "SFAS" No. 128, "Earnings Per Share". Basic loss per share is computed by dividing net loss attributable to the common stockholders by the weighted average number of common shares outstanding. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

June 30 2007 and 2006

(Expressed in U.S. Dollars)

q)

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment.  If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable.  In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value.  Long-lived assets to be disposed of are reported at the lower of the carrying amount or the fair value of the asset less cost to sell.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

June 30 2007 and 2006

(Expressed in U.S. Dollars)

3.

Acquisitions and Reorganizations

Acquisition

On April 25, 2005, the Company acquired certain net assets of American Biometrics and Security, Inc. ("Biometrics"), a Florida corporation engaged primarily in the selling of security devices.  The purchase price totaled $230,000.  Total consideration consisted of $40,000 in cash, $90,000 in a note payable, and $100,000 from the issuance of 4,000,000 common shares of the Company.  The allocation of the purchase price to assets acquired and liabilities assumed was based on their fair value as follows:

Purchase price:

Cash consideration

$

40,000

Note payable

90,000

Common share consideration

100,000

Total purchase price

$

230,000

Purchase price was allocated as follows:

Inventories

$

12,400

Other

10,000

Deposit

120,000

Intangibles

87,600

Total fair value

$

230,000

The value of the capital shares issued in the transaction was determined using a share price of $0.025, which was the Company's share value on April 24, 2005, immediately before the transaction closed.

The intangible assets include the value associated with an exclusive distribution agreement, and is being amortized over the estimated useful life of 5 years.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

June 30 2007 and 2006

(Expressed in U.S. Dollars)

3.

Acquisitions and Reorganizations (continued)

Corporate Reorganization

On November 18, 2005, the Company underwent a corporate reorganization ("reorganization").  As part of the reorganization, Identica Canada Corp., an Ontario Canada corporation (prior to March 10, 2006, Identica Canada Corp was named Identica Corp) engaged primarily in the selling of security devices, transferred all of its business assets and liabilities to Identica Holdings, which was formed as a result of the reorganization.  Under the reorganization, Identica Holdings became the parent company of Identica Canada Corp.  Pursuant to the asset purchase and liability assumption agreement, the purchase price totaled $400,000 which was payable by way of assumption of liabilities of $400,000.  Concurrently, the Company entered into a share exchange agreement ("the Agreement") with Identica Canada Corp and stockholders of Identica Canada Corp (the "Stockholders").  Under the terms of the Agreement, the stockholders, who in the aggregate owned all of the issued and outstanding shares of Identica Canada Corp's capital stock (the "Identica Canada Corp Shares"), exchanged the Identica Canada Corp Shares for newly issued shares of common stock of Identica Holdings in accordance with an exchange ratio of 1:1, so that each issued and outstanding Identica Canada Corp Share is converted into one share of common stock of Identica Holdings.  As the transfer of the business assets and liabilities to the Company represented a transaction between entities under common control, no fair value accounting adjustments arose as a result of the transfer. For the year ended December 31, 2005, the consolidated financial statements include the financial results for the business carried on by Identica Canada Corp from January 1, 2005 to November 18, 2005 with that of Identica Holdings from November 18, 2005 to December 31, 2006, which are included in the comparative figures.

4.

Notes Receivable

	2007	2006
Promissory Note
Due from a Consultant to the Company Unsecured - non-interest bearing, due April 8, 2009	$16,937	-

Promissory Note
Unsecured - non-interest bearing, due April 8, 2009
8% -unsecured, due on demand	$20,000	-

	$36,937	-

5.

Deposit

On May 6, 2005, the Company entered into an Agreement with TechSphere Co., Ltd., ("Tech"),  a corporation duly organized and existing under the laws of the Republic of Korea, to distribute biometric products, hardware, embedded firmware and customized and development services until December 31, 2008.  Pursuant to the terms of Agreement, the Company paid a refundable deposit to Tech to cover each year's purchase requirement (the "quota(s)") based upon the number of Vascular Hand Scanners required to be purchased, as set out in the Agreement.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

June 30 2007 and 2006

(Expressed in U.S. Dollars)

If the quota had not been reached at the end of each Agreement year, only the deposit amount proportional to the units purchased were be refunded to the Company. Furthermore, had the Company not purchase at least fifty percent of the cumulative quota by the end of the second year, Tech had the right to cancel the agreement and keep all deposits.  If the Company had not reached the committed cumulative quota by the end of the third year of the Agreement, then any remaining deposit would become Tech's.

As of June 30, 2007, the Company met the previous quota requirements and accordingly, the deposit is recorded as a current asset in the accompanying consolidated balance sheets.

As of June 30 2007, the Company and Tech are arranging modifications to the Agreement to remove the quota requirement and replace it with one related to a 3 to 5 year revenue stream. No details are available at this time.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

June 30 2007 and 2006

(Expressed in U.S. Dollars)

6.

Equipment

	Cost	June 30, 2007 Accumulated Depreciation	Cost	June 30, 2006 Accumulated Depreciation

Computer equipment	$79,631	$48,196	$70,835	$18,582
Furniture and fixtures	10,344	3,102	10,344	2,322
Other equipment	72,048	32,999	32,441	11,832
Signage	566	57	566	57

	$162,589	$84,354	$114,186	$32,793

Net carrying amount		$78,235		$81,393

Depreciation expense for the six months ended June 30 2007 and 2006 was $26,819 and $16,700, respectively.

7.

Intangibles

	Cost	June 30, 2007 Accumulated Amortization	Cost	June 30, 2006 Accumulated Amortization

Licenses and rights	$52,036	$52,000	$52,036	$51,500
Other Intangibles	87,600	43,220	87,600	26,320

	$139,636	$95,220	$139,636	$77,820

Net carrying amount		$44,416		$61,816

Amortization expense for the six months ended June 30 2007, and 2006 was $8,450 and $9,300, respectively.

IDENTICA HOLDINGS CORPORATION AND SUBSIDIARIES

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

June 30 2007 and 2006

(Expressed in U.S. Dollars)

8.

Deferred Financing Fees

Deferred financing fees represent the cost paid ($120,849 – 2006), to agents selling the 8% Convertible Note units (see note 10).  The fees were paid in the form of cash from the gross proceeds in the amount of $83,360 and 614,571 warrants valued at $37,489 (see note 12).

These deferred charges are amortized ($31,938-2007 and $25,203-2006), over the life of the related financing and are included in interest expense.

9.

Notes Payable

		June 30 2007	June 30 2006
Promissory Note
Secured Note- non-interest bearing for 24 months, 10% thereafter, due Jun 20, 2008
Secured by all the assets of the company		$ 150,000	$ 150,000
The due date was extended from June 20 2007 to June 20 2008.

Promissory Note - 8%, repayable in 7 equal installments of $9,098 commencing Mar 7 2006 Due Oct 7 2006
The note is in arrears.
Unsecured, non-interest bearing, no fixed repayment terms		-	60,000

Note Payable to American Biometrics Systems Inc
RELATED PARTY
Unsecured, non-interest bearing, payable in 3 equal
quarterly installments. Due January 30, 2006
American Biometrics Systems Inc. is owned by a former Director and Officer and significant shareholder.		-	60,000

Promissory Note - non-interest bearing,
no fixed date of repayment		-	60,000

	$	$ 150,000	$ 330,000

Current Portion	$	$ 150,000	$ 330,000
Long Term		$0	0

10.

Convertible Debt

On November 29, 2005, the Company issued, in a transaction exempt from registration under the Securities Act of 1933, 20 units with each unit consisting of $8,571.45 as principal amount of 8% convertible notes due on December 31, 2007, and 14,285.70 warrants to purchase shares of the Company’s common stock at an exercise price of $0.70.  Gross proceeds from issuance of the units were $171,429.  The notes are subject to conversion into shares of common stock of the Company, at the holder's option, at any time prior to payment in full of the principal amount at a conversion price of $.30.  The principal balance of these convertible notes at June 30, 2007 and 2006 was $171,429.

Between January 3, 2006 and April 14 2006, the Company issued 104.7 units with each unit consisting of $10,000 8 convertible notes, due December 31, 2007, and 14,285.70 warrants to purchase shares of the Company’s common stock at an exercise price of $0.70.  Gross proceeds from the issuance of the units were $1,047,000.  The Notes are convertible at the holders’ option into shares at the conversion price of $0.35. During the period, $110,000 debentures were repaid. The principal balance of these convertible notes at June 30 2007 was $937,000 (2006 $1,047,000).

Interest on the outstanding principal was payable on a quarterly basis on the last business day of each quarter beginning June 30, 2006.

Interest payments on the convertible notes are in arrears in the amount of $46,337 and have been included in accounts payable and accrued expenses on the accompanying balance sheet.

As part of the terms of the notes, the Company was obligated to file a registration statement within 120 days from the issue date of each note. The Company failed to file such registration statement within the allotted 120 days and is subject to penalty of 1% per month on the outstanding balance of the Notes as liquidated damages. At June 30 2007, the Company was obligated to the Note Holders for such damages in the amount of $38,652 (Dec 31 2006 43,220). The penalty is reflected in the liabilities of the Company and included in interest and financing charges in Other Expenses.

MODIFICATION VALUE OF CHANGE IN CONVERSION FEATURE.

Effective April 1, 2007, debenture holders accepted a reduction in exercise price of the embedded conversion in the debentures from $0.35 to $0.25 in lieu of interest on the Notes. In accordance with EITF 06-06 Modification (or Exchange) of Convertible Debt, the cost of the reduction in conversion exercise price was valued at $8,867 as a discount on the debt.

Amortization of the discount amounted to $2,934 and was included in interest expense.

10.

Convertible Debt (continued)

DISCOUNT ON DEBT-RELATIVE FAIR VALUE OF WARRANTS

Accounting Principles Board Opinion 14 (APB14) “Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants”, states the total proceeds from the issuance of debt with detachable stock purchase warrants should be allocated to the warrants and debt based on their relative fair values.  Based on the relative fair values of the warrants, the Company recorded $83,925 in 2006 and $18,761 in 2005, as debt discount reducing the carrying value of the Debt.

The debt discounts are being amortized over the terms of the debt.  The amortization of debt discount for the period ended June 30, 2007 and 2006 was $25,255 and $25,179 respectively, and is included in interest and financing charges in Other Expenses.  The unamortized debt discount at June 30,

2007 and 2006 was $25,003 and $75,971 respectively.

11.

Capital Stock

Authorized

100,000,000 common shares, voting, participating with a par value of $0.001

5,000,000 preferred shares, voting, participating with a par value of $0.001

2006

2005

Issued

11,932,489 common (2006-15,666,668 shares)

$

11,933

$

15,668

 3,200,000 preferred (2006- nil shares)

$

3,200

$

0

Pursuant to a private placement of 4,000,000 Series A Convertible Preferred Stock, par value $0.001 per share, 3,200,000 such preferred shares of the Company's were issued effective May 18, 2007. Each Preferred Share is convertible into four (4) shares of common stock. The offering price per unit was $1.00. Each unit consisted of 1 Series A Convertible Preferred Share and Class A Warrants to purchase two shares of Common Stock at an exercise price of $0.35 per share.

The relative value arising from the issue of warrants attached to the 3,200,000 Series A Convertible Preferred Stock amounted to $140,800.

During the period June 2006, 15,281 shares of Common Stock were issued to pay transfer agent fees of $5,537.

11.

Capital Stock (continued)

On December 1, 2006, the Company concluded a purchase of 3,750,000 of its Common Stock from David Clayden, a former Vice-President and Director of the Company, in consideration of $281,250. Concurrently, the Company repaid, $60,000 remaining on its Note Payable to American Biometrics System Inc. which Note Payable arose on the acquisition of the assets of American Biometrics Systems Inc. on April 25 2005 (Note 3).  American Biometrics Inc. is wholly owned by David Clayden.

12.

 Warrants

The Company currently has outstanding warrants for 13,195,999 common shares.  The warrants have exercise prices ranging from $0.15 to $0.70 and expire from December 31, 2008 to December 31, 2010.

F - 2

Pursuant to the warrant agreements, the exercise price shall be adjusted to reflect any stock dividend, stock split or re-capitalization.

Warrants	# Warrants

Balance, December 31, 2004

Warrant issued to Secured Note Holder	1,000,000
Warrants Issued to 8% Convertible Note Holders	285,714
Balance, December 31, 2005	1,285,714

Warrants Issued to 8% Convertible Note Holders	1,495,714
Warrants Issued in conjunction with issue of 8% Convertible Notes	500,000
Warrants Issued to Placement Agent	114,571
Balance, June 30 2006	3,395,999

Warrants Issued to Consultants	200,000
Warrants Issued to Executives	3,200,000
Balance, December 31, 2006	6,795,999

Warrants Issued to Preferred Shareholders	6,400,000

Balance, June 30 2007	13,195,999

During the year ended December 31, 2006, the Company issued the following warrants to executives and consultants of the Company:

1,500,000 to Faward Consulting Inc a company owned by Edward Foster the CEO of the Company and Francine Foster, the wife of Ed Foster and the Secretary and Director of the Company.

1,500,000 issued to 1462869 Ontario Inc., a company owned by Terry Wheeler, President and Director of the Company.

12. Warrants (continued)

50,000 warrants issued to Corporate Management Consulting, Inc., a company owned by the Chief Financial Officer of the Company.

Colin Wright, Vice President of Canadian Sales received warrants to purchase 150,000 shares of the Company.

Joseph Cruz, Vice President Sales and Marketing US, received warrants to purchase 150,000 shares of the Company.

Warrants to purchase 50,000 shares were issued to Cesar Rego. Cesar Rego supplies the Company all its networking and IT services and its technical service, installation and configuration requirements in Canada and South America through his consulting company.

The fair value of the 3,400,000 stock warrants granted to the executives and consultants of the Company was $336,600.  Each stock warrant award is estimated as of the date of grant using a Black-Scholes option

F - 3

valuation model that uses the assumptions noted in the table below. To address the lack of historical volatility data for the Company, expected volatility is based on volatilities of peer companies. The risk-free rate for the expected term of the warrant is based on the U.S. Treasury yield curve in effect at the time of grant.  As the Company has no history the expected term of the warrants is based on their contractual life.

Expected volatility	110%
Expected dividends	0%
Expected term	52 months
Risk-free rate	4.83%

F - 4

13.

Income Tax

Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the consolidated financial statements than for tax purposes.

The provision for income taxes has been computed as follows:

	2007	2006

Expected income tax recovery at an approximate statutory rate of 18%	$184,459	$135,409
Valuation allowance	($184,459)	($135,409)

Provision for income taxes	-	-

The components of deferred income taxes are as follows:	2007	2006
Deferred income tax assets:
Net operating loss carry forwards	$721,805	$297,346
Valuation allowance	($721,805)	($297,346)
Deferred income taxes	-	-

The Company has tax losses available to be applied against future year’s income.  Due to the losses incurred in the current year and expected future operating results, management is unable to determine when deferred tax asset resulting from the tax losses available for carry-forward will be realized in timely manner, through the reduction of future income tax payments. Accordingly a 100% valuation allowance has been recorded for deferred income tax assets.

As at June 30 2007 and 2006 the Company had approximately $4,676,000 and $1,567,000 respectively, of Federal and State net operating loss carryovers to offset future taxable income, such carryovers expire in years through 2014.

14.

Related Party Transactions

The Company's transactions with related parties were carried out on normal commercial terms and in the ordinary course of the Company's business.

During the period, the Company received services from related parties pursuant to consulting agreements as follows:

F - 5

      2007  2006

Faward Consulting Inc. providing services of Ed Foster CEO,

and Francine Foster, Secretary and Director

             $   64,550

$ 65,065

1462869 Ontario Inc., providing services of Terry Wheeler, President

55,331

49,029

David Clayden, formerly a major shareholder and Director

--

47,906

Sonsitar Data Services, Inc. providing services of Sid Tarek,

a former Vice-president and Director

--

41,939

$119,881

$203,939

The Company is committed to make payments under these consulting agreements over the following periods: 2007- $96,000, 2008- $64,000.

15.

Commitments and Contingencies

The Company is committed under an agreement, dated May 6, 2005, as amended May 4, 2006, with the Techsphere Co., Ltd. the manufacturer of its major product offering to purchase annual minimum quantities as follows:

1

1,400 units requiring a $ 140,000 deposit (note 4)

2

2,100 units requiring a $ 210,000 deposit

3

3,200 units requiring a $ 320,000 deposit

15.

Commitments and Contingencies (continued)

If in any year, the minimum purchase quantity has not been reached, the deposit requirement shall be increased by the shortfall. If the minimum purchase quantity has been exceeded, the deposit for the current year shall be reduced proportionally.

As of June 30 2007, the Company and Tech are arranging modifications to the Agreement to remove the quota requirement and replace it with one related to a 3 to 5 year revenue stream. No details are available at this time.

16.

Subsequent Events

a)

Subsequent to the period end, 450,000 Series “A” Convertible Preferred Shares and 900,000 Warrants were issued for cash $450,000.

17.

Restatement, Correction of Error

In 2006, the Company became aware of certain errors to the consolidated financial statements; as a result, the Company has restated its previously issued consolidated financial statements for the period ended June 30 2006.

F - 6

The effect on the consolidated statement of operations and the consolidated balance sheet for the period ended June 30 2006, is as follows:

	As Previously Reported	Change	Restated
Consolidated Statement of Operations:
Amortization of Deferred Charges (1)	$-	$25,203	$25,203
Amortization of Debt Discount (2)		25,178	25,178
Interest Expense (1) (2)	112,359	(15,914)	96,445
General and Administrative	$509,137	$(46,757)	$462,380
Research and Development	30,000	64,214	94,214

	As Previously Reported	Change	Restated
Consolidated Balance Sheet:
Deferred Charges (1)		95,645	95,645
Convertible Debt	$1,218,429	$(75,971)	$1,142,428
Additional paid-in capital (3)	$751,558	$145,696	$897,254
Deficit accumulated during the development stage	$(1,642,425)	$(11,033)	$(1,653,458)

17.  Restatement, Correction of Error (continued)

(1)

It was determined the Company did not segregate nor capitalize the cost of issuing warrants paid to agents for selling fees of the convertible debentures, $37,489 and fees paid by cash $83,360. Likewise, as a result, the amortization of the resulting deferred charge was recorded to June 30 2006 and included in interest expense.

(2)

 It was determined that the Company did not segregate the warrant component, $83,925-2006 and $18,761-2005, from the convertible debt on the date the note and warrants were issued. Likewise, as a result, the amortization of the resulting debt discount was recorded to June 30 2006 and included in interest expense.

(3)

In addition to the above, the Company did not reflect the issue of 15,821 common shares for transfer agent fees of $5,521.

(4)

Certain expenses and incomes have been reclassified to coincide with current year’s disclosure.

F - 7

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law of the State of Nevada; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange Commission registration fee	$1,875.60
Legal fees and expenses (1)	$20,000.00
Accounting fees and expenses (1)	$25,892.00
Total (1)	$47,767.60

(1) Estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.

On November 18, 2005 we entered into an agreement with Identica Canada Corp. (then known as Identica Corp.) and its shareholders. Under the terms of the agreement, the shareholders of Identica

Canada Corp., who in the aggregate owned all of the issued and outstanding shares of Identica Canada Corp.'s capital stock exchanged their shares of Identica Canada Corp. for newly issued shares of common stock of our company in accordance with an exchange ratio of 1:1, so that each issued and outstanding Identica Corp. share was converted into one share of our common stock. This issuance was made pursuant to an exemption from registration in accordance with Section 4(2) of the Securities Act of 1933.

Pursuant to such Share Exchange Agreement, we issued 5,666,668 shares of common stock. We also issued warrants to eRoom System Technologies, Inc. to purchase 1,000,000 shares of common stock. These warrants are exercisable until May 20, 2010 at an exercise price of $0.15 per share. The warrants may be exercised by the payment of cash or the cancellation of the $150,000 principal amount outstanding of a note issued to eRoom System. Said note is secured by all the assets of Identica Canada Corp., our Canadian subsidiary. The issuance was done pursuant to an exemption from registration promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

During the 6 month period commencing November 25, 2005, the Company issued units to investors through a private placement of units (the "Units") for $10,000 per Unit. Each Unit consisted of a $10,000 8% Convertible Note (the “Notes”) and a warrant giving the holder the right to purchase one share of stock at $0.70, which is exercisable for three years from the date of issuance. The units were offered and issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act.

All principal and interest is due December 31, 2007. If the closing price of our shares is above $0.75 per share for 5 consecutive trading days, we have the right to redeem the Notes at any time prior to the maturity thereof at 100% of the outstanding principal and accrued interest. The holder has the right to convert all or part of the unpaid principal and accrued interest of the Note at a conversion price of $0.35 per share. In addition, on and after June 30, 2006, the holder has the right to require us to purchase all of any portion of the Note for cash on the last business day of the month. We agreed not to incur any further indebtedness or create any new liens or encumbrances unless the Note has priority thereof.

In connection with the issuance of the Notes, we issued 2,110,285 common stock purchase warrants.  We cancelled 485,713 common stock purchase warrants leaving 1,624,572 outstanding. The Warrants are exercisable until December 31, 2008 at an exercise price of .70 cents per share. However, the holders of the Warrants will be entitled to exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement prior to November 25, 2006. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds.

Should we fail to file a registration statement with the Securities and Exchange Commission of the United States within the 120 day period from the issue date of the Note, we shall be subject to a penalty of 1% per month on the outstanding on the Notes as liquidation damages.

In May through October 2007, we issued 5,000,000 shares of Series “A” Convertible Preferred Stock. Each share of Series “A” Preferred Stock is convertible, at the option of the holder thereof, without payment of additional consideration, into such number of shares of the Company's common stock as is determined by dividing the original issue price (defined as $1.00) by the conversion price (defined as $0.25).  Holders of Series “A” Preferred Stock are protected against dilution as follows: If, subsequent to the date on which shares of the Series “A” Preferred Stock are first issued, the Company shall issue additional shares of common stock at a purchase price lower than $0.25 per share, then the conversion price of the Series “A” Preferred Stock will be to adjusted to such lower purchase price.  Holders of Series “A” Preferred Stock shall be entitled to vote, together with holders of common stock as a single class, on all matters upon which stockholders of the Company are entitled to vote, with each share of Series “A” Preferred Stock having one vote.  The Series “A” Preferred Stock shall rank senior to the common stock.  In the event of any liquidation, dissolution or winding up of the Company, the holders of Series “A” Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the common stock of the Company and any other issue of stock, should there be any, by reason of their ownership thereof, an amount per share equal to $1.50 per each share of Series “A” Preferred Stock owned by such shareholder plus any declared and unpaid dividends on the Series “A” Preferred Stock.  Each holder of Series “A” Preferred Stock received two Class A Warrants for each share of Series “A” Preferred, with each warrant exercisable for one share of the Company's common stock at an exercise price of $0.35 per share until May 31, 2010.  The issuance and sale of the Preferred Shares and the Class A Warrants was intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon the exemption provided by Section 4(2) of such act and Rule 506 of Regulation D promulgated thereunder.  Each purchaser represented to the Company that such purchaser was an accredited investor, and the transaction did not involve any form of general solicitation or advertising.  There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

 Contemporaneously with the Securities Purchase Agreement, the Company and the purchasers also entered into an Investor Rights Agreement, pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission (the "SEC") and use its best efforts to make effective, a Registration Statement on such form as is then available to effect a registration covering the resale of the shares of common stock issuable upon the conversion of the Series “A” Preferred Stock and the Class A Warrants.  If the Registration Statement is not declared effective by the SEC on or prior to 180 days after the filing of the Registration Statement, then the Company will make pro rata payments to each purchaser, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount invested by such purchaser for each month or pro rata for any portion thereof following the date by which such Registration Statement should have been effective.  Notwithstanding the foregoing, in no event shall the Company be liable for liquidated damages (i) in the aggregate in excess of 1.0% of the aggregate amount invested by any purchaser for each 30-day period or pro rata for any portion thereof and (ii) in excess of an aggregate of 24% of the aggregate purchase price paid by the purchasers pursuant to the Securities Purchase Agreement.

Pursuant to the Investor Rights Agreement, the Company also granted to each purchaser, as long as it continues to own shares of Series “A” Preferred Stock, the opportunity to purchase new securities that the Company may, from time to time and in one or more transactions, propose to sell and issue. The amount of new securities that each purchaser may purchase in relation to the other purchasers that elect to participate in that offering will be based upon the relative percentage of preferred shares purchased by each purchaser participating in the offering.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

3.1Articles of Incorporation of the Registrant

Item 27. EXHIBITS. The following exhibits are filed as part of this registration statement: EXHIBIT NUMBER	DESCRIPTION

	*	3.2
By-Laws of the Registrant	*	3.3
Certificate of Designation of Series A Convertible Preferred Stock		4.1
Specimen Common Stock Certificate	*	4.2
Warrant Agreement between the Registrant and eRoomSystem Technologies, Inc.	*	4.3
Note, dated May 20, 2005, in the principal amount of $150,000, issued by the Registrant to eRoomSystem Technologies, Inc.	*	4.4
Form of 8% Convertible Note, due December 31, 2007	*	4.5
Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Faward Consulting Corp.	*	4.6
Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and 1462869 Ontario, Inc.	*	4.7
Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Cesar Rego	*	4.8
Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Colin M. Wright.	*	4.9
Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Corporate Management Consultants.	*	4.10
Common Stock Purchase Warrant dated August 16, 2006 between the Registrant and Joseph Cruz.	*	4.11
Note, dated September 19, 2006, in the principal amount of $750,000, issued by the Registrant to Marchco Management Inc.	*	4.12
Form of Warrant Agreement		5.1
Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered.	***	10.1
Asset Purchase Agreement, dated as of April 25, 2005, by and between the Registrant and American Biometrics and Security Inc.	*	10.2
Asset Purchase and Liability Assumption Agreement, dated as of November 18, 2005 by and between the Registrant and Identica Corp.	*	10.3
Distributorship Agreement dated May 6, 2005 by and between TechSphere Co., Ltd. and Identica Corp.	**	10.4
Shareholders' Agreement, dated as of August 10th, 2005, by and among the Registrant, 1462869 Ontario Inc., Faward Consulting Corp., SDS-Sonsitar Data Services Inc., and Mr. David Clayden	*	10.5
Form of Share Exchange Agreement, dated November 18, 2005, among the Registrant, Identica Canada Corp., and the shareholders of Identica Canada Corp.	*	10.6
Security Agreement dated May 20, 2005, between the Registrant and eRoomSystem Technologies, Inc.	*	10.7
Form of Private Placement Subscription Agreement, by and between the Registrant and certain investors.	*	10.8
Form of Registration Rights Agreement by and between the Registrant and certain investors	*	10.9
Agreement dated October 2005 by and between Spartan Securities and the Registrant	*	10.10
Consulting Agreement, dated May 1, 2005, between the Registrant and Faward Consulting Corp.	*	10.11
Consulting Agreement, dated May 1, 2005, between the Registrant and 1462869 Ontario Inc.	*	10.12
Independent Contractor Work Made for Hire Agreement, dated February 1, 2006, by and between the Registrant and Techsphere Co. Ltd.	*	10.13
Form of a Re-Seller Agreement	*	10.14
Contract Assignment, dated November 18, 2005 by and between Registrant and Identica Corp.	*	10.15
TechSphere Letter to Identica Auditors Removing Sales Quota		10.16
TechSphere Letter Agreement - Extension of Territory and Agreement Revision		10.17
Form of Subscription Agreement for Series "A" Convertible Preferred Stock

10.18	Form of Investor Rights Agreement with the holders of the Series "A" Convertible Preferred Stock
14.1	Code of Ethics	*
21.1	Subsidiaries of Registrant
23.1	Consent of SF Partnership, LLP
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1).
23.3	Consent of Rosenberg Rich Baker Berman & Co.
24.1	Power of Attorney (Contained on the signature page of this Registration Statement)

* Previously filed as an exhibit to the Registration Statement on Form SB-2 filed on September 29, 2006     (Registration Number 333-137710).

** Portions of these exhibits have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

***To be filed by amendment.

Item 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration   statement.   Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the   Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

Include any additional or changed material information on the plan of distribution.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, the State of Florida, in the United States of America, on the 13th day of November, 2007.

IDENTICA HOLDINGS CORPORATION

By:	/s/ Edward Foster
Edward Foster Chief Executive Officer (Principal Executive Officer)

By:	/s/ Gerald Wiseberg
Gerald Wiseberg Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Edward Foster

SIGNATURE	TITLE	DATE

/s/ Edward Foster	Chief Executive Officer	November 13, 2007
(principal executive officer)

/s/ Gerald Wiseberg	Chief Financial Officer	November 13, 2007
Gerald Wiseberg	(principal accounting officer and principal financial officer)

/s/ Terry Wheeler*	President and Director	November 13, 2007
Terry Wheeler

/s/ Francine Foster*	Secretary and Director	November 13, 2007
Francine Foster

* By: /s/ Edward A. Foster	Attorney-in-Fact	November 13, 2007